FILED PURSUANT TO RULE 424(b)(4)
SEC FILE NO. 333-126527

PROSPECTUS

LUNA GOLD CORP.
Suite 920, 475 West Georgia Street
Vancouver, B.C., Canada, V6B 4M9

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

A special meeting of the stockholders of Luna Gold Corp. will be held on November 14, 2005, at 10:00 a.m., at the offices of the Company located at Suite 920, 475 West Georgia Street, Vancouver, B.C., Canada, V6B 4M9, for the purpose of voting upon a proposal to change the jurisdiction of incorporation of our company from Wyoming to Canada (the “Continuation”). The Continuation will be accomplished through the adoption by the stockholders of Luna Gold Corp. of certain special resolutions which will authorize Luna Gold Corp. to complete the Continuation. If Luna Gold Corp. completes the Continuation, Luna Gold Corp. will be continued under the Canada Business Corporations Act and will cease to be incorporated in Wyoming and, as a result, will be governed by the Canada Business Corporations Act. Only stockholders of record at the close of business on October 11, 2005 are entitled to notice of and to vote at the meeting. Stockholders of record are not entitled to appraisal rights of the fair value of their shares. If you do not expect to attend in person, please sign and return the enclosed proxy card.

By Order of the Board of Directors of Luna Gold Corp.,

“Tim Searcy”
Tim Searcy
President and Chief Executive Officer

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 28, 2005
__________

LUNA GOLD CORP.
Suite 920, 475 West Georgia Street
Vancouver, B.C., Canada, V6B 4M9

LETTER TO STOCKHOLDERS RESPECTING SPECIAL MEETING

October 18, 2005

Dear Luna Gold Corp. stockholder:

You are cordially invited to attend a special meeting of stockholders to be held on November 14, 2005, at 10:00 a.m., at the offices of the Company located at Suite 920, 475 West Georgia Street, Vancouver, B.C., Canada, V6B 4M9. The purpose of the meeting is to allow you to vote on our proposed continuation special resolutions that would change Luna Gold’s domicile from Wyoming to Canada (the “Continuation”). If we complete the Continuation our company will be governed by the Canada Business Corporations Act (the “CBCA”). We believe that the Continuation will more accurately reflect our operations, which are headquartered in Canada, and the principal trading market for our common shares, which is the TSX Venture Exchange.

Our Board of Directors has declared the Continuation advisable and recommends that you vote in favor of the Continuation of Luna Gold from Wyoming to Canada. Our officers and directors, who currently hold approximately 3.15% of our outstanding shares, have indicated that they intend to vote for the approval of the Continuation. We are calling a special meeting of the stockholders to vote on the Continuation and are soliciting proxies for use at the meeting. The record date for voting at the meeting is October 11, 2005. Stockholders of record are not entitled to appraisal rights of the fair value of their shares if they vote against the Continuation.

SEE “RISK FACTORS,” BEGINNING ON PAGE 11 OF THIS PROXY STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS, INCLUDING TAX EFFECTS, RELATING TO THE CONTINUATION AND THE OWNERSHIP OF COMMON SHARES IN LUNA GOLD.

This proxy statement/prospectus is first being mailed to holders of Luna Gold common stock on or about October 18, 2005.

PLEASE NOTE THAT NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT LUNA GOLD THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO HOLDERS OF LUNA GOLD COMMON STOCK UPON WRITTEN OR ORAL REQUEST. REQUESTS SHOULD BE MADE TO LUNA GOLD AT THE FOLLOWING ADDRESS:

Luna Gold Corp.
Attention: Secretary
Suite 920, 475 West Georgia Street
Vancouver, B.C., Canada, V6B 4M9
Telephone: (604) 689-7317

TO OBTAIN TIMELY DELIVERY, YOU SHOULD REQUEST INFORMATION NO LATER THAN NOVEMBER 9, 2005.

Sincerely,

“Tim Searcy”
Tim Searcy
President and Chief Executive Officer

- ii -

PART I

SUMMARY

THIS SUMMARY PROVIDES AN OVERVIEW OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. YOU SHOULD READ THE MORE DETAILED INFORMATION SET FORTH IN THIS DOCUMENT AND THE DOCUMENTS TO WHICH WE REFER YOU. WE HAVE INCLUDED PAGE REFERENCES TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY. IN THIS DOCUMENT THE SYMBOL “CDN$” REFERS TO CANADIAN DOLLARS AND THE SYMBOL “$” REFERS TO UNITED STATES DOLLARS. IN THIS DOCUMENT REFERENCES TO “THE COMPANY”, “OUR COMPANY”, “LUNA GOLD”, “WE” AND “OUR” REFER TO LUNA GOLD CORP.

Luna Gold

We are currently engaged in the business of mineral exploration. We have interests in two properties in Nevada, namely the Blue Mountain Property and the Red Rock Property. We had acquired two properties in China’s Yunnan Province in 2004, namely the Gongguo Project and the Dongchuan Project. We determined to terminate our interests in these properties in July 2005. As a result of this termination, we are presently analyzing opportunities to acquire interests in additional exploration properties. We anticipate that any exploration properties in which we acquire an interest will be located outside of the United States. Our business is headquartered in Vancouver, British Columbia, where the majority of our directors and officers reside and our head office is located. Our shareholders are primarily located in Canada and the primary market for our common stock is in Canada on the TSX Venture Exchange (the “TSX”).

Our office is located at Suite 920, 475 West Georgia Street, Vancouver, British Columbia, Canada, V6B 4M9. Our telephone number is (604) 689-7317 and our facsimile number is (604) 688-0094.

We are currently incorporated under the corporate laws of Wyoming. We are proposing to change our jurisdiction of incorporation from Wyoming to the Canadian federal jurisdiction under the Canada Business Corporations Act (the “CBCA”) through a process known as a continuation (the “Continuation” or the “Continuance”). A continuance or continuation is a process by which a corporation which is not incorporated under the laws of Canada may change its jurisdiction of incorporation to Canada. Under the CBCA, if the laws of its home jurisdiction allow for it and a resolution authorizing the Continuance is approved by two-thirds of the company’s shareholders, a company may be “continued” as a Canadian corporation by filing Articles of Continuance with the Director under the CBCA. We refer to this process in this proxy statement/prospectus as the Continuation. After the completion of the Continuation, Luna Gold will be a Canadian corporation governed by the CBCA. We will continue to conduct the business in which we are currently engaged. The Continuation will not result in any material effect on our operations. The business and operations of Luna Gold following the Continuation will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of the State of Wyoming but will be subject to the CBCA. The Canadian company will be liable for all the debts and obligations of the Wyoming company, and the officers and directors of the company will be the officers and directors of Luna Gold. The differences between the laws will not materially affect our business but will affect your rights as a stockholder. The differences between the applicable laws of the two jurisdictions are discussed in greater detail under “Comparative Rights of Stockholders” on page 26 of this proxy statement/prospectus.

Reference in this proxy statement/prospectus to “Luna Gold Wyoming” are to Luna Gold Corp., a Wyoming corporation, as we are currently incorporated. Reference to “Luna Gold Canada” are to Luna Gold Corp., a Canadian corporation, as we would be continued under the CBCA if the Continuation is approved by our shareholders.

Upon effectiveness of the Continuation Luna Gold will file a Form 8-A with the United States Securities and Exchange Commission (the “SEC”) in order to register its securities under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Factors you should consider

Reasons for the Continuation

We believe that the Continuation to Canada will more accurately reflect our operations, which have always been headquartered in and managed from Canada, our shareholder base, which is primarily located in Canada, and the principal market for our common stock, which is in Canada on the TSX. We also believe that Luna Gold should continue to Canada because it is the jurisdiction in which we have traditionally raised financing to fund our business operations.

Risk factors which may affect your vote

Factors such as possible adverse tax consequences of our common stock following the Continuation may affect your vote on the Continuation and your interest in owning Luna Gold common shares. In evaluating the merits of the proposed Continuation, you should carefully consider the risk factors and the other information included in this proxy statement/prospectus.

Although you are entitled to dissent from the proposed Continuation, Wyoming law does not grant appraisal rights to dissenting shareholders in a Continuation.

Material tax consequences for stockholders

The following is a brief summary of the material tax consequences the Continuation will have for stockholders. Stockholders should consult their own tax advisers with respect to their particular circumstances. A more detailed summary of the factors affecting the tax consequences for stockholders is set out under “Material United States Federal Tax Consequences” and “Material Canadian Income Tax Consequences” on pages 21 and 24, respectively, of this proxy statement/prospectus

United States federal tax consequences

The Continuance of Luna Gold from Wyoming to Canada is, for United States federal income tax purposes, treated as the transfer of the assets of Luna Gold to a Canadian company in exchange for stock of the Canadian company, followed by a distribution of the stock in the Canadian company to the stockholders of Luna Gold, and then the exchange by Luna Gold Wyoming’s stockholders of their Luna Gold Wyoming stock for Luna Gold Canada stock. Luna Gold must recognize gain (but not loss) on the assets held by it at the time of the Continuance to the extent that the fair market value of any assets exceeds its respective basis. The calculation of any potential gain is made separately for each asset held by Luna Gold Wyoming. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value. Management of Luna Gold does not believe the fair market value of any of its assets exceeds their tax basis. Therefore, management is of the view that no gain should be recognized by Luna Gold as a result of the Continuance.

The Continuance will be treated by shareholders as the exchange by you, our shareholders, of your stock for stock of the Canadian company. The shareholders will not be required to recognize any U.S. gain or loss on this transaction. A shareholder’s adjusted basis in the shares of Luna Gold Canada received in the exchange will be equal to such shareholder’s adjusted basis in the shares of Luna Gold Wyoming surrendered in the exchange. A shareholder’s holding period in the shares of Luna Gold Canada received in the exchange should include the period of time during which such shareholder held his or her shares in Luna Gold Wyoming. For a more complete discussion of the United States income tax consequences, please see “Material United States Federal Tax Consequences” on page 21 of this proxy statement/prospectus.

Canadian tax consequences

Luna Gold should not incur any liability for Canadian income tax on Continuation. Luna Gold will become a resident of Canada as a result of the Continuation, and consequently thereafter will be liable for Canadian income tax on its world-wide taxable income, if any, subject only to such relief, if any, to which it may be entitled under any Canadian bilateral income tax treaty that may apply to it.

Stockholders should not incur any liability for Canadian income tax on the Continuation, regardless of the stockholder’s fiscal residence. Thereafter, Canadian rules on the taxation of dividends paid by taxable Canadian corporations will apply to stockholders on dividends, if any, paid by Luna Gold. For a more detailed summary of the Canadian tax consequences, please see “Material Canadian Income Tax Considerations” on page 24 of this proxy statement/prospectus.

How the Continuation will affect your rights as a stockholder

Although you will continue to hold the same number of shares you now hold following the Continuation of Luna Gold to Canada, the shares will be issued by a Canadian company as compared to the shares you currently hold which were issued by a Wyoming company. The rights of stockholders under Wyoming law differ in certain substantive ways from the rights of stockholders under the CBCA. Examples of some of the changes in stockholder rights which will result from the Continuation are:

Action by Shareholders without Meeting:

-
under Wyoming law, stockholders may act without a meeting, if notice of the proposed action is given to all shareholders, and the corporation obtains the written consent of the majority of the voting power of the outstanding common stock entitled to vote on the matter;

-	under Canadian law, stockholders may only act by way of a resolution passed at a duly called meeting unless all stockholders otherwise entitled to vote consent in writing;

Charter Amendments:

-
under Wyoming law, unless the Charter or Bylaws require a greater vote, a Charter or Bylaw amendment requires approval by vote of the holders of a majority of the votes entitled to be cast on the amendment;

-	Under Canadian law, an amendment to a corporation’s Charter requires approval by two- thirds majority of the stockholders;

Dissenter’s Rights:

-	dissenter’s rights are available to stockholders under more circumstances under Canadian law than under Wyoming law;

Director’s Liability:

-
stockholders have a statutory oppression remedy under Canadian law that does not exist under Wyoming statute. It is similar to the common law action in Wyoming for breach of fiduciary duty, but the Canadian remedy does not require stockholders to prove that the directors acted in bad faith; and

-	a director’s liability may not be limited under Canadian law as it may under Wyoming law.

Price volatility

We cannot predict what effect the Continuation will have on our market price prevailing from time to time or the liquidity of our shares.

Accounting treatment of the Continuation

For United States accounting purposes, the Continuation of our company from a Wyoming corporation to a Canadian corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expense will be reflected in the accounts of Luna Gold Canada based on existing carrying values at the date of the exchange. The historical comparative figures of Luna Gold will be those of Luna Gold as a Wyoming company.

We are presently a reporting issuer under securities legislation in a number of Canadian provinces. We will continue to be subject to the securities laws of the Canadian provinces as those laws apply to Canadian reporting issuers upon completion of the Continuation. As a Canadian reporting issuer, we will be required to prepare our annual and interim consolidated financial statements in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”).

We currently prepare our consolidated financial statements in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) in the United States. We file our audited annual financial statements with the SEC on Annual Reports on Form 10-KSB and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-QSB. Upon completion of the Continuation, we anticipate that we will meet the definition of a “foreign private issuer” in the United States under the Exchange Act. As a reporting foreign private issuer, we anticipate that we will file an Annual Report on Form 20-F (a “Form 20-F Annual Report”) each year with the SEC. The Form 20-F Annual Report will include financial statements prepared in accordance with Canadian GAAP with a reconciliation to US GAAP. We will not be required to file interim quarterly reports on Form 10-QSB, however we will be required to file our interim financial statements and management discussion and analysis that we prepare as a reporting issuer under Canadian securities legislation with the SEC on SEC Form 6-K. The interim financial statements will be prepared in accordance with Canadian GAAP, whereas our current Quarterly Reports on Form 10-QSB include interim financial statements prepared in accordance with US GAAP.

In addition, as a foreign private issuer, our directors, officers and 10% stockholders will not be subject to the insider reporting requirements of Section 16(b) of the Exchange Act and we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to Luna Gold upon the Continuation.

We will make a determination as to whether we meet the definition of a “foreign private issuer”, as defined in the Exchange Act, upon completion of the Continuation. This determination will be made in accordance with the requirements of the Exchange Act and will include an assessment as to whether more than 50% of our outstanding voting securities are directly or indirectly held of record by residents of the United States. If more than 50% of our outstanding voting securities are directly or indirectly held of record by residents of the United States upon completion of the Continuation, then we will not meet the definition of a “foreign private issuer”. In this event, we will continue to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and proxy statements on Schedule 14A.

Appraisal rights

As a Canadian company there will be more situations in which the stockholders of Luna Gold will be able to exercise appraisal rights than currently exist for stockholders of a Wyoming company. Under Wyoming law stockholders of record are entitled to the fair value of all or a portion of their shares in certain corporate transactions, such as a merger. However, such appraisal rights are not available in a Continuation. Under Canadian law, the holders of shares of any class of a corporation have the right to dissent when a company amends its articles of incorporation to change any provisions restricting or constraining the issue, transfer or ownership of shares of that class. In addition, under Canadian law stockholders also have dissenters’ rights when a company proposes to amend its articles of incorporation to add, change or remove any restrictions on the business or businesses that the corporation may carry on, amalgamate (other than a vertical short-form amalgamation with a wholly-owned subsidiary), continue to another jurisdiction, sell, lease or exchange all or substantially all of its property, or carry out a going private or a squeeze-out transaction. A shareholder who properly exercises his or her rights of dissent is entitled to be paid the fair market value of his or her shares in respect of which he or she dissents.

Regulatory approvals

We will have to comply with Wyoming and Canadian regulatory requirements in order to complete the Continuation to Canada.

Under Wyoming law, we will have to:

-	post a bond or deposit in the amount of $50,000 in an appropriate Wyoming depository for six months;

-	send our audited financial statements to the Wyoming Secretary of State;

-	publish a public notice in Wyoming about our Continuance to Canada;

-	provide a statement to the Wyoming Secretary of State of any legal actions which have been instituted by or against our company and which are pending;

-	maintain an agent for service process in the State of Wyoming for a period of at least one year; and

-	pay a special toll charge to the Wyoming Secretary of State based on our net actual asset value.

In Canada, we will have to file our new corporate governing documents with the Director under the CBCA. These will replace our Wyoming corporate governing documents. Our Continuance to Canada would become effective when: the Wyoming Secretary of State issues a Certificate of Transfer transferring us to Canada and the Director under the CBCA issues us a Certificate of Continuance.

Disclosure obligations

Even if we continue to Canada, we will still have to comply with reporting requirements under United States securities law. However, these requirements would be reduced because we would no longer be a United States company.

Whether or not we continue to Canada, we will remain subject to Canadian disclosure requirements including publishing news releases, filing information about major changes for Luna Gold, sending you quarterly and annual financial statements and filing reports about trading in our shares by our officers, directors and major shareholders.

Our recommendations to stockholders

Taking into consideration all of the factors and reasons for the conversion set forth above and elsewhere in this proxy statement/prospectus, the Board of Directors has approved the Continuation and recommends that stockholders of Luna Gold vote FOR approval of the Continuance.

The special meeting

Matters to be voted on

Luna Gold stockholders will be asked to approve the Continuation by way of special resolution. The complete text of the proposed Continuation special resolutions to be considered at our special meeting is attached to this proxy statement/prospectus as Appendix I (the “Continuation Special Resolutions”). The Continuation will have the effect of changing our domicile from Wyoming to Canada.

Vote needed to approve the Continuation

Approval of the Continuation requires the affirmative vote of our stockholders holding at least two-thirds of the outstanding shares of Luna Gold common stock. The directors and executive officers of Luna Gold together directly own approximately 3.15% of the total number of outstanding shares of Luna Gold common stock. These stockholders have indicated that they intend to vote all their shares for the approval of the Continuation.

SUMMARY FINANCIAL INFORMATION

THE FOLLOWING SUMMARY CONTAINS UNAUDITED FINANCIAL INFORMATION FOR THE SECOND QUARTER ENDED JUNE 30, 2005 AND AUDITED FINANCIAL INFORMATION FOR THE YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003 AND INCLUDES BALANCE SHEET AND STATEMENT OF OPERATIONS DATA FROM THE UNAUDITED AND AUDITED FINANCIAL STATEMENTS OF LUNA GOLD. THE INFORMATION CONTAINED IN THESE TABLES SHOULD BE READ IN CONJUNCTION WITH “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” HEREIN BELOW AND THE FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED HEREIN.

Our financial statements have been prepared in accordance with US GAAP. The application of Canadian GAAP, which will be applicable to our financial statements if the Continuation is approved, would not result in any material differences to our financial statements.

The accompanying unaudited financial information includes all adjustments considered necessary (consisting only of normal recurring adjustments) for a fair presentation. Results for the six-month periods ending June 30, 2005 are not necessarily indicative of the results that may be expected for the year ended December 31, 2005, or any future period.

Unaudited Summary Financial Information

Balance Sheet Data:

	June 30,	December 31,
	2005	2004
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$224,925	1,497,859
Short-term investments	301,413	--
Accounts receivable	9,401	11,435
Related party receivables	83,054	--
Prepaid expenses	10,000	6,023

Total current assets	628,793	1,515,317

Equipment	3,132	4,788

Investment in resource properties joint ventures (note 2(h))	579,708	251,197

Total assets	$1,211,633	1,771,302

Liabilities and stockholders’ deficiency
Current liabilities:
Accounts payable and accrued liabilities	$55,982	62,192
Note payable	--	49,997
Payables to related parties (note 5)	58,704	576,523

Total current liabilities	114,686	688,712

Subscriptions received in advance of share offering	--	1,639,065

Total liabilities	114,686	2,327,777

Stockholders’ equity (deficiency):
Common stock, no par value, unlimited authorized shares; issued 24,572,700	7,899,276	5,628,926
At June 30, 2005 and 17,004,865 at December 31, 2004 (note 4)
Additional paid-in capital	182,746	182,746
Deficit before inception of new business	(4,796,115)	(4,796,115)
Deficit accumulated since inception of new business	(2,140,576)	(1,542,432)
Accumulated other comprehensive income:
Cumulative translation adjustment	(48,384)	(29,600)

Total stockholder’s deficiency	1,096,947	(556,475)

Total liabilities and stockholders’ equity	$1,211,633	1,771,302

Statement of Operations Data:

					Period from
					January
					20/03
					(inception
	Three month period ended		Six month period		of new
	June 30,		ended June 30,		business) to
					June 30,
	2005	2004	2005	2004	2005

Operating expenses:
Business development	$10,971	--	22,135	--	45,575
Consulting fees	34,784	92,851	70,287	106,973	323,535
Depreciation and amortization	760	282	1,542	576	3,852
Equity loss from operation of resource properties joint ventures	35,938	--	216,961	--	415,909
Exploration expense	51,824	15,542	83,409	90,757	446,147
Filing fees	5,838	4,994	24,399	7,648	58,757
General and administrative	10,831	17,435	21,750	19,946	106,540
Investor relations	1,079	8,220	2,106	8,220	24,181
Management fees to
related parties (note 5)	5,944	5,456	12,059	11,145	55,579
Marketing and promotion	265	1,814	2,571	1,814	13,233
Organization expense	--	1,074	--	1,074	1,096
Professional fees	60,891	45,498	86,106	61,363	305,480
Rent	2,603	7,651	6,190	14,478	60,352
Travel and conference	19,832	88,295	36,351	88,295	190,558
Wages and benefits	29,437	--	49,028	--	91,923
Total expenses	270,997	289,112	634,894	412,289	2,142,717

Loss from operations	(270,997)	(289,112)	(634,894)	(412,289)	(2,142,717)
Foreign exchange gain (loss)	20,473	(2,893)	36,942	(5,582)	2,333
Interest income	1,513	--	1,513	--	1,513
Interest expense	--	--	(1,705)	--	(1,705)
Net loss for the period	$(249,011)	(292,005)	(598,144)	(417,871)	(2,140,576)

Loss per common share, basic
and diluted	$(0.01)	(0.02)	(0.03)	(0.03)	(0.14)

Weighted average number of common shares outstanding:
basic and diluted	24,572,700	12,555,829	23,820,096	12,555,829	15,219,174

Audited Summary Financial Information

Balance Sheet Data:

	December 31,	December 31,
	2004	2003
	(audited)	(audited)

Assets

Current assets:
Cash and cash equivalents	$1,497,859	$11,483
Amounts receivable	11,435	1,919
Prepaid expenses	6,023	11,507

Total current assets	1,515,317	24,909

Equipment	4,788	3,008

Investments in resource property joint ventures	251,197	--
Total assets	$1,771,302	$27,917

Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable and accrued liabilities	$62,192	$18,715
Note Payable	49,997	--
Payables to related parties	576,523	46,218

Total current liabilities	688,712	64,933

Subscriptions received in advance of share offering	1,639,065	--

Total liabilities	2,327,777	64,933

Stockholders’ equity (deficiency):
Common stock, no par value, unlimited authorized shares; issued 17,004,863 at
December 31, 2004 and 12,441,946 at December 31, 2003	5,628,926	5,068,305
Additional paid-in capital	182,746	182,746
Deficit before inception of new business	(4,796,115)	(4,796,115)
Deficit accumulated since inception of new business	(1,542,432)	(466,688)
Accumulated other comprehensive income:
Cumulative translation adjustment	(29,600)	(25,264)
Total stockholders’ deficiency	(556,475)	(37,016)
Total liabilities and stockholders’ deficiency	$1,771,302	$27,917

Statement of Operations Data:

			Period from January
			20, 2003(inception of
			new business) to
			December 31, 2004
	Year ended December 31		(audited)
	2004	2003
	(audited)	(audited)

Operating Expenses:
Business development	$23,440	$--	$23,440
Consulting fees	182,823	70,425	253,248
Depreciation and Amortization	1,125	1,295	2,310
Marketing and promotion	2,309	8,353	10,662
Equity in loss from operation of resource properties joint ventures	198,948	--	198,948
Exploration expense	159,821	204,917	362,738
Filing fees	13,221	21,137	34,358
General and administrative	53,595	32,516	84,790
Investor relations	21,448	627	22,075
Management fees to related parties	23,049	21,486	43,520
Organization expense	1,096	--	1,096
Professional fees	138,680	82,022	219,374
Rent	29,596	25,783	54,162
Travel and conference	154,207	--	154,207
Wages and benefits	42,895	--	42,895
Total Expenses	1,046,253	468,561	1,507,823

Loss from operations	(1,046,253)	(468,561)	(1,507,823)
Foreign exchange loss	(29,491)	(5,115)	(34,609)
Net loss for the period	$(1,075,744)	$(473,676)	$(1,542,432)

Loss per common share, basic and diluted	$(0.07)	$(0.04)	$(0.12)

Weighted average number of common shares outstanding:
Basic and diluted	14,846,993	11,055,644	13,029,628

RISK FACTORS

An investment in Luna Gold common stock involves certain risks. In evaluating us and our business, investors should carefully consider the following risk factors in addition to the other information included in this proxy statement/prospectus.

You should read the first set of risk factors in deciding whether to approve our Continuation from Wyoming to Canada. You may also find it helpful to read the subsequent risk factors so you understand more clearly the risks associated with the business of Luna Gold.

This proxy statement/prospectus contains statements that plan for or anticipate the future. We believe that some of these statements are “forward-looking” statements. Forward-looking statements include statements about the future of our industry, statements about future business plans and strategies, and most other statements that are not historical in nature. In this proxy statement/prospectus, forward-looking statements use words like “anticipate,” “plan,” “believe,” “expect,” and “estimate.” However, because forward-looking statements involve future risks and uncertainties, there are factors, including those discussed below, that could cause actual results to differ materially from those expressed or implied. We have attempted to identify the major factors that could cause differences between actual and planned or expected results, but we may not have identified all of those factors. You therefore should not place undue reliance on forward-looking statements. Also, we have no obligation to publicly update forward-looking statements we make in this proxy statement/prospectus.

Risks related to the Continuance

Luna Gold may still be treated as a U.S. corporation and taxed on its worldwide income after the Continuance.

The Continuance of Luna Gold from Wyoming to Canada is for corporate purposes a migration of Luna Gold from Wyoming to Canada. Transactions whereby U.S. corporations migrate to a foreign jurisdiction are perceived to be an abuse of the U.S. tax rules because thereafter the foreign entity is not subject to U.S. tax on its worldwide income. As a result, Section 7874(b) of the Internal Revenue Code of 1986, as amended (the “Code”) was enacted in 2004 to address this perceived abuse. Section 7874(b) of the Code provides generally that a corporation that migrates from the Untied States will nonetheless remain subject to U.S. tax on its worldwide income unless the migrating entity has substantial business activities in the foreign country in which it is migrating when compared to its total business activities.

If Section 7874(b) of the Code were to apply to the migration of Luna Gold from Wyoming to Canada, it would cause Luna Gold Canada to be subject to United States federal income taxation on its worldwide income. Section 7874(b) of the Code will apply to the Luna Gold migration unless Luna Gold Canada has substantial business activities in Canada when compared to its total business activities. All of Luna Gold’s employees, its only permanent office and all of its administrative functions are located in Canada. Luna Gold’s only business activity relates to two early stage mining prospects in the United States and analyzing project acquisition opportunities worldwide. Luna Gold has no employees, no permanent offices and no facilities in any country other than Canada. Accordingly, Luna Gold intends to take the position that it has substantial business activity in Canada in relation to its worldwide activities and that Section 7874(b) of the Code does not apply to cause Luna Gold, after the migration, to be subject to U.S. income tax on its worldwide income.

There is no guidance as to what “substantial business activity” is “when compared to its total business activities.” Accordingly, U.S. tax counsel has not expressed any view with respect to this issue. The position adopted by Luna Gold may be challenged by the U.S. tax authorities with the result that Luna Gold may remain subject to U.S. federal income tax on its worldwide income even after Continuation. In addition to U.S. income taxes, were Section 7874(b) of the Code to apply to Luna Gold, Luna Gold could be subject to penalties for failure to file U.S. tax returns, late fees and interest on past due taxes.

We may owe additional United States taxes as a result of the Continuation if our conclusions relating to the value of our assets are incorrect.

Assuming Section 7874(b) of the Code, as described above, does not apply, the Continuance of Luna Gold from Wyoming to Canada is, for U.S. federal income tax purposes, treated as the transfer of the assets of Luna Gold to a Canadian company in exchange for stock of the Canadian company, followed by a distribution of the stock in the Canadian company to the stockholders of Luna Gold, and then the exchange by Luna Gold Wyoming’s stockholders of their Luna Gold Wyoming stock for Luna Gold Canada stock. Luna Gold must recognize gain (but not loss) on the assets held by it at the time of the Continuance to the extent that the fair market value of any assets exceeds its respective basis. The calculation of any potential gain is made separately for each asset held by Luna Gold Wyoming. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value. Management of Luna Gold does not believe the fair market value of any of its assets exceeds their tax basis. Accordingly, Luna Gold intends to take the position that no United States taxes will be owed as a result of the proposed Continuation.

The valuation of Luna Gold’s assets may be challenged by the United States Internal Revenue Service (“IRS”). Should the IRS disagree with the valuation of Luna Gold’s assets, they could reassess the deemed proceeds on the Continuance to a higher amount. It is possible on any such reassessment that the tax liability to could be significant and we may not have the available cash at that time to settle the liability owing. Should we be unable to settle any such liability, we may have to cease operations in which case our stockholders would likely lose their investment in our company.

The stock price of our common shares may be volatile. In addition, demand in the United States for our shares may be decreased by the change in domicile.

The market price of our common shares may be subject to significant fluctuations in response to variations in results of operations and other factors. Developments affecting the mining industry generally, including general economic conditions and government regulation, could also have a significant impact on the market price for our shares. In addition, the stock market has experienced a high level of price and volume volatility. Market prices for the stock of many similar companies have experienced wide fluctuations which have not necessarily been related to the operating performance of such companies. These broad market fluctuations, which are beyond the control of Luna Gold, could have a material adverse effect on the market price of our shares. We cannot predict what effect, if any, the Continuation will have on the market price prevailing from time to time or the liquidity of our common shares. The change in domicile may decrease the demand for our shares in the United States. The decrease may not be offset by increased demand for Luna Gold’s shares in Canada.

Risks associated with our company

Due to our recurring losses, negative cash flows from operations, working capital deficiency and because our officers and directors may not loan any money to us, we may not be able to achieve our objectives and may have to suspend or cease exploration activity.

As we have no producing properties, additional debt or equity financing will be required in the future in order to provide working capital for operations in the future. This debt or equity may not be available on reasonable terms or on any terms at all. Our auditors’ report on our 2004 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our properties do not contain any reserves, and any funds spent on exploration will be lost.

Because the probability of an individual prospect ever having commercially viable reserves is extremely remote, in all probability our properties do not contain any reserves, and any funds spent on exploration will be lost. If we cannot raise further funds as a result, we may have to suspend or cease operations entirely which would result in the loss of your investment.

We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease mineral exploration activity.

We were incorporated in 1986 and were engaged in the business of streaming media business. In 2003 we changed our business to mineral exploration. We have just recently commenced our mineral exploration activity and have not realized any revenues therefrom. We have no mineral exploration history upon which an evaluation of our future success or failure can be made. Our net loss since incorporation is $6,936,691 as at June 30, 2005. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

-	our ability to locate a profitable mineral property;

-	our ability to generate revenues; and

-	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Because the majority of our officers and directors do not have technical training or experience in starting, and operating a mine, we will have to hire qualified personnel. If we can’t locate qualified personnel, we may have to suspend or cease exploration activity which will result in the loss of your investment.

Because the majority of our officers and directors are inexperienced with exploring for, starting, and operating a mine, we will have to hire qualified persons to perform surveying, exploration, and excavation of our property. The majority of our officers and directors have no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Their decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently, our exploration, earnings and ultimate financial success could suffer irreparable harm due to certain of management’s lack of experience in this industry. As a result we may have to suspend or cease exploration activity which will result in the loss of your investment.

We have no known ore reserves. Without ore reserves we cannot generate income and if we cannot generate income we will have to cease exploration activity which will result in the loss your investment.

We have no known ore reserves. Without ore reserves, we cannot generate income and if we cannot generate income we will have to cease exploration activity, which will result in the loss of your investment.

If we don’t raise enough money for exploration, we will have to delay exploration or go out of business, which will result in the loss of your investment.

We are in the very early exploration stage and we will need additional financing to continue our exploration activity. Since there is no assurance that we may raise the necessary additional financing, you may be investing in a company that will not have the funds necessary to continue its exploration activity. If that occurs we will have to delay exploration or cease our exploration activity which will result in the loss of your investment.

Because we are small and do not have much capital, we must limit our exploration and as a result may not find an ore body. Without an ore body, we cannot generate revenues and you will lose your investment.

Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find an ore body, even though our properties may contain mineralized material. Without an ore body, we cannot generate revenues and you will lose your investment.

We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend exploration activity.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will continue to attempt to locate products, equipment and materials. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

Because our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration activity, our exploration activity may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration activity, our exploration activity may be sporadic and occur at times which are convenient to our officers and directors. As a result, exploration of our property may be periodically interrupted or suspended.

Because title to our Blue Mountain property is held in the name of another entity pending our acquisition thereof, if it transfers our property to someone other than us, we will cease exploration activities.

Title to our Blue Mountain property has not been transferred to us. Title to our property is recorded in the name of Nassau Ltd. If Nassau Ltd. transfers title to another party, it will obtain good title and we will have no continuing interests or rights in this property. If that happens we will be harmed in that we will not own this property and we will have to cease exploration activity.

Because we may be unable to meet property payment obligations or be unable to acquire necessary mining licenses, we may lose interests in our exploration properties.

The agreements pursuant to which we acquired our interests in properties provide that we must make a series of cash payments over certain time periods, expend certain minimum amounts on the exploration of the properties or contribute our share of ongoing expenditures. If we fail to make such payments or expenditures in a timely fashion, we may lose our interest in those properties. Further, even if we do complete exploration activities, we may not be able to obtain the necessary licenses to conduct mining operations on the properties, and thus would realize no benefit from its exploration activities on the properties.

Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities. If such an event were to occur it may result in a loss of your investment.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. At present, none of our properties has a known body of commercial ore. Unusual or unexpected formations, formation pressures, fires, power outages, labour disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labour are other risks involved in extraction operations and the conduct of exploration programs. Although we carry liability insurance with respect to our mineral exploration operations, we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards against which we cannot insure or against which we may elect not to insure. Previous mining operations may have caused environmental damage at certain of our properties. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If any of our properties is found to have commercial quantities of ore, we would be subject to additional risks respecting any development and production activities. Most exploration projects do not result in the discovery of commercially mineable deposits of ore.

Because we have not put a mineral deposit into production before, we will have to acquire outside expertise. If we are unable to acquire such expertise we may be unable to put our properties into production and you may lose your investment.

We have no experience in placing mineral deposit properties into production, and our ability to do so will be dependent upon using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that we will have available to us the necessary expertise when and if we place mineral deposit properties into production.

Because Chinese regulations require the State Administration of Exchange Control to approve the remittance of certain types of investments out of China, we may be unable to repatriate our investment. If we are unable to repatriate our investment from China, you may lose your investment.

Remittance by foreign investors of investments and any other amounts (including, for instance, proceeds of sale arising from a disposal by a foreign investor of any of his investment in China) out of China is subject to the approval of the State Administration of Exchange Control or its local branch office. No assurance can be given that such approval will be granted now that the Company has disposed of its interest in its China projects.

Trading in our common stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our common stock.

Our securities are referred to as “penny stocks” which are not perceived favorably in the market place. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must:

-	make a special suitability determination for the purchase of such securities;

-	have received the purchaser’s written consent to the transaction prior to the purchase;

-	deliver to the purchaser, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market;

-	disclose to the purchaser the commission payable to the broker-dealer and the registered representative;

-	provide the purchaser with current quotations for the securities;

-	if he is the sole market maker, disclose that fact to the purchaser and his presumed control over the market; and

-	provide the purchaser with monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our securities in the market.

CONTINUATION PROPOSAL

Background to the Continuation proposal

The Board of Directors of Luna Gold has determined that it is advisable for Luna Gold to continue from Wyoming to Canada. Management has determined that a Continuation will be the most effective means of achieving the desired change of domicile. The Wyoming Business Corporation Act (the “WBCA”) allows a corporation that is duly incorporated, organized, existing and in good standing under Wyoming law to continue into a foreign entity pursuant to a continuance approved by the stockholders of the Wyoming corporation.

Under the proposed Continuation, if the stockholders approve the Continuation, then Articles of Transfer will be filed with the Secretary of State of Wyoming. Articles of Continuance will also be filed with the Director of Business Corporations in Canada. Upon the filing, Luna Gold will be continued as a Canadian corporation and will be governed by the laws of Canada. The assets and liabilities of the Canadian corporation immediately after the Continuation will be identical to the assets and liabilities of the Wyoming company immediately prior to the Continuation. The current officers and directors of the Wyoming company will be the officers and directors of the Canadian corporation. The change of domicile will not result in any material change to the business of Luna Gold and will not have any effect on the relative equity or voting interests of our stockholders. Each previously outstanding share of Luna Gold common stock will become one share of the Canadian corporation. The change in domicile will, however, result in changes in the rights and obligations of current Luna Gold stockholders under applicable corporate laws. For an explanation of these differences see “Comparative Rights of Stockholders” on page 26 of this proxy statement/prospectus. In addition, the Continuation may have material tax consequences to stockholders which may or may not be adverse to any particular stockholders depending on the stockholder’s particular circumstances. For a more detailed explanation of the tax consequences, see “Material United States Federal Tax Consequences” and “Material Canadian Income Tax Consequences” on pages 21 and 24, respectively, of this proxy statement/prospectus.

Pursuant to Section 17-16-1720 of the WBCA, the Board of Directors of Luna Gold has adopted a resolution approving the Continuation. The effect of this Continuance will be to change the domicile of Luna Gold from Wyoming to Canada. Such resolution shall be submitted to the stockholders of Luna Gold at a special meeting. Due notice of the time, place and purpose of the meeting shall be mailed to each holder of stock, whether voting or non-voting, at the address of the stockholder as it appears on the records of the corporation, at least 20 days prior to the date of the meeting. At the meeting, the Continuation Special Resolutions shall be considered and a vote taken for its adoption or rejection. If the holders of two-thirds of the outstanding shares of Luna Gold vote for the adoption of the Continuation Special Resolutions, Luna Gold shall file with the Secretary of State of Wyoming an application for a Certificate of Transfer and file a notice of registered office, a notice of directors and Articles of

Continuance with the Director under the CBCA. The current officers and directors of the Wyoming company will be the officers and directors of the Canadian company. Upon the filing of the Continuation in accordance with the WBCA and payment to the Wyoming Secretary of State of all fees prescribed thereto, together with the compliance with all other requirements, the Continuation shall become effective in accordance with the WBCA. Upon receipt of the Articles of Continuance and payment of all applicable fees, the Director under the CBCA shall issue a Certificate of Continuance, and the Continuance shall be effective on the date shown in the Certificate of Continuance.

Reasons for the change in domicile

We believe that the Continuance to Canada will more accurately reflect our operations, which have always been head quartered in and managed from Canada, and the principal market for our common stock which is in Canada on the TSX. Our Board of Directors also believes that continuing Luna Gold to Canada more accurately reflects the nature of our business because it is the jurisdiction from which our business has always been financed. Furthermore, our executive offices, as well as the majority of our officers and directors, are located in Canada, and a majority of our issued and outstanding common stock is owned of record by non-United States residents.

Financial Statement Reporting

We are presently a reporting issuer under securities legislation in a number of Canadian provinces. We will continue to be subject to the securities laws of the Canadian provinces as those laws apply to Canadian reporting issuers upon completion of the Continuation. As a Canadian reporting issuer, we will be required to prepare our annual and interim consolidated financial statements in accordance with Canadian GAAP.

We presently prepare our consolidated financial statements in accordance with US GAAP in the United States. We file our audited annual financial statements with the SEC on Annual Reports on Form 10-KSB and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-QSB. Upon completion of the Continuation, we anticipate that we will meet the definition of a “foreign private issuer” in the United States under the Exchange Act. As a reporting foreign private issuer, we anticipate that we will file a Form 20-F Annual Report each year with the SEC. The Form 20-F Annual Report will include financial statements prepared in accordance with Canadian GAAP with a reconciliation to US GAAP. We will not be required to file interim quarterly reports on Form 10-QSB, however we will be required to file our interim financial statements and management discussion and analysis that we prepare as a reporting issuer under Canadian securities legislation with the SEC on SEC Form 6-K. The interim financial statements will be prepared in accordance with Canadian GAAP, whereas our current Quarterly Reports on Form 10-QSB include interim financial statements prepared in accordance with US GAAP.

In addition, as a foreign private issuer, our directors, officers and 10% stockholders will not be subject to the insider reporting requirements of Section 16(b) of the Exchange Act and we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to Luna Gold upon the conversion.

We will make a determination as to whether we meet the definition of a “foreign private issuer”, as defined in the Exchange Act, upon completion of the Continuation. This determination will be made in accordance with the requirements of the Exchange Act and will include an assessment as to whether more than 50% of our outstanding voting securities are directly or indirectly held of record by residents of the United States. If more than 50% of our outstanding voting securities are directly or indirectly held of record by residents of the United States upon completion of the Continuation, then we will not meet the definition of a “foreign private issuer”. In this event, we will continue to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and proxy statements on Schedule 14A.

Effective time of the Continuation

The Continuation will become effective upon:

1.	the approval of the Continuation Special Resolutions by the stockholders of Luna Gold at the special meeting or any adjournment thereof;

2.	the delivery of a duly executed application for a Certificate of Transfer to the Wyoming Secretary of State in accordance with Section 17-16-1720 of the WBCA;

3.	the issuance of a Certificate of Transfer by the Wyoming Secretary of State; and

4.	the issuance of a Certificate of Continuance by the Director of Business Corporations under the CBCA in accordance with Sections 187 and 262 of the CBCA.

We anticipate that the Articles of Transfer and Articles of Continuance will be filed promptly after the special meeting of Luna Gold stockholders.

Conditions to the consummation of the Continuation

The Board of Directors of Luna Gold has adopted and approved the Continuation. Therefore, the only condition required for Luna Gold to adopt the Continuation and become continued into Canada is that the stockholders must duly approve the Continuation pursuant to the proposed Continuation Special Resolutions. The only material consent, approval or authorization of or filing with any governmental entity required to consummate the Continuation are the approval of the stockholders of Luna Gold in accordance with the WBCA, the filing of the application for a Certificate of Transfer with the Wyoming Secretary of State, the issuance of a Certificate of Transfer by the Wyoming Secretary of State and the filing of Articles of Continuance with the Director of Business Corporations under the CBCA.

Exchange of share certificates

No exchange of certificates that, prior to the Continuation, represented shares of Luna Gold common stock is required with respect to the Continuation and the transactions contemplated by it. Promptly after the effective time of the Continuation, we shall mail to each record holder of certificates that immediately prior to the effective time of the Continuation represented shares of our common stock, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing Luna Gold stock, together with a properly completed letter of transmittal, we shall issue in exchange a share certificate of Luna Gold, the Canadian company, and the stock certificate representing shares in the Wyoming company shall be cancelled. Until so surrendered and exchanged, each Luna Gold stock certificate shall represent solely the right to receive shares in the new company.

Warrants and stock options

As of the effective time of the Continuation, all warrants and options to purchase shares of Luna Gold common stock granted or issued prior to the effective time of the Continuation will remain warrants and options to purchase shares in Luna Gold as continued under the CBCA.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CONTINUATION DESCRIBED IN THIS PROXY/PROSPECTUS AND RECOMMENDS THAT STOCKHOLDERS APPROVE THE CONTINUATION.

In reaching its decision, the Board of Directors reviewed the fairness to Luna Gold and its stockholders of the proposed Continuation and considered, without assigning relative weights to, the following factors:

-	the fact that the majority of Luna Gold’s directors and executive officers and our current principal executive office are currently located in Canada, and always have been;

-	the majority of Luna Gold’s shareholders are resident in Canada;

-
the fact that the principal market for Luna Gold’s common shares is in Canada on the TSX and that most financing activities carried out to raise funds for Luna Gold’s exploration programs are completed in Canada;

-	the belief that there will be minimal United States tax consequences of the proposed Continuation; and

-	the fact that the stockholders have an opportunity to vote on the proposed Continuation.

Without relying on any single factor listed above more than any other factor, the Board of Directors, based upon their consideration of all such factors taken as a whole, have concluded that the Continuation proposal is fair to Luna Gold and its stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED CONTINUATION SPECIAL RESOLUTIONS CONTAINED IN THIS PROXY/PROSPECTUS.

VOTING AND PROXY INFORMATION

Special meeting

A special meeting of the stockholders of Luna Gold Corp. will be on November 14, 2005, at 10:00 a.m., at the offices of at the offices of the Company located at Suite 920, 475 West Georgia Street, Vancouver, B.C., Canada, V6B 4M9 (or at any adjournments or postponements thereof) to consider and vote on a proposal to effect the proposed Continuation, which will have the effect of transferring the jurisdiction of incorporation of Luna Gold from the State of Wyoming to Canada, and to vote on any other matters that may properly come before such meeting. The presence, in person or by proxy, of at least two stockholders holding 10% of the outstanding shares of Luna Gold common stock will constitute a quorum. The vote of any stockholder who is represented at the special meeting by proxy will be cast as specified in the proxy. If no vote is specified in a duly executed and delivered proxy, such vote will be cast for the proposal. Any stockholder of record who is present at the special meeting in person will be entitled to vote at the meeting regardless of whether the stockholder has previously granted a proxy for the special meeting.

THE BOARD OF DIRECTORS OF LUNA GOLD HAS APPROVED THE CONTINUANCE AND RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF ITS APPROVAL.

Proxy solicitation

The total cost of soliciting proxies will be borne by us. Proxies may be solicited by officers and regular employees of Luna Gold without extra remuneration, by personal interviews, telephone and by electronic means. We anticipate that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to stockholders and those persons will be reimbursed for the related out-of-pocket expenses they incur.

Record date

Only those stockholders of record at the close of business on October 11, 2005, as shown in Luna Gold’s records, will be entitled to vote or to grant proxies to vote at the special meeting.

Vote required for approval

Approval of Luna Gold’s proposed Continuation Special Resolutions require the affirmative vote of the stockholders of Luna Gold holding two-thirds of the shares of Luna Gold common stock. Abstentions and broker “non-votes” will have the effect of votes against the Continuation. As of August 31, 2005, there were 24,572,700 shares of common stock issued and outstanding. The directors and executive officers of Luna Gold directly own, in the aggregate, 775,082 shares (approximately 3.15%) of the total number of shares of Luna Gold common stock outstanding at the record date. These persons have indicated that they will vote all of their shares for the approval of the Continuation Special Resolutions.

Proxies instruction

Each Luna Gold stockholder as of October 11, 2005, will receive a proxy card. A stockholder may grant a proxy to vote for or against, or to abstain from voting on, the Continuation Special Resolutions by marking his/her proxy card appropriately and executing it in the space provided.

Holders of our common stock whose names appear on the stock records of Luna Gold should return their proxy card to our transfer agent, Computershare Trust Company of Canada, by fax within North America at 1-866-249-7775, outside North America at 416-263-9524, or by mail or by hand at 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, or at the address of the office of the Company at Suite 920, 475 West Georgia Street, Vancouver, British Columbia, Canada, V6B 4M9, at any time up to and including the last business day that precedes the day of the special meeting or, if the special meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the special meeting on the day of the special meeting or any reconvening thereof, or in any other manner provided by law, in the envelope provided with the proxy card. Stockholders who hold their common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee on voting their shares.

TO BE EFFECTIVE, A PROXY CARD MUST BE RECEIVED PRIOR TO THE SPECIAL MEETING. ANY PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED ON THE PROXY CARD. A PROPERLY EXECUTED AND RETURNED PROXY CARD IN WHICH NO SPECIFICATION IS MADE WILL BE VOTED FOR THE CONTINUATION SPECIAL RESOLUTIONS.

There will be no other matters presented at the special meeting.

Proxy revocation

Holders of Luna Gold common stock whose names appear on the stock records of Luna Gold may revoke their proxy card at any time prior to its exercise by:

-	giving written notice of such revocation to the Secretary of Luna Gold;

-	appearing and voting in person at the special meeting; or

-	properly completing and executing a later-dated proxy and delivering it to the Secretary at or before the special meeting.

Presence without voting at the special meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken. Luna Gold stockholders who hold their Luna Gold common stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee in revoking their previously voted shares.

Proxy validity

All questions as to the validity, form, eligibility (including time of receipt), and acceptance of proxy cards will be determined by the Luna Gold Board of Directors. Any such determination will be final and binding. The Luna Gold Board of Directors will have the right to waive any irregularities or conditions as to the manner of voting. Luna Gold may accept proxies by any reasonable form of communication so long as Luna Gold can be reasonably assured that the communication is authorized by the Luna Gold stockholder.

NO DISSENTERS’ RIGHTS

Under the WBCA stockholders of record are entitled to the fair value of all or a portion of their shares in certain corporate transactions, such as a merger. However, such appraisal rights are not available in a Continuation.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

In general

The following section summarizes the material United States federal income tax consequences of the Continuance to Luna Gold to the “U.S. holders” (as defined below) of Luna Gold. It does not purport to discuss all of the United States consequences that may be relevant to stockholders, nor will it apply to the same extent or in the same way to all stockholders. The summary does not describe the effect of the U.S. federal estate tax laws or the effects of any state or local tax law, rule or regulation, nor is any information provided as to the effect of any other United States or foreign tax law, other than the federal income tax laws of the United States to the extent specifically set forth herein. Moran & Ozbirn, P.C., special United States tax counsel to Luna Gold, has approved the “Material United States Federal Tax Consequences” section set forth herein. Notwithstanding that it has been approved by U.S. tax counsel, this discussion and any conclusions contained therein neither bind the IRS or the courts nor preclude the IRS nor a court from adopting a contrary position. In addition, no assurance can be given that new or future legislation, regulations or interpretations will not significantly change the tax considerations described below, and any such change may apply retroactively. The tax discussion set forth below is based upon the facts set out in this proxy statement/prospectus and upon additional information possessed by the management of Luna Gold and upon representations of the management of Luna Gold.

The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder and does not address all aspects of taxation that may be relevant to individual circumstances and tax situation of any particular shareholder.

You are strongly advised and are expected to consult with your own legal and tax advisors regarding the United States income tax consequences of the Continuance in light of your particular circumstances.

This discussion applies to Luna Gold and to stockholders who are U.S. holders that own common shares of Luna Gold as capital assets. U.S. holders include individual citizens or residents of the United States, corporations (or entities treated as corporations for U.S. federal income tax purposes) organized under the laws of the United States or any State thereof or the District of Columbia, U.S. trusts and U.S. estates. U.S. trusts are trusts that are subject to U.S. federal income taxation regardless of source of income and generally include trusts that are subject to the primary supervision of a U.S. court and that are under the control of one or more U.S. persons with respect to substantial trust decisions. A U.S. estate is an estate that is subject to U.S. federal income taxation regardless of the source of the income. U.S. holders who own interests indirectly through partnerships or through one or more non-U.S. entities or carry on business outside the United States through a permanent establishment or fixed place of business, or U.S. holders who hold an interest other than as a common shareholder, should consult with their tax advisors regarding their particular tax consequences.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), adopted and proposed regulations thereunder, Internal Revenue Service (IRS) rulings and pronouncements, judicial decisions, and current administrative practice, all of which are subject to change, perhaps with retroactive effect. Any such change could alter the tax consequences discussed below. No ruling from the IRS will be requested concerning the U.S. federal income tax consequences of the Continuance. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their personal circumstances or to U.S. holders subject to special treatment under the U.S. Code, including, without limitation, banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, S corporations, individual retirement and other deferred accounts, application of the alternative minimum tax rules, holders who received our stock as compensation, persons who hold notes or stock as part of a hedge, conversion, or constructive sale transaction, straddle, or other risk-reduction transaction, persons that have a “functional currency” other than the U.S. dollar, and persons subject to taxation as expatriates. This summary does not address the material U.S. federal income tax consequences to a U.S. holder of the ownership, exercise, or disposition of any warrants or compensatory options.

U.S. tax consequences to Luna Gold

The Continuance of Luna Gold from Wyoming to Canada is for corporate purposes a migration of Luna Gold from Wyoming to Canada. Transactions whereby U.S. corporations migrate to a foreign jurisdiction are perceived to be an abuse of the U.S. tax rules because thereafter the foreign entity is not subject to U.S. tax on its worldwide income. As a result, Section 7874(b) of the Code was enacted in 2004 to address this perceived abuse. Section 7874(b) of the Code provides generally that a corporation that migrates from the United States will nonetheless remain subject to U.S. tax on its worldwide income unless the migrating entity has substantial business activities in the foreign country in which it is migrating when compared to its total business activities.

If Section 7874(b) of the Code were to apply to the migration of Luna Gold from Wyoming to Canada, it would cause Luna Gold Canada to be subject to United States federal income taxation on its worldwide income. Section 7874(b) of the Code will apply to the Luna Gold migration unless Luna Gold Canada has substantial business activities in Canada when compared to its total business activities. All of Luna Gold’s employees, its only permanent office and all of its administrative functions are located in Canada. Luna Gold’s only business activity relates to two early stage mining prospects in the United States. Luna Gold has no employees, no permanent offices and no facilities in any country other than Canada. Accordingly, Luna Gold intends to take the position that it has substantial business activity in Canada in relation to its worldwide activities and that Section 7874(b) of the Code does not apply to cause Luna Gold, after the migration, to be subject to U.S. income tax on its worldwide income.

There is no guidance as to what “substantial business activity” is “when compared to the total business activities.” Accordingly, U.S. tax counsel has not expressed any view with respect to this issue. The position adopted by Luna Gold may be challenged by the U.S. tax authorities with the result that Luna Gold may remain subject to U.S. federal income tax on its worldwide income even after the Continuation. In addition to U.S. income taxes, were Section 7874(b) of the Code to apply to Luna Gold, Luna Gold could be subject to penalties for failure to file U.S. tax returns, late fees and interest on past due taxes. The remainder of this discussion assumes that Section 7874(b) of the Code does not apply to Luna Gold.

The Continuance of Luna Gold from Wyoming to Canada is, for U.S. federal income tax purposes, treated as the transfer of the assets of Luna Gold to a Canadian company in exchange for stock of the Canadian company, followed by a distribution of the stock in the Canadian company to the stockholders of Luna Gold, and then the exchange by Luna Gold Wyoming’s stockholders of their Luna Gold Wyoming stock for Luna Gold Canada stock. Luna Gold must recognize gain (but not loss) on the assets held by it at the time of the Continuance to the extent that the fair market value of any assets exceeds its respective basis. The calculation of any potential gain is made separately for each asset held by Luna Gold Wyoming. No loss will be allowed for any asset that has a taxable basis in excess of its fair market value. Management of Luna Gold does not believe the fair market value of any of its assets exceeds their tax basis. Therefore, management is of the view that no gain should be recognized by Luna Gold as a result of the Continuance.

The valuation of Luna Gold’s assets may be challenged by the IRS. Should the IRS disagree with the valuation of Luna Gold’s assets, they could reassess the deemed proceeds on the Continuance to a higher amount. It is possible on any such reassessment that the tax liability to Luna Gold could be significant and Luna Gold may not have the available cash at that time to settle the liability owing. Should Luna Gold be unable to settle any such liability, Luna Gold may have to cease operations in which case the stockholders of Luna Gold would likely lose their investment in Luna Gold. Management believes that its determination of the fair market value of its assets and liabilities and the methodology, estimates and assumptions used in reaching such determination are reasonable and the most appropriate in these circumstances.

U.S. tax consequences to U.S. and Canadian shareholders

The Continuance will be treated by shareholders as the exchange by shareholders of stock in a Wyoming company for stock of the Canadian company. The shareholders will not be required to recognize any U.S. gain or loss on this transaction. A shareholder’s adjusted basis in the shares of Luna Gold Canada received in the exchange will be equal to such shareholder’s adjusted basis in the shares of Luna Gold Wyoming surrendered in the exchange. A shareholder’s holding period in the shares of Luna Gold Canada received in the exchange should include the period of time during which such shareholder held his or her shares in Luna Gold Wyoming. Because the Continuation qualifies as an “F” reorganization under the Code, there are no U.S. tax consequences to any of the current stockholders of our company. The rule applies whether or not the stockholders are residents or citizens of the U.S. or of a country other than the U.S.

Passive Foreign Investment Company considerations

After the Continuance, Luna Gold Canada and every U.S. shareholder of Luna Gold Canada will need to annually evaluate whether Luna Gold Canada is a Passive Foreign Investment Company (“PFIC”) under IRC Sections 1291 - 1298. If, at any time after the Continuance, Luna Gold Canada were considered a PFIC, Luna Gold and all U.S. shareholders of Luna Gold Canada would need to consider various potential reporting requirements, tax elections and tax liabilities imposed under the PFIC rules. In such situation, the company and all U.S. shareholders should consult with their tax advisors regarding their particular tax consequences. If Luna Gold Canada generates revenues in any tax year that are at least 75% passive income (dividends, interest, royalties, rents, annuities, foreign currency gains, and gains from the sale of assets generating passive income), Luna Gold Canada will be considered a PFIC for that year and for all future years. In addition, if 50% or more of the gross average value of Luna Gold Canada’s assets in any tax year consist of assets that would produce passive income (including cash and cash equivalents held as working capital), Luna Gold Canada will be considered a PFIC for that year and for all future years.

Post-Continuance sale of Luna Gold Canada shares

A U.S. shareholder who sells his or her shares of Luna Gold Canada will generally recognize a long term capital gain (or loss) equal to the amount by which the cash received pursuant to sale of the shares exceeds (or is exceeded by) such holder’s adjusted basis in the shares surrendered. If the U.S. shareholder’s holding period for the Luna Gold Canada shares (which includes the holding period for the Luna Gold Wyoming shares) is less than one year, the U.S. shareholder will recognize a short term capital gain (or loss) on the sale of his or her shares. Individuals are subject to a lower rate of federal income tax (currently 15%) on long term capital gains, while short term capital gains are subject to the same tax rate as is ordinary income. There are limitations on the ability of taxpayers to utilize both long term and short term capital losses.

Post-Continuance dividends on Luna Gold Canada shares

Any dividends received by U.S. shareholders of Luna Gold Canada will, assuming Luna Gold is not a passive foreign investment company, be qualified dividends. Individual shareholders are currently subject to United States federal income tax on qualified dividends at a 15% rate. Any Canadian tax withheld by Canada Customs & Revenue Agency on such dividends will be available as a foreign tax credit to the U.S. shareholders. The amount of the Canadian taxes that can be used as a foreign tax credit will depend on the particular tax situation of each U.S. shareholder. Each U.S. shareholder should consult with a tax advisor regarding the calculation of any available foreign tax credit available in his or her particular tax consequences.

MATERIAL CANADIAN INCOME TAX CONSEQUENCES

In the opinion of Lang Michener LLP, Canadian tax counsel to Luna Gold, the following fairly summarizes the principal Canadian federal income tax consequences under the Income Tax Act (Canada) (the “Canadian Act”) to Luna Gold and its stockholders of the Continuation, and of thereafter holding and disposing of common shares in the capital of Luna Gold.

Comment is restricted to stockholders (each in this summary a “Holder”) each of whom is an individual (other than a trust) or corporation who or which, at all material times for the purposes of the Canadian Act, holds all common shares in the capital of Luna Gold solely as capital property, acts at arm’s length with Luna Gold, and is not a “financial institution” to which the “mark to market” rules apply. Comment is further restricted, in the case of any Holder who is not resident in Canada for Canadian income tax purposes (in this commentary, a “Non-resident Holder”), to Non-resident Holders whose common shares in the capital of Luna Gold are not used in or in the course of carrying on a business in Canada, and will not constitute “taxable Canadian property” at any particular time. In general, a Luna Gold common share held by a Non-resident Holder will not constitute taxable Canadian property at any particular time provided that neither the Non-resident Holder, nor any one or more persons with whom the Non-resident Holder does not deal at arm’s length, alone or in any combination held or had a right to acquire 25% or more of the issued shares of any class in the capital stock of Luna Gold at any time in the five years immediately preceding the particular time.

This summary assumes that Luna Gold common shares will at all material times be listed on the TSX or another stock exchange that is prescribed for the purposes of the Canadian Act, and that Luna Gold will not, at the time of the Continuation, own shares of a corporation that is resident in Canada for the purposes of the Canadian Act or any property that is taxable Canadian property for such purposes, and will not elect pursuant to §128.1(2)(b)(i) to increase the paid-up capital of shares in its capital is respect of the Continuation.

Comment is based on the current provisions of the Canadian Act and regulations, all amendments thereto publicly proposed by the Minister of Finance of Canada to the date hereof, and counsel’s understanding of the published administrative practices of the Canada Customs and Revenue Agency (CRA). Except where otherwise expressly stated, it is assumed that all such amendments will be enacted substantially as currently proposed, and that there will be no other material change to any relevant law or administrative practice, although no assurances can be given in these respects. Except to the extent otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign tax law, nor any bilateral income tax treaty to which Canada is a party.

This summary is of a general nature only and is not, and is not to be construed as, Canadian income tax advice to any particular Holder. Each Holder is urged to obtain independent advice as to the legal and Canadian income tax implications of the Continuation, and thereafter of holding and disposing of common shares in the capital of Luna Gold, applicable to the Holder’s particular circumstances.

The Continuation

Luna Gold

Luna Gold’s taxation year for Canadian tax purposes will be deemed to have ended immediately before the Continuation. It will be required to fix a new taxation year end for Canadian income tax purposes.

Luna Gold will also be deemed to have disposed of all its assets immediately before the Continuation for proceeds of disposition, and immediately thereafter to have acquired them at a cost, equal to their fair market value at that time. Luna Gold should not thereby incur any liability for Canadian income tax.

Luna Gold will become a resident of Canada for the purposes of the Canadian Act as a result of the Continuation, and consequently thereafter will be liable for Canadian income tax on its world-wide taxable income, if any, computed in accordance with the Canadian Act, subject only to such relief, if any, to which it may be entitled under any Canadian bilateral income tax treaty that may apply to it.

Resident Holders and Non-resident Holders

The Continuation should not give rise to any liability for Canadian income tax to any Holder, regardless of the Holder’s fiscal residence.

Disposing of common shares

Resident Holders

The normal rules for the taxation of capital gains and losses applicable before the Continuation to Holders who are resident in Canada for the purposes of the Canadian Act (each a “Resident Holder”) in respect of common shares in the capital of Luna gold will continue to apply after the Continuation.

In summary, these rules will provide that a Resident Holder who disposes of such a common share after the Continuation will realize a capital gain (capital loss) equal to the amount by which the proceeds received by the Resident Holder on the disposition exceed (are exceeded by) the adjusted cost base of the common share to the Resident Holder.

The Resident Holder will be required to include one half of any such capital gain (taxable capital gain) in income to be taxed at normal rates.

The Resident Holder may deduct one half of any such capital loss (allowable capital loss) from taxable capital gains realized in the taxation year of the Resident Holder in which the disposition occurs and, to the extent not so deductible, from taxable capital gains realized in any of the three preceding taxation years or any subsequent taxation year.

The Resident Holder, if a “Canadian-controlled private corporation” as defined for the purposes of the Canadian Act, will be required to include any taxable capital gain so arising in its “aggregate investment income” and pay an additional refundable tax equal to 6 2/3% of its aggregate investment income, and will be entitled to a refund of such additional tax at the rate of $1 of refund for every $3 of taxable dividends that it subsequently pays.

Non-resident Holders

A Non-resident Holder who disposes of common shares in the capital of Luna Gold after the Continuation will not incur any liability for Canadian income tax in respect of any taxable capital gain so arising, nor be permitted to deduct any allowable capital loss so arising from taxable capital gains of the Non-resident Holder otherwise subject to Canadian federal income tax, if any.

Dividends on common shares

Resident Holders

A Resident Holder who is an individual will be required to include the amount of any dividend actually or deemed to have been received after the Continuation on a common share in the capital of Luna Gold in income, subject to the usual gross-up and dividend tax credit rules. The amount of the dividend gross-up is 25%, and of the associated dividend tax credit is 16 2/3%, of the amount of each such dividend.

A Resident Investor that is a corporation will be required to include the amount of any dividend actually or deemed to have been received by it after the Continuation on a common share in the capital of Luna Gold in income, but generally will be entitled to deduct an equivalent amount in computing its taxable income. The corporation, if it is a “private corporation” as defined for the purposes of the Canadian Act, or a corporation controlled by or for the benefit of an individual or any related group of individuals, may be liable for a further 33 1/3% refundable tax (Part IV Tax) on any such dividend to the extent that the dividend was deductible in computing its taxable income, and will be entitled to a refund on such Part IV Tax at the rate of CDN$1 of refund for every CDN$3 of taxable dividends that it subsequently pays.

Non-resident Holders

Following the Continuation, each Non-resident Holder will be required to pay Canadian withholding tax on the amount of any dividend, including any stock dividend, paid or credited or deemed to be paid or credited by Luna Gold to the Non-resident Holder on a common share. The rate of withholding tax is 25% of the gross amount of the dividend, or such lesser rate as may be available under an applicable income tax treaty. Pursuant to the Canada – U.S. Income Tax Convention, 1980, as amended (the “Treaty”), the rate of withholding tax applicable to a dividend paid on a common share to a Non-resident Holder who is a resident of the United States for the purposes of the Treaty is 5% if the Non-resident Holder is a company that owns at least 10% of the voting stock of Luna Gold, and 15% in any other case, of the gross amount of the dividend. Luna Gold will be required to withhold any such tax from the dividend, and remit the tax directly to CRA for the account of the Non-resident Holder.

Qualification of common shares for investment

Common shares in the capital of Luna Gold will constitute “qualified investments” for “registered retirement savings plans”, “registered retirement income funds” and “deferred profit sharing plans” as defined for the purposes of the Canadian Act (collectively, “Deferred Income Plans”).

The Government of Canada proposed in its budget (the “2005 Budget”) tabled in the House of Commons on February 23, 2005, to repeal the “foreign property” rules in the Canadian Act, effective after 2004. Common shares in the capital of Luna Gold constitute “foreign property” under the foreign property rules. Those rules require a Deferred Plan to pay a special tax of 1% of the amount, if any, by which the “cost amount” of all foreign property held by the plan at the end of a calendar month exceed 30% of the cost amount of all property held by the plan at that time. If the 2005 Budget is not enacted into law, the foreign property rules would likely continue to apply to common shares in the capital of Luna Gold held by Deferred Plans.

COMPARATIVE RIGHTS OF STOCKHOLDERS

Introduction and procedures of Continuation

We were incorporated under the laws of the Province of British Columbia on June 24, 1986. We were continued to the State of Wyoming effective July 14, 1999.

Management has approved the Continuation of Luna Gold out of Wyoming into Canada. The result of that Continuation would be that Luna Gold will no longer be governed by the provisions of the WBCA but instead will be governed by the provisions of the CBCA. The transfer is subject to shareholder approval.

To effect the transfer under Wyoming law, Luna Gold’s shareholders must adopt a resolution approved by two-thirds or more of the shareholders entitled to vote on the issue at the meeting. In addition, Luna Gold must:

-	post a bond or deposit in the amount of $50,000 in an appropriate Wyoming depository for six months;

-	send our audited financial statements to the Wyoming Secretary of State;

-	publish a public notice in Wyoming about our continuance to Canada;

-	provide a statement to the Wyoming Secretary of State of any legal actions which have been instituted by or against our company and which are pending;

-	maintain an agent for service process in the State of Wyoming for a period of at least one year; and

-	pay a special toll charge to the Wyoming Secretary of State based on our net actual asset value.

To effect the Continuation under the laws of Canada, Luna Gold will file an instrument of continuation with the Director under the CBCA. The instrument of continuation includes the Articles of Incorporation and Bylaws which will become Luna Gold’s new charter documents, the equivalent of which under Wyoming law are Articles and Bylaws. If the transfer is completed, it will be effective on the date the Wyoming Secretary of State issues a Certificate of Transfer transferring Luna Gold to Canada and the Director under the CBCA issues a Certificate of Continuance.

As part of the Continuation Special Resolutions to transfer Luna Gold’s corporate domicile from Wyoming to Canada, management would be authorized to not proceed with the Continuation, even if the Continuation Special Resolutions is passed, if management subsequently concludes that it would not be in the best interests of Luna Gold to proceed with such matters.

A copy of the form of Continuation Special Resolutions and related special meeting materials, which includes a copy of the proposed new Canada Articles of Continuance and Bylaws, are attached as Appendix I to this proxy statement/prospectus.

If completed, the Continuation to Canada will not result in any change of Luna Gold’s business, assets, liabilities, net worth or management, nor will it impair the rights of any creditors of Luna Gold. A particular shareholder’s holdings will not change. The Continuation is not, in itself, a reorganization, amalgamation or merger.

The major purpose of Luna Gold’s proposal to continue its domicile of incorporation from Wyoming to Canada is to enable Luna Gold to have its affairs governed by the law of the jurisdiction in which its principal trading market is located. Luna Gold’s shareholders are primarily located in Canada, and Luna Gold expects that most of its financing efforts will be based in Canada as well as other non-United States jurisdictions. At Luna Gold’s present stage of development, the costs outweigh the benefits of access to the United States capital markets. The transfer to Canada will therefore provide Luna Gold with greater ease in raising funds.

Moreover, upon reconsideration of Luna Gold’s previous transfer to Wyoming, management believes that dual compliance with Canadian and United States securities laws is expensive. Since Luna Gold has no present intention to terminate its TSX listing, management wants to be able to reduce costs by transferring its domicile from the United States to Canada.

If completed, following its transfer to Canada, Luna Gold will still have to comply with reporting requirements under United States securities laws, although these requirements will be reduced because we will no longer be a United States company. For example, we will still have to file with the SEC an annual report as well as reports of events material to Luna Gold that we have publicly announced.

The provisions of the CBCA and the WBCA

If completed, on the completion of the Continuation Luna Gold will be a Canadian corporation subject to the provisions of the CBCA. The following is a discussion of the material provisions of the CBCA, as well as a discussion of the material provisions of Luna Gold’s proposed new Articles of Continuance and Bylaws under the CBCA. This discussion includes a description of the material differences between the rights of shareholders under the WBCA and Luna Gold’s current Articles of Incorporation and Bylaws and the rights of shareholders under the CBCA and the proposed Articles of Continuance and Bylaws. The summary focuses primarily on shareholder rights and safeguards. NOTHING THAT FOLLOWS SHOULD BE CONSTRUED AS LEGAL ADVICE TO ANY PARTICULAR SHAREHOLDER OF LUNA GOLD. WE SUGGEST THAT SHAREHOLDERS CONSULT WITH THEIR OWN LEGAL ADVISORS ABOUT ALL OF THE IMPLICATIONS OF THE PROPOSED CONTINUATION TO CANADA.

	Wyoming Law under the WBCA and the present Articles of Incorporation and Bylaws of Luna Gold	Canadian Law under the CBCA and the proposed Articles of Continuance and Bylaws of Luna Gold
Corporate governance documents and amendments thereto
Under the WBCA, a Wyoming corporation is required to have governance documents made up of Articles and Bylaws. Under the CBCA, a Canadian corporation is required to have governance documents made up of an Articles of Incorporation and Bylaws. As Luna Gold will continue under the CBCA, Luna Gold’s Articles of Incorporation will be Articles of Continuance. Luna Gold’s existing Articles of Incorporation set forth its name and authorized share capital and will be replaced by Luna Gold’s new Articles of Continuance. Luna Gold Canada’s By-laws will prescribe the corporate governance procedures such as how directors’ and shareholders’ meetings are held, how the books and records must be maintained, and how Luna Gold must conduct its corporate affairs.

Both the CBCA and the WBCA require shareholders to approve substantive changes to the governance documents of a corporation. However, the required majority of votes necessary to approve substantive changes to the governance documents under the CBCA is two-thirds of the votes cast whereas under the WBCA a simple majority of shareholders entitled to vote on the proposed resolution is required. In the case of some fundamental changes, such as the alteration of special rights and restrictions attached to issued shares or a proposed merger, a resolution similarly approved by each class of shares is also required.

Share capital

Luna Gold’s authorized capital presently consists of an unlimited number of shares of common stock with no par value per share. Luna Gold has no other classes of voting securities. The holders of Luna Gold’s common stock:

- have equal rateable rights to dividends from funds legally available if and when declared by our board of directors;

 - are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

 - do not have pre-emptive, subscription or conversion rights

When Luna Gold completes the Continuation and the adoption of the proposed new Articles of Continuance and Bylaws, its authorized share capital will still consist of an unlimited number of common shares without par value. Luna Gold will also continue to have only one kind and class of shares and there will be no changes to the current rights or restrictions attached to these shares. All of the current issued and outstanding common shares of Luna Gold will be retained without any further action by the shareholders.

All of the common shares of Luna Gold Canada will rank equally as to voting rights and entitlement to dividends. The holders of the common shares will be entitled to receive notice of all meetings of shareholders and to attend and vote the shares at the meetings.

and there are no redemption or sinking fund provisions or rights; and - are entitled to one non- cumulative vote per share on all matters on which stockholders may vote.

Each common share continues to carry with it the right to one vote.

In the event of the liquidation, dissolution or winding-up of Luna Gold Canada or other distribution of its assets, the holders of the common shares will be entitled to receive, on a pro rata basis, all of the assets remaining after Luna Gold has paid out its liabilities. Distribution in the form of dividends, if any, will be set by the Board of Directors.

Qualification, appointment and election of directors
Under Wyoming law, a director must be a natural person who is at least 18 years of age. A company must have at least one director. Unless otherwise provided in the Articles of Incorporation of the company, directors need not be stockholders. Under Wyoming law, unless the Articles provide that directors may be removed only for cause, any director, or the entire board, may be removed with or without cause, but only by the vote of not less than two-thirds of the voting power of the company at a meeting called for that purpose. The directors may fill vacancies on the board of directors. In addition, under Wyoming law, if a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast not be remove him. A director may be removed by the shareholders only at a meeting called for the purpose of removing him and meeting notice shall state that the purpose, or one of the purposes, of the meeting was to remove him.

Under Canadian law, a director must be a natural person who is at least 18 years of age. Directors must not have the status of bankrupt, and must not have been found to be of unsound mind by a court in Canada or elsewhere. All CBCA corporations must have at least one director, and “distributing corporations” must have at least three directors, at least two of which must not be    officers or employees of the corporation or its affiliates. Luna Gold is a “distributing corporation” because it has filed a registration statement in a jurisdiction other than Canada. There are no other actions which must be taken by us in order to remain in compliance with the CBCA. Under the CBCA and Luna Gold’s proposed new Articles, the directors of Luna Gold will be elected by the shareholders at each annual general meeting and typically hold office until the next annual general meeting at which time they may be re- elected or replaced. The new Articles will permit the directors to appoint directors to fill any vacancies that may occur on the Board of Directors. The Articles will also permit the directors to add additional directors to the Board of Directors between successive annual general meetings so long as the number appointed does not exceed more than one-third of the number of directors appointed at the last annual general meeting. Individuals appointed as directors to fill vacancies on the board or added as additional directors hold office like any other director until the next annual general meeting at which time they may be re-elected or replaced.
Amendments to Articles
Under Wyoming law, and in order to amend the Articles of Incorporation of a company, the board of directors must adopt a resolution setting forth the proposed amendment and call a meeting of the stockholders to vote on the amendment. Unless the Articles of Incorporation require a greater vote, an amendment to the Articles of Incorporation shall be approved by a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters’ rights. The Certificate setting forth the amendment and the vote by which the amendment was adopted must be signed by an officer of the company and filed with the Wyoming Secretary of State. If any proposed amendment would adversely alter or change any preference or any other right given to any class of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class adversely affected by the amendment.

In order to amend its Articles, the shareholders of a CBCA corporation must pass a special resolution approving the amendment. A special resolution must be approved by two- thirds of the votes cast on the resolution. The holders of a class or series of shares are entitled to vote separately as a class on any proposed amendment which would increase or decrease any maximum number of authorized shares of that class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to those of such class or series; effect an exchange, reclassification or cancellation of all or part of the shares of that class; add, change or remove the rights, privileges, restrictions or conditions attached to the shares of that class; increase the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of that class; create a new class of shares equal or superior to the shares of that class; make any class of shares having rights or privileges inferior to the shares of that class equal or superior to the shares of that class; effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of that class; or constrain the issue, transfer or ownership of the shares of that class, or change or remove any such constraint. The right of holders of a class of shares which would be affected in such a manner to vote separately as a class will apply whether or not that class of shares is otherwise entitled to vote. If authorized by the shareholders in the special resolution amending the Articles, the directors may revoke the resolution before it is acted on without further approval of the shareholders. If the directors do not revoke the resolution, the Articles of Amendment must be filed with the Director under the CBCA, and the Director will then issue a Certificate of Amendment.
Inspection of records
Under Wyoming law, a stockholder is entitled to inspect and copy, during normal business hours at the corporation’s principal office, any of the following records: (i) its Articles or Restated Articles of Amendment and all amendments currently in effect; (ii) its Bylaws or Restated Bylaws and all amendments currently in effect; (iii) resolutions adopted by the board of directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations if those shares are outstanding; (iv) the minutes of all shareholders’ meetings, and the records of all actions taken by shareholders without a meeting, for the past three years; (v) all written communications to shareholders generally within the past three years, including financial statements; (vi) a list of names and business addresses of its current directors and officers; and (vii) its most recent annual report delivered to the Wyoming Secretary of State. In addition, under Wyoming law, a stockholder of record of a corporation who has held his shares for at least six months immediately preceding his demand and who shall be the holder of record of at least 5% of all of its outstanding shares is entitled to inspect and copy, during normal business hours, the following records of the corporation so long as the shareholder meets the following requirements and provides the corporation with written notice of his demand at least five business days before the date on which he wishes to inspect and copy: (i) excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting;

Under Canadian law, where a corporation has previously distributed its shares to the public, shareholders and creditors of a corporation may, on payment of a reasonable fee, require a corporation to furnish a list setting out the names and addresses of the stockholders of a corporation and the number of shares held by each stockholder. In order to obtain such a list, an affidavit must also be provided confirming that the list will only be used in connection with an effort to influence voting of the stockholders, an offer to acquire securities of the corporation or any other matter relating to the affairs of the corporation.

(ii) accounting records of the corporation; and (iii) the record of shareholders. In this regard a shareholder may inspect and copy such records only if his demand is made in good faith and for a proper purpose, if he describes with reasonable particularity his purpose and the records he desires to inspect and if the records are directly connected with his purpose.

Transactions with officers and directors
Under Wyoming law, contracts or transactions in which a director is financially interested are not automatically void or voidable if: (i) the material facts of the transaction and the director’s interest were disclosed or known to the board of directors or a committee of the board of directors and the board of directors or committee authorized, approved or ratified the    transaction; (ii) the material facts of the transaction and the director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or (iii) the transaction  was fair to the corporation. Common or interested directors may be counted to determine the presence of a quorum and if the votes of the common or interested directors are not counted at the meeting, then a majority of directors or shareholders, as the case may be, may authorize, approve or ratify a contract or transaction as set forth above.

Under Canadian law, a material contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and another entity in which a director or officer of the corporation is a director or officer or has a material interest in, is not invalid if the director or officer has disclosed the nature and extent of his interest and the contract or transaction was approved by the directors. Even if such disclosure is not made, a director or officer will not be accountable to the corporation for any profit realized in such a transaction, and the contract or transaction will not be invalid only by reason of such interest, if the contract or transaction is approved by a special resolution at a meeting of shareholders, disclosure of his interest sufficient to indicate its nature is made before shareholder approval and the contract or transaction is reasonable and fair to the corporation at the time it was approved. Interested directors may be counted for the purpose of determining a quorum at a meeting of directors called to authorize the contract.

Limitation of liability of directors and indemnification of officers and directors
Except as otherwise provided herein below, Section 17-16-851 of the WBCA provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if, among other factors: (i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in or at least not

Canadian law provides that a corporation may indemnify a director or officer or former director or officer of the corporation against costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the individual, in respect of a proceeding to which such person was a party by reason of being or having been a opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Such indemnification must be authorized by directors, special legal counsel or shareholders as provided in Section 17-16-855 of the WBCA.

Unless ordered by a court under Section 17-16-854(a)(iii) of the WBCA, a corporation may not indemnify a director under Section 17- 16-851: (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct as set forth in the preceding paragraph; or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled.

Pursuant to Section 17-16-852 of the WBCA, a corporation is required to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Pursuant to Section 17-16-853 of the WBCA, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding because he is a director, if he delivers to the corporation: (i) a written affirmation of his good faith belief that he has met the standard of conduct described in WBCA Section 17-16-851; and (ii) his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification under Section 17-16-852 (above) and it is determined that he has not met the director or officer, if the person: (i) acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative proceeding enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful. Where the indemnity is in respect of an action by or on behalf of the corporation for a judgment in its favour to which the director or officer is made party, such indemnity is only available if the director or officer fulfills those conditions.

standard of conduct described in WBCA Section 17-16-851.

Section 17-16-854 of the WBCA provides for a director who is a party to a proceeding because he is a director to apply for indemnification or an advance for expenses to the court conducting the proceeding or another court of competent jurisdiction. If the court determines that the director is entitled to indemnification or advance for expenses, it may also order the corporation to pay the director’s reasonable expenses incurred in connection with obtaining court- ordered indemnification or advance for expenses.

Section 17-16-856 of the WBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation: (i) to the same extent as a director; and (ii) if he is an officer but not a director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a   resolution of the board of directors or contract, except for: (A) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or (B) liability arising out of conduct that constitutes: receipt by him of a financial benefit to which he is not entitled; an intentional infliction of harm on the corporation or the shareholders; or (C) an intentional violation of criminal law; and (iii) a corporation may also indemnify and advance expenses to a current or former officer, employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, Bylaws, general or specific action of its board of directors or contract. An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 17-16-852 of the WBCA, and may apply to a court under Section 17-16-854 of the WBCA for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those provisions.

Voting rights with respect to extraordinary corporate transactions
Under Wyoming law, the approval of mergers and consolidations and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, whether or not in the ordinary course of business, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the Articles of Incorporation, no action by the stockholders of the surviving corporation on a plan of merger is required if (i) the Articles of Incorporation of the surviving corporation will not differ; (ii) each stockholder of the surviving corporation whose shares are outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights, immediately thereafter; and (iii) the number of voting and participating shares outstanding immediately after the merger, plus the number of voting and participating shares issuable as a result of the merger, either by conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed more than 20% of the total number of voting and participating shares, respectively, of the surviving corporation outstanding immediately before the merger.

Under Canadian law, approvals of amalgamations (except amalgamations between a corporation and wholly owned subsidiaries), consolidations, and sales, leases or exchanges of substantially all the property of a corporation, other than in the ordinary course of business of the corporation requires approval by the stockholders by a two-thirds majority vote at a duly called meeting.

Stockholders’ consent without a meeting
Under Wyoming law, stockholders may act without a meeting, if notice of the proposed action is given to all shareholders, and the corporation obtains the written consent of the majority of the voting power of the outstanding common stock entitled to

Under Canadian law, any action required or permitted to be taken at a meeting of the stockholders may be taken by a written resolution signed by all the stockholders entitled to vote on such resolution.

vote on the matter.
Stockholder voting requirements
Under Wyoming law, shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the WBCA provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. If the Articles of Incorporation or the WBCA provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided hereinabove. If the Articles of Incorporation or the WBCA provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group to vote on the matter. Finally, and unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In this regard shareholders do not have a right to cumulate their votes for directors unless the Articles of Incorporation so provide.

Under Canadian law, unless the Bylaws otherwise provide, a quorum of stockholders is present for a meeting if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. It is common practice for companies to provide for a quorum of stockholders to be present when only 5% of the issued and outstanding share capital is present. Except where the CBCA requires approval by a special resolution, being approval by a two-thirds majority of the shares present in person or represented by proxy and entitled to vote on the resolution, a simple majority or the shares present in person or represented by proxy and entitled to vote on a resolution is require to approve any resolution properly brought before the stockholders. Where the Articles of a corporation provide for cumulative voting, stockholders voting at an election of directors have the right to a number of votes equal to the votes attached to the shares held by such stockholder multiplied by the number of directors to be elected and stockholders may cast all such votes in favour of one candidate for director or may distribute the votes among the candidates in any manner. The holders of a class or series of shares are entitled to vote separately on proposals to amend the Articles of a corporation where such amendment affects the rights of such class or series in a manner different than other shares of the corporation. A vote to approve any such amendment is passed if approved by a two-thirds majority of the voting power of the class or series represented in person or by proxy at a meeting called to approve such amendment.

Dividends
Under Wyoming law, a corporation is prohibited from making a distribution to its stockholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the

Under Canadian law, a corporation is prohibited from declaring or paying a dividend if there are reasonable grounds for believing that the corporation is, or would after the payment be, unable to pay its liabilities as they become due or the realizable

	corporation’s total assets would be less than its total liabilities (plus any amounts necessary to satisfy any preferential rights).	value of the corporation’s assets would be less than the total of its liabilities and stated capital of all classes.
Rights of shareholders

As with the CBCA,  the WBCA provides that a shareholder or a director may start or defend a derivative action. A shareholder is entitled to start a derivative action if:

 - the    shareholder was a shareholder of the corporation at the time of the act or omission complained of, or became a shareholder through transfer by operation of law from one who was a shareholder at the time; and

- the shareholder  fairly and adequately represents the interests of the corporation in enforcing the rights of the corporation. Court approval is also required to discontinue, settle    or dismiss  any action brought under any of these provisions.

In addition to the voting, dividend and liquidation rights attached to the common shares as described under “Share Capital” above, the CBCA gives shareholders some other rights such as the right to call a shareholders’ meeting and to review the minute books of a corporation. Under the CBCA, a shareholder or a director may, with court approval, start a legal action, called a “derivative action,” on behalf of a corporation. A derivative action may be brought to enforce a right, duty or obligation owed to the corporation by another person or to obtain damages for any breach of that right, duty or obligation.

The CBCA provides a shareholder of a corporation the right to apply to a court on the grounds that the corporation is acting or proposes to act in a way that is prejudicial to the shareholder. This is known as an “oppression action.” When an oppression action is filed, the court may make any order it sees fit, including an order to prohibit any act proposed by the corporation. The WBCA does not contain a comparable provision.

Under the CBCA, a shareholder or director of a corporation may also defend any action brought against the corporation, provided court approval is obtained. Court approval is also required to discontinue, settle or dismiss any action brought under any of these provisions.

Anti-takeover provisions
Subject to the provisions of Article 3 under the Wyoming Management Stability Act (Wyoming Statutes Sections 17-18-101 to 17-18-403), there are no other applicable Wyoming anti-takeover provisions that may have the effect of delaying or preventing a change in control of a non-qualified corporation, such as our
There are no provisions under Canadian law similar to the Wyoming Management Stability Act.

company, in Wyoming. Wyoming’s Management Stability Act generally applies to Wyoming “qualified corporations”, which is defined as any large publicly traded corporation, incorporated in Wyoming, and which has “substantial business operations” within Wyoming; none of which criteria for substantial business operations being applicable to our company. Where applicable, Article 3 of the statute prohibits an acquiror from voting shares of a target company’s stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the company and a majority of the disinterested shareholders vote to restore the voting rights of the acquiror’s shares at a meeting called at the request and expense of the acquiror.

Appraisal rights and dissenters’ rights

The WBCA provides that shareholders of a Wyoming corporation are entitled to dissent from some actions proposed to be taken by the corporation.

Some of these corporate actions include:

- merging or consolidating with another entity if:

- shareholder approval is required for the merger or the consolidation by the WBCA or the Articles of Incorporation, and the shareholder is entitled to vote on the merger or consolidation; or

- the corporation is a subsidiary that is merged with its parent under the WBCA;

- agreeing to a plan of share exchange in which the corporation’s shares will be acquired, if the shareholder is entitled to vote on the plan;

The CBCA provides that shareholders are entitled to dissent from certain actions proposed to be taken by a Canadian corporation, if the corporation proposes to:

- amend its Articles to add, change or remove any provisions restricting or limiting the issue, transfer or ownership of shares;

- amend its Articles to add, change or remove any restrictions on the business the corporation may carry on;

- merge with another corporation other than its parent or wholly- owned subsidiary;

- transfer out of the jurisdiction of the CBCA;

- sell, lease or exchange all or most of its property;

- lend money, either:

- to enable the borrower to purchase the corporation’s shares

 - selling or exchanging all, or most, of the property of the corporation other than in the ordinary course of business, if the shareholder is entitled to vote on the sale or exchange. This includes a sale in dissolution, but not a court- ordered sale or a sale for cash under a plan by which all or most of the sale proceeds will be distributed to the shareholders within one year after the sale;

- amending the Articles of the corporation in a way that materially and adversely affects the shareholders’ rights because it:

- alters or abolishes a preferential right of the shares;

- creates, alters or abolishes a right relating to redemption or repurchase of the shares;

- alters or abolishes a pre-emptive right of the holder of the shares to acquire shares or other securities;

- excludes or limits shareholders’ voting rights, other than a reduction in shareholder voting power due to issuance of additional shares or other securities with similar voting rights; or

- reduces the number of shares owned by the shareholder to a fraction of a share if that fractional share is to be acquired for cash under the WBCA; and

- any corporate action taken because of a shareholder vote to the extent the Articles of Incorporation, Bylaws, or a resolution of the board of directors, provides for shareholder dissent rights.

A shareholder who exercises a right of dissent is entitled to be paid the fair or convertible debt;

- where the loan is secured by the borrower’s shares of the corporation; or

 - in any other case, unless there are reasonable grounds for believing that, or the directors believe that, making the loan is in the best interests of the corporation;

- convert from a specially limited corporation, as defined in the CBCA; and

 - wind up, and in the process transfer or sell all or part of its business or property to another corporation, where the acquiring corporation in exchange issues shares, debentures or other securities to the shareholders of the corporation being wound up.

A shareholder may exercise a right of dissent and is entitled to be paid the fair value of his shares as determined by agreement of the parties or by order of the court if the parties cannot reach agreement.

value of his or her shares as determined by agreement of the parties or by order of the court, if the parties cannot reach agreement. As set forth hereinabove, under the WBCA such appraisal rights are not available in a Continuation.

Disclosure obligations

Following the Continuation to Canada, Luna Gold will remain a “reporting issuer” in British Columbia and Alberta and will therefore remain obliged to:

-	prepare and issue news releases in British Columbia and Alberta;

-	file material change reports with the British Columbia and Alberta Securities Commissions;

-	prepare, file and provide to shareholders unaudited quarterly and audited annual financial statements; and

-	otherwise comply with the British Columbia Securities Act and the Alberta Securities Act.

Luna Gold’s insiders, both existing and future, will continue to be subject to the insider trading and reporting requirements of the British Columbia Securities Act and the Alberta Securities Act.

Similarly, following the Continuation, Luna Gold will remain a “reporting company” in the United States subject to the requirements of the Exchange Act. If Luna Gold is a “foreign private issuer” upon completion of the Continuation, it will have to file with the SEC:

-	an annual report on Form 20-F within six months after the close of each fiscal year; and

-	reports on Form 6-K about events material to Luna Gold, promptly after Luna Gold publicly announces the event.

If Luna Gold does not meet the definition of a “foreign private issuer”, then Luna Gold will continue to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and proxy statements on Schedule 14A.

ACCOUNTING TREATMENT

For United States accounting purposes, the Continuation of our company from a Wyoming corporation to a Canadian corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expense will be reflected in the accounts of Luna Gold Canada based on existing carrying values at the date of the exchange. The historical comparative figures of Luna Gold will be those of Luna Gold as a Wyoming company.

We currently prepare our consolidated financial statements in accordance with GAAP in the United States. If we are a “foreign private issuer” after our Continuance to Canada, we anticipate we will prepare our annual and interim consolidated financial statements in accordance with Canadian GAAP as we will be a Canadian domestic issuer. For the purpose of our annual disclosure obligations in the United States, we will annually file in the United States consolidated financial statements prepared in accordance with Canadian GAAP together with a reconciliation to US GAAP. In addition, as a foreign private issuer, Luna Gold will not have to file quarterly reports with the SEC.

APPLICATION OF SECURITIES LAWS

Upon the effective date of the Continuation we will continue to be a reporting issuer in the Canadian provinces of British Columbia and Alberta and, as such, will be subject to the securities laws of these provinces as those laws apply to Canadian domestic issuers and we will continue to be a reporting company under the Exchange Act. If we qualify as a foreign private issuer under the Exchange Act upon completion of the Continuation, then we will file annual reports on Form 20-F with the SEC, we will not be subject to the proxy statement requirements of the Exchange Act and our insiders will not be subject to the insider reporting requirements of the Exchange Act. However, we will continue to file with the SEC on Form 6-K the quarterly financial statements, management discussion and analysis, information circulars that we file in connection with meetings of our shareholders, material change reports and press releases that we file with securities commissions in Canada. If we do not meet the definition of a “foreign private issuer”, we will continue to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and proxy statements on Schedule 14A.

DESCRIPTION OF BUSINESS

General

We were incorporated under the laws of the Province of British Columbia on June 24, 1986 under the name Belcarra Resources Ltd. We changed our name to Belcarra Motors Corp. on October 12, 1994, and to Predator Ventures Ltd. on September 10, 1997. We were continued to the State of Wyoming effective July 14, 1999 and, on September 9, 1999, we filed Articles of Amendment which increased our authorized capital from 100,000,000 common shares with no par value to unlimited common shares with no par value. On November 16, 1999, we changed our name to wwbroadcast.net, inc. to reflect our streaming media business which we had commenced on July 1, 1999, when we began seeking a suitable Internet-based business for acquisition. On December 3, 1999, we were registered as an extra-provincial company under the Company Act of British Columbia. In the year prior to 2004, after we acquired a mineral exploration property known as the Blue Mountain property, we changed our name to Luna Gold Corp. We are now engaged in the business of exploration.

Business development during last three years

On November 15, 1999, we acquired all rights in and to High Tech Venture Capital Inc.’s business of developing an Internet website and Content websites to aggregate, distribute and market a selection of streaming media programming (that is, live or archived audio and video programming) via the Internet under the name “Worldwide Broadcast Network”. The acquisition was effected pursuant to an Asset Purchase Agreement with High Tech Venture Capital Inc., which had been preceded by a Letter of Intent dated July 9, 1999, and which became effective on November 15, 1999. The assets that were acquired included the ownership of a number of domain names relevant to the implementation of our business model. The consideration for the acquisition was CDN$70,000 and the issuance of 3,000,000 of our common shares.

Concurrent with the acquisition, we effected the name change to wwbroadcast.net inc., as well as a two for one share consolidation, such that each of our shareholders received one share of our common stock after consolidation for every two shares of common stock previously held by the shareholder.

Our former Website, wwbc.net, became operational on March 9, 2000. The Website offered users access to various subsidiary content websites, through which users with multimedia enabled personal computers or certain other Internet-attached devices could access Internet links to various providers of streaming media programming, organized by logical categories and subcategories to facilitate searches for such programming in a convenient and user-friendly manner. During July 2002 we completed a private placement as well as a five for one share consolidation, such that each of our shareholders received one share of our common stock after consolidation for every five shares of common stock previously held by the shareholder. In the year prior to 2004 we entered into an option agreement pursuant to which we have the right to acquire the Blue Mountain property disclosed in detail herein below.

On August 8, 2003, we changed our name to Luna Gold Corp. to more accurately reflect our business and the fact that we are focusing our efforts on exploration of the property for precious metal ore deposits.

Our office is located at Suite 920, 475 West Georgia Street, Vancouver, British Columbia, Canada, V6B 4M9. Our telephone number is (604) 689-7317 and our facsimile number is (604) 688-0094.

Except as otherwise indicated, all information in this proxy statement/prospectus has been restated to give effect to all stock consolidations of our common stock referred to above and elsewhere in this proxy statement/prospectus. Our consolidated financial statements are stated in United States dollars and are prepared in accordance with United States GAAP.

Our business

We are engaged in the acquisition and exploration of mineral properties. During 2004, we entered into option agreements on two separate properties in China’s Yunnan Province, Gongguo and Dongchuan, and we received TSX approval on two joint venture properties in Nevada, Red Rock and the NBM property. Furthermore, by October 2004, we obtained our business licenses from the Ministry of Land and Resources (“MOLAR”) in Yunnan, giving us the right to perform work on our properties, in an attempt to identify compelling drill targets and in the acquisition of other mineral properties. On July 19, 2005, we elected to terminate our option agreements in China. As a result of these terminations, we are presently analyzing opportunities to acquire interests in additional exploration properties. We anticipate that any exploration properties in which we acquire an interest will be located outside of the United States.

We are presently in the exploration stage and there is no assurance that mineralized material exits on our properties or property interests.

As such we do not have any ore body. We have not generated any revenues from our operations.

Our Nevada properties are as follows:

-	Blue Mountain property (optioned); and

-	Red Rock property (optioned) (formerly LS Property);.

Blue Mountain property

The Blue Mountain property is located in the Basin and Range province of Nevada, an area of broad flat basins divided by high mountain ranges. We entered into an agreement dated March 18, 2003 with Nassau Ltd. (“Nassau”) an unrelated private U.S. company, to acquire 100% of the interest held by Nassau in a mining property located in Nevada, U.S.A.

Option

In order to acquire the interest, we entered into an option agreement with Nassau, pursuant to which agreement Nassau granted us the option to acquire a 100% interest in certain mining claims known as the Blue Mountain project which is made up of 31 mining claims and is located in Humboldt County, Nevada approximately 20 miles west of Winnemucca, Nevada (the “Blue Mountain Project”).

In accordance with the terms of its agreement with Nassau, we have agreed that, in order to acquire a 100% interest in the Blue Mountain Project, we will make the following payments and issue the following shares to Nassau:

(i)	50,000 shares were issued on August 8, 2003 when the TSX approved (the “Approval Date”) the Blue Mountain Project as a “qualifying property” (as defined within the rules and policies of the TSX);

(ii)	an additional 50,000 shares were issued on Aug 8, 2004;

(iii)	two years following the Approval Date a payment in the amount of $20,000;

(iv)	three years following the Approval Date a payment in the amount of $30,000

(v)	four years following the Approval Date a payment in the amount of $40,000;

(vi)	five years following the Approval Date a payment in the amount of $100,000; and

(vii)	six years following the Approval Date a payment in the amount of $1,300,000 (the “Final Payment”).

Upon us making the Final Payment to Nassau then we will own 100% of the Blue Mountain Project subject only to a 2% net smelter royalty on gold (the “Royalty”) and we will have the right to buy down the Royalty to a 1% NSR by paying Nassau the sum of $1,500,000 at any time prior to completion of the first year of production. All payments are in U.S. dollars.

Location and access

A good gravel, maintained and all-weather road (the Jungo Road) links the project to Winnemucca. Local access from the Jungo Road (the last five miles to the project area) is via unimproved dirt road, but this road is accessible by a two-wheel drive vehicle.

The Blue Mountain Project is located in the Basin and Range province of Nevada, an area of broad flat basins divided by high mountain ranges. Elevations in the Basin and Range province range from about 4,000 feet to nearly 11,000 feet. Rivers are rare and most drainage is to the nearest basin.

The climate around Blue Mountain is a desert climate characterized by dry warm summers and dry cool winters. Precipitation is less than ten inches per year. Vegetation consists primarily of sage bush, tumbleweeds and grasses.

Property geology

The property is underlain by a thick sequence of older sedimentary rocks consisting of mudstone, siltstone, and sandstone; all of which are regionally metamorphosed to a low degree. Younger felsic and fine-grained basic rocks intrude the above rocks along faults. The felsic rocks are ubiquitous in drill holes within the altered and mineralized zones. Remnant patches of volcanic rocks and volcanic sediments are locally preserved on top of the older rocks.

High- and low-angle faults dissect all rocks on the property. A major west-dipping, low angle fault encountered at depth in drilling separates the two principal older rock formations found on the property. This low- angle fault underlies a large portion of the property, dips west at a shallow angle, and extends further west under pediment cover. This fault is 25 feet to over 100 feet thick, is extensively broken, and is an important zone for localization of non-economic, low-grade gold mineralization found on the property.

Several sets of high-angle faults also dissect all the above rocks and are the principal locus of alteration exposed on the surface of the property. These high-angle faults are potentially the controlling structures for gold mineralization developed along the above-discussed low-angle fault. These high-angle faults carry higher-grade gold mineralization and are important to the structural preparation of all of the rock units.

Prior geologic mapping has identified at least five northeast trending and seven northwest trending faults. Both sets of these faults appear to have been channel ways for mineralizing fluids, as zones of mineralization are found surrounding these faults. The north-south faults appear to be the latest set of faults.

The Blue Mountain Project was optioned because geologic evaluation determined that it had sufficient merit to justify further expenditure of money to continue exploration efforts. Also, it is situated in an area which has been postulated to lie along an important structural trend of precious-metal mineralization historically. Carl Hering, one of our directors, was involved in the evaluation and selection of this property. He has a PhD in Geology from the University of Oregon (1981) and has worked in the exploration and mining industry for over 20 years.

Previous exploration

Numerous mining and exploration companies have worked on the property during the past 20 years, as detailed below. Most of our work thus far has centered on compilation and evaluation of this past work; however, late in 2003 an initial field investigation program was completed.

Geological alteration mapping and rock chip sampling, including trench sampling, was initially done by a private United States corporation in 1983. Results of this work suggested that a precious metal-bearing system was responsible for the exposed alteration on the property. Billiton Minerals optioned the property from Nassau in 1984 and conducted additional geological mapping and geochemical sampling. In 1985, Billiton began a drilling program. Between 1985 and 1987, Billiton drilled a total of 50 drill holes. Billiton subsequently terminated their option agreement with Nassau.

Subsequently, Prime Exploration carried out an aerial geophysical survey in 1988 and also conducted a ground geophysical survey in the same year. Prime then drilled three core holes and three rotary holes. Prime returned the property to Nassau in 1988.

In 1989, Placer Dome optioned the property from Nassau and undertook a biogeochemical sampling program and a seismic geophysical program in the covered areas of the western portion of the property. Results were negative, and Placer Dome dropped their option on the property in 1990.

Lac Minerals carried out a compilation of previous data in 1991 and drilled 12 new rotary drill holes. LAC relinquished their option on the property.

Blue Desert Mining drilled 11 rotary holes and one large diameter geothermal exploration hole between 1994 and 1998.

The most recent work on the property, prior to our involvement, was conducted by Newmont Gold. Newmont completed an airborne geophysical survey over the property in 2000 and drilled a total of 2,560 feet of rotary and 680 feet of core in five drill holes in 2001.

Zonge Geosciences reinterpreted the Newmont airborne geophysical data for us. Several untested anomalies were identified both under the pediment and along the range front. To date, field investigation of these anomalies by us has just been initiated.

No reserve has currently been defined on the property. Because of the wide drill hole spacing more work is judged to be practical.

There are no permanent facilities, plants, buildings or equipment on the property. All prior drill hole locations, road access routes, and previous disturbances have been reclaimed.

Proposed exploration work

To further evaluate the property we proposed a two-stage program.

Stage 1 will include re-processing existing geophysical data, undertaking new geophysical work and completing new surface mapping and sampling. We will also run gravity and magnetics testing. Geologic mapping work and completing new surface mapping and will also be performed. The objective of Stage 1 is to determine targets for drilling. The first stage was planned to take about eight months, and cost up to $59,000.

Stage 2 will consist of road construction, reclamation work, and the drilling of up to 2,000 feet of reverse circulation drilling and 2,000 feet of core drilling. Stage 2 will only occur if suitable drill targets are identified. It is our intention to bring in a joint venture partner to share the risk on this stage. Stage 2 is expected to take about four months and costs up to $117,000.

Stage 1 work completed to date

Our work has concentrated on identifying which structures are the primary feeder structures, and hence may be connected to the high-grade intercepts from previous drilling. Additionally, thicker, better-grade zones of the tabular low-angle zone were sought. Careful review of previous drilling, and detailed mapping and sampling of structures over the northern portion of the property were the principal techniques involved in this re-evaluation.

Results from this program clearly show that the northeast trending structures are the principal gold bearing structures. Our work suggests that the north-south structures may be less important than the northeast structures, consequently there are several targets left to be tested on northeast and east-west trending structures.

Additional planned geophysical work has not yet been carried out, and we are evaluating the need, if at all, for this originally planned work.

REGIONAL LOCATION MAP
BLUE MOUNTAIN PROJECT

JUNGO ROAD
Blue Mountain Project
HUMBOLDT
Winnemucca
I80
WASHOE
PERSHING
ELKO
CHURCHILL
LANDER
EUREKA
WHITE PINE
LYON
NEVADA
MINERAL
NYE
ESMERALDA
LINCOLN
CLARK
Las Vegas
Reno
0 100 km
0 60 mi
Latitude 41° 0' 58" N
Longitude 118° 9' 13" W
Section 14
JUNGO ROAD
Winnemucca
N
T36N R34E
M.D.B.&M.
Humboldt County Nv.
0 Mile 1
0 Km 1

ROSCOE POSTLE ASSOCIATES INC.

wwbroadcast.net Inc.

BLUE MOUNTAIN PROJECT, NEVADA
REGIONAL LOCATION MAP
AND ACCESS

Red Rock property

Option

On March 4, 2004, we acquired an option on the Red Rock Project (formerly the LS property), and have the right to acquire a 100% interest in these 80 mineral claims located in Lander County, Nevada, subject to a retained 3% net smelter royalty. We made an initial $5,000 payment upon execution of the agreement and would, at our option, make further cash payments totalling $1,400,000 over a 15 year period.

The schedule of payments is as follows:

Due Date	Cash Payment	Work Commitment
On execution of Agreement	$5,000 (paid)	$Nil

Due Date	Cash Payment	Work Commitment
By Yr. 1 Anniversary	$15,000 (paid)	$10,000 (completed)
By Yr. 2 Anniversary	$25,000	$50,000
By Yr. 3 Anniversary	$50,000	$100,000
By Yr. 4 Anniversary	$155,000	$100,000
By Yr. 5 Anniversary	$250,000	$250,000
By Yr. 6 Anniversary	$250,000	$250,000
By Yr. 7 Anniversary	$250,000	$240,000
Each of Yrs. 8 to 15	$50,000	$50,000
Totals	$1,400,000	$1,400,000

Location and access

The Red Rock property consists of 80 mineral claims (1,600 acres) situated along the Battle Mountain mineral trend, in the Northern Shoshone Range, Lander County, Nevada. The Red Rock gold prospect is accessed via State highway 305 south from Battle Mountain for approximately 20 miles and then 8 miles by the Redrock Canyon-Carico Lake Valley road to the southwest corner of the property. Two-track dirt, 4-wheel drive roads cross the property.

Property geology

The Red Rock property is located along the northern margin of a volcanic depression. Data collected and compiled to-date suggests that the claim block contains a potential gold target. Geologically, the area is characterized by poorly exposed Paleozoic sedimentary rocks, which overlie younger metamorphic rocks and are separated by a low-angle fault. Both low- and high-angle faulting dissect the region. Mapped areas of alteration, with coincident gold and trace element anomalies, define a structural and stratigraphically controlled mineralized zone. The alteration features are characteristic of the sedimentary rock-hosted style of gold mineralization common throughout northern Nevada.

Previous exploration

The property has only undergone past geologic mapping and limited surface sampling and has never been drill tested.

Work completed to date

In 2004, Luna Gold undertook a mapping and sampling program which cost approximately $15,000, on a 0.5 km2 grid. Soil sampling returned two zones of coincident Au and As anomalies. One of the zones also had elevated base metal signatures. Both zones straddle the main structure on the property, the NW trending Caetano Break (also known as the Wilson Canyon Fault).

Future work

In keeping with Luna Gold’s risk reducing strategy, we are now looking for a joint venture partner to drill the anomalies identified in the first season. If these efforts fail, we will expand the sampling grid along favourable structures in an attempt to expand the soil anomalies and we may pick-up more ground along favourable structure in order to make the package more attractive.

Luna Gold - Red Rock Property Location

NBM property

On March 4, 2004, we acquired an option on the NBM property, and had the right to acquire a 100% interest in these 36 mineral claims located in Lander County, Nevada, subject to a retained 3% net smelter royalty. We made an initial $5,000 payment upon execution of the agreement dated March 4, 2004, carried out a first year work program of $10,000. However, the results were not compelling enough for us to make the first anniversary payment; therefore, we let the option lapse, and the NBM property is no longer in our portfolio.

Dongchuan Project

On June 2, 2004, we entered into a formal co-operative agreement with Yunnan Nonferrous Mining and Geology Ltd. (“YNMG”) pursuant to which we together agreed to establish a Sino-Foreign co-operative joint venture company in the Yunnan Province, PRC. The joint venture company was called the Xinan Mineral Resources Co. Ltd. and was established for the purpose of jointly exploring and, if successful, mining any viable deposits discovered in the Dongchuan area of the Yunnan, Province, PRC.

Pursuant to the terms of the co-operative agreement, we agreed to invest, at our option, a total of US$3.1 million over three years to earn a 70% interest in the co-operative company. The agreement provided that after we have earned a 70% interest, we could, at our option, earn a further 20 % interest in the cooperative company by investing an additional US$6 million.

Due to lack of exploration success, on July 19, 2005 we elected to terminate the co-operative agreement on our Dongchuan project. All unexpended amounts paid to the co-operative company are to be returned to us and all rights to the property will be returned to Yunnan Nonferrous Mining and Geology Ltd. Before the unexpended amounts are returned, we have agreed to pay a termination fee of approximately $24,000. We expect the unexpended amounts to be returned to us to be approximately $320,000 less legal fees and other costs associated with the termination.

Gongguo Project

On May 18, 2004 we entered into a formal co-operative agreement with Yunnan Nonferrous Mining and Geology Ltd. (“YNMG”) pursuant to which we together agreed to establish a Sino-Foreign co-operative joint venture company in Yunnan Province, PRC.

The joint venture company was called the Xinlong Mineral Resources Co. Ltd. and was established for the purpose of jointly exploring and, if successful, mining any viable deposits discovered in the Gongguo area of the Yunnan, Province, PRC.

Pursuant to the terms of the co-operative agreement, we agreed to invest, at our option, a total of US$3.05 million over three years to earn an 80% interest in the co-operative company. The agreement provided that after we had earned a 80% interest, contributions to the co-operative company would be made pro rata, provided that YNMG's interest could not be diluted to not less than 10% if it elected not to make cash contributions.

Due to lack of exploration success, on July 19, 2005 we elected to terminate the co-operative agreement on our Dongchuan project. All unexpended amounts paid to the co-operative company are to be returned to us and all rights to the property will be returned to Yunnan Nonferrous Mining and Geology Ltd. Before the unexpended amounts are returned, we have agreed to pay a termination fee of approximately $24,000. We expect the unexpended amounts to be returned to us to be approximately $330,000 less legal fees and other costs associated with the termination.

Government regulation

Exploration activities are subject to various national, state, foreign and local laws and regulations in the United States, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in the United States.

Environmental regulation

Our mining operations and exploration activities are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our operations are conducted in material compliance with applicable laws and regulations.

Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain mining operations uneconomic.

Competition

We compete with other mining companies in connection with the acquisition of gold and other precious metals properties. There is competition for the limited number of gold acquisition opportunities, some of which is with other companies having substantially greater financial resources than we do. As a result, we may have difficulty acquiring attractive gold mining/exploration properties.

We believe no single company has sufficient market power to affect the price or supply of gold in the world market.

Employees

We intend to continue to use the services of consultants for exploration work on our properties. Carl Hering, PhD. Geology, one of our directors, is a geological consultant for our company. We have one employee at this time, our President Tim Searcy.

DESCRIPTION OF PROPERTY

Our offices are located at Suite 920, 475 West Georgia Street, Vancouver, B.C., Canada, V6B 4M9. During 2004, we entered into leasing agreements with respect to office and equipment leases expiring in January 2007. Arrangement has been made for Pathway Capital Ltd., a related party, to manage and assume payment of these leases. We have agreed to reimburse Pathway Capital Ltd. based on estimated usage of office space and other equipment on a cost recovery basis. This facility consists of our office and administration area and houses all of our operations.

LEGAL PROCEEDINGS

We are not involved in any material pending litigation, nor are we aware of any material pending or contemplated proceedings against us. We know of no material legal proceedings pending or threatened, or judgments entered into against any of our directors or officers in their capacity as such.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-looking statements

This proxy statement/prospectus contains certain “forward-looking statements”. Much of the information included in this proxy statement/prospectus includes or is based upon estimates, projections or other forward-looking statements-. Such forward-looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, prediction, projections, assumptions or other future performance suggested herein. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties. Actual results may differ significantly from those expressed or implied in such forward-looking statements.

Such estimates, projections or other “forward looking statements” involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward looking statements.” All forward-looking statements speak only as to the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Critical accounting policies

Our discussion and analysis of its financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exists which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Our future operations are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable operations or income from its investments. As of June 30, 2005, we have not generated revenues, and have experienced negative cash flow from operations. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

Overview

We are a mineral exploration company engaged in the acquisition and exploration of mineral properties, with a focus on exploring for precious metals in Nevada.

Our year-ended December 31, 2004 audited financial statements and our quarter ended June 30, 2005 unaudited financial statements have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. We incurred net losses from operations for the quarter ended June 30, 2005, for the quarter ended June 30, 2004 and for the period from the inception of our mining business as of January 20, 2003 to June 30, 2005 of $249,011, $292,005 and $2,140,576, respectively. We incurred net losses from operations for the year ended December 31, 2004, 2003 and for the period from the inception of our mining business as of January 20, 2003, to December 31, 2004 of $1,075,744, $473,676 and $1,542,432, respectively.

The loss increased over the prior year period due to higher consulting and professional fees and travel related expenses during the year relating to increased activities. During the year, we performed further analysis work on the Blue Mountain and optioned additional properties in Nevada and China. Professional fees also increased as we obtained approval and negotiate a private placement. A private placement was closed on January 19, 2005 in the amount of $2,270,350. We did not earn any revenue during the year ended December 31, 2004 and, 2003.

Plan of Operations

We must conduct exploration to determine what amounts of minerals exist on our properties and if such minerals can be economically extracted and profitably processed. Our exploration program is designed to efficiently explore and evaluate our properties. We do not claim to have any mineral reserves whatsoever at this time on our properties. Our anticipated exploration costs for our respective properties, over the next twelve months are as follows:

Blue Mountain Project	$15,000
Red Rock Project	50,000
Total	$65,000

Our exploration plans for each of our mineral properties are detailed above in the section of the proxy statement/ prospectus entitled “Description of Business”.

Results of operations

We have hereby incorporated by reference into this proxy statement/prospectus unaudited financial information for the three-month and six-month periods ended June 30, 2005 and 2004 and the period from January 20, 2003 (being the date of inception of our new business) to June 30, 2005, together with audited financial information for the years ended December 31, 2004 and 2003.

Three-month period ended June 30, 2005

We incurred a net loss of $249,011 for the three-month period ended June 30, 2005, resulting in a loss per share of $0.01. The loss was attributable to operating expenses of $270,997 offset by interest income of $1,513 and a foreign exchange gain of $20,473.

During the period we incurred exploration expenses of $87,762 which consists of a $35,938 loss related to our joint ventures in China and $51,824 in other exploration expenses related to our Nevada properties and fees paid to geologists. We also incurred $10,971 in business development expenses, $34,784 in consulting fees, $760 in depreciation and amortization, $5,838 in filing fees, $10,831 in general and administrative expenses, $5,944 in management fees, $60,891 in professional fees, $2,603 in rent, $19,832 in travel expenses and $29,437 in wages and benefits.

In addition to exploration expenses incurred directly by our Chinese joint ventures, we spent $51,824 on exploration compared to $15,542 in the previous year’s quarter’s period. The majority of the exploration expenses relate to geologist fees and assay costs, previously paid through our joint ventures, as we conclude our projects in China. Our equity loss from our joint ventures decreased as we did not make any further payments and our activity in China decreased. Professional fees increased due to legal work involved in filing a registration statement with the SEC as part of our plan to change the domicile of Luna Gold to Canada from Wyoming. Business development relates to expenses incurred analyzing property opportunities and establishing business contacts in China. Business development increased over the prior period as we had just started to focus our efforts on our projects in China a year ago. Consulting expense relates to contracted geologist fees, including a director of Luna Gold, to perform certain exploration activities. Consulting fees decreased compared to the prior quarter as we retained the service of Kit Lee, who was responsible for sourcing and managing our projects in China. We agreed to compensate Kit retro-active to November 2003 as this is when he began his efforts to acquire properties in China. Travel expenses decreased as several directors spent time traveling in China during the prior period’s quarter and we agreed to reimburse Kit for travel expenses in China retro-active to November 2003. Wages and benefits also increased over the prior year’s quarter as we hired a new Chief Executive Officer who joined us in late June 2004. Management fees were constant as the monthly charge is approximately $2,000 per month.

Three-month period ended June 30, 2004

We incurred a net loss of $292,005 for the quarter ended June 30, 2004, resulting in a loss per share of $0.02. The loss was attributable to operating expense of $289,112 and foreign exchange loss of $2,893.

During the quarter we incurred $282 in depreciation and amortization, $92,851 in consulting fees, $15,542 in exploration expense, $4,994 in filing fees, $17,435 in general and administrative expenses, $8,220 in investor relations, $5,456 in management fees, $45,498 in professional fees, $7,651 in rent, and $88,295 in travel and conference.

Expenses increased as we refocus our efforts to the China properties. Consulting fees increased as we retained the service of director Kit Lee. We agreed to compensate Kit retro-active to November 2003 as this is when he began his efforts to acquire properties in China. Kit assisted us on property generation as well as exploration. Exploration expense decreased as we focused our effort on acquiring the China properties. The majority of the exploration expense relates to work performed on the Blue Mountain Property. This work included mapping, sampling, data compilation and claims fees. Exploration expense also includes costs related to area reconnaissance work. The exploration expenses related to Blue Mountain was as follows: $10,674 in geologist fees, $1,264 in graphics supplies and analysis, and $4,199 in travel and transportation. General and administrative expense increased due to increased activities associated with acquiring new properties in China. Management fees were constant as the monthly charge is approximately $1,675 per month. Professional fees increased as we incurred legal fees to draft the agreements in China and also to file an SB-2 registration statement with the SEC. Travel fees increased as several directors spent time traveling in China during the quarter and we reimbursed Kit for travel expenses in China retro-active to November 2003 as this is when Kit first traveled to China to acquire properties.

Six-month period ended June 30, 2005

We incurred a net loss of $598,144 for the six-month period ended June 30, 2005, resulting in a loss per share of $0.03. The loss was attributable to operating expenses of $634,894 and interest expense of $1,705 which was offset by a foreign exchange gain of $36,942 and interest income of $1,513.

During the period we incurred $22,135 in business development expenses, $1,542 in depreciation and amortization, $70,287 in consulting fees, $300,370 in exploration expense, $24,399 in filing fees, $21,750 in general and administrative expenses, $12,059 in management fees, $2,571 in marketing and promotion expenses, $86,106 in professional fees, $6,190 in rent, $36,351 in travel and conference and $49,028 in wages and benefits.

Expenses increased over the prior year period due to our projects in China which we were just starting in last year’s prior period. The majority of exploration expenses, not including our joint venture loss, relate to geologist fees and assay costs as we conclude our projects in China. These expenses were previously paid through our joint ventures. Also included are exploration expenses relating to work performed on our Red Rock property. This work included mapping, sampling, data compilation and claims fees. Exploration expense also includes costs related to area reconnaissance work. The exploration expenses related to Red Rock were as follows: $6,214 in geologist fees, $418 in analysis, $2,657 in supplies, travel and transportation and $18,277 in staking and claim fees. Business development relates to expenses incurred reviewing property opportunities and establishing business contacts in China. Business development increased over the prior period as we had just started to focus our efforts on our projects in China a year ago. Consulting expense relates to contracted geologist fees, including a director of Luna Gold, to perform certain exploration activities. Consulting fees decreased compared to the prior quarter as we retained the service of Kit Lee, who was responsible for sourcing and managing our projects in China. We agreed to compensate Kit retro-active to November 2003 as this is when he began his efforts to acquire properties in China. Professional and filing fees increased due to legal work involved in completing a private placement which closed on January 19, 2005. Professional fees increased due to legal work involved in filing a registration statement with the SEC as part of our plan to change the domicile of Luna Gold to Canada from Wyoming. Travel expenses decreased as several directors spent time traveling in China during the prior period’s quarter and we agreed to reimburse Kit for travel expenses in China retro-active to November 2003. Wages and benefits also increased over the prior year’s quarter as we hired a new Chief Executive Officer who joined us in late June 2004. Management fees were constant as the monthly charge is approximately $2,000 per month.

Six-month period ended June 30, 2004

We incurred a net loss of $417,871 for the six-month period ended June 30, 2004, resulting in a loss per share of $0.03. The loss was attributable to operating expenses of $412,289, and foreign exchange loss of $5,582.

During the period we incurred $576 in depreciation and amortization, $106,973 in consulting fees, $90,757 in exploration expense, $7,648 in filing fees, $19,946 in general and administrative expenses, $8,220 in investor relations expenses, $11,145 in management fees, and $61,363 in professional fees, $14,478 in rent and $88,295 in travel and conference.

Expenses increased over the prior year period due to the increased activities as we entered the mining business. Consulting fees increased as we contracted several geologists, including a director, to perform certain exploration activities. We also retained the services of director Kit Lee. We agreed to compensate Kit retro-active to November 2003 as this is when he began his efforts to acquire properties in China. Kit focused on property generation as well as assisting in exploration. The majority of the exploration expense related to work performed on our Blue Mountain Property. This work included mapping, sampling, data compilation and claims fees. Also included in exploration expense are staking fees on the NBM and LS Properties (see our 2003 10KSB for further information on the properties), which were acquired during the six-month period ended June 30, 2004. Exploration expense also includes costs related to area reconnaissance work. The exploration expenses related to Blue Mountain was as follows: $49,594 in geologist fees, $3,784 in graphics supplies and analysis, and $9,005 in travel and transportation. We also spent $10,623 and $18,336 in staking fees on NBM and LS claims respectively. Management fees were constant as the monthly charge is approximately $1,675 per month. Professional fees increased as we incurred legal fees in preparing an SB-2 registration statement, as well as to draft the joint-venture agreements in China. Travel fees increased as several directors spent time traveling during the quarter and we agreed to reimburse Kit for travel expenses in China retro-active to November 2003 as this is when Kit first traveled to China to acquire properties.

Year ended December 31, 2004

We incurred a net loss of $1,075,744 (2003: $473,676) for year ended December 31, 2004, resulting in a loss per share of $0.07 (2003: $0.04) . The loss was attributable to operating expenses of $1,046,253 (2003: $468,561); and a foreign exchange loss of $29,491 (2003: $5,115).

During the year we incurred $23,440 (2003: nil) in business development, $1,125 (2003: $1,295) in depreciation and amortization, $182,823 (2003: $70,425) in consulting fees, $198,948 (2003: nil) in equity loss from operation of joint ventures, $159,821 (2003: $204,917) in exploration expense, $13,221 (2003: $21,137) in filing fees, $53,395 (2003: $32,516) in general and administrative expenses, $23,049 (2003: $21,486) in management fees, $138,860 (2003: $82,022) in professional fees, $29,596 (2003: $25,783) in rent, $1,096 (2003: nil) in organization expenses and $154,207 (2003: nil) in travel and conference expenses.

Expenses increased over the prior year period due to increased activities as we continued our exploration and acquisition activities in Nevada and China. We recognized a loss of $198,948 relating to exploration expenses incurred by our joint venture companies in China. Business development relates to expenses customarily incurred in establishing business contacts in China. Consulting fees increased as we contracted several geologists, including a director, to perform certain exploration activities. We also retained the services of director Kit Lee. Mr. Lee will be focused on property generation as well as assisting in exploration. We have also accrued professional fees for work performed on a Form SB-2 registration statement with the SEC. Equity in operation of resource properties joint ventures relates to our share of losses relating to the operations of the joint venture projects in China. The majority of the exploration expense related to work performed on our Blue Mountain property. This work included mapping, sampling, data compilation and claims fees. Also included in exploration expense are staking fees on the NBM and Red Rock properties which were acquired during the year ended December 31, 2004. Exploration expense also includes costs related to area reconnaissance work. The exploration expenses related to Blue Mountain property were as follows: $51,750 in geologist fees and $48,880 in staking fees. Management fees were constant as the monthly charge is approximately $1,675 per month. Professional fees increased as we incurred legal and accounting fees in preparing a Form SB-2 registration statement as well as to draft the joint-venture agreements in China. Travel fees increased due to travel to and within China for our project generation activities.

Year ended December 31, 2003

We incurred a net loss of $473,676 for the year ended December 31, 2003, resulting in a loss per share of $0.04. The loss was attributable to operating expenses of $468,561 and a foreign exchange loss of $5,115.

During the period we incurred consulting fees of $70,425 and $1,295 in depreciation and amortization, $25,783 in rent, $8,353 in marketing and promotion, $21,137 in filing fees, $21,486 in management fees, $32,516 in general and administrative expenses, $204,917 in exploration expense and $82,022 in professional fees. Expenses increased over the prior year period due to the increased activity resulting from our entering the mining business. We spent $204,917 on exploration activity compared to nil in the previous year’s period as we entered the mining business during the year. The majority of the exploration expense relates to work performed on our Blue Mountain property. This work included mapping, sampling data compilation and claims fees. Exploration expense also includes costs related to area reconnaissance work. Professional fees increased due to increased filing and reporting activities due to our entering the mining business. Professional fees also increased due to our legal work involved in preparing a Form SB-2 registration statement. Management fees decreased due to a reduction in the monthly charge to approximately $1,675 per month. Consulting expense increased as we contracted geologists, including a director of the company, to perform certain exploration activities. Exploration expense consists of monies spent on the due diligence evaluation of several prospective exploration properties including the Blue Mountain property. General and administrative expenses increased as a result of our company’s increased activity. These activities include increased travel, office and communications expenses.

Period of inception of the mining business, January 20, 2003 to June 30, 2005

We incurred a net loss of $2,140,576 for the period of inception to June 30, 2005, resulting in a loss per share of $0.14. The loss was attributable to operating expenses of $2,142,717 and interest expense of $1,705 which was offset by a foreign exchange gain of $2,333 and interest income of $1,513.

Balance Sheets

Total cash and cash equivalents as at June 30, 2005 and December 31, 2004, were respectively, $224,925 and $1,497,859. Working capital as at June 30, 2005, and December 31, 2004, were respectively, $514,107 and $826,605.

The decrease in working capital between June 30, 2005 and December 31, 2004 was primarily attributable to operating expenses of $634,894, further investment into our Chinese joint venture companies of $675,000 and repayment of payables, including amounts to related parties. This decrease was offset by the closing of the private placement in the amount of $2,270,350. A total of $1,639,065 of the private placement had already been collected at December 31, 2004 and was recognized as subscriptions received in advance of the share offering. No revenue was generated during the period.

Total share capital as at June 30, 2005 and December 31, 2004, was respectively, $7,899,276 and $5,628,926. Total shares outstanding as at June 30, 2005 and December 31, 2004, were respectively, 24,572,700 and 17,004,865.

Current Capital Resources and Liquidity

Our capital resources have been limited. We currently do not, and will not, generate revenue from business operations in the foreseeable future, and to date have relied on the sale of equity and related party loans for cash required for our operations. There can be no assurances that any outstanding share purchase warrants will be exercised.

On January 19, 2005, we closed a private placement of 7,567,835 units at a price of $0.30 per unit for total proceeds of $2,270,350. There can be no assurances that we can obtain future additional financing on terms reasonably acceptable to us or at all. The lack of capital may force us to curtail our operating activities and potential investment activities.

During 2004, we entered into leasing agreements with respect to office and equipment leases expiring in January 2007. Arrangement has been made for Pathway Capital Ltd., a related party to manage and assume payment of these leases. We will reimburse Pathway based on estimated usage of office space and other equipments on a cost recovery basis. The balance of the 2005 lease obligation for the office space is estimated to be $8,583.

Contractual obligations

We do not have any material contractual obligations currently outstanding requiring payments over the next five years.

Off balance sheet arrangements

We do not have any off balance sheet arrangements as of December 31, 2004 or as of the date of this proxy statement/prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for common stock

As at August 31, 2005, we had approximately 500 shareholders of record of our common stock, including shares held by brokerage clearing houses, depositories or otherwise in unregistered form. The beneficial owners of such shares are not known to us. Our common shares are currently listed for trading on each of the TSX and the OTCBB under the symbols “LGC.u” and “LGCU”, respectively. The following table shows the high and low trades of our company’s common stock for 2005, 2004 and 2003 for the quarters indicated.

Period	High	Low	Close
2005
Second quarter	$0.24	$0.13	$0.14
First quarter	$0.33	$0.23	$0.23
2004
Fourth quarter	$0.30	$0.25	$0.29
Third quarter	$0.30	$0.25	$0.255
Second quarter	$0.52	$0.29	$0.30
First quarter	$0.50	$0.35	$0.39
2003
Fourth quarter	$0.50	$0.28	$0.40
Third quarter	$0.30	$0.25	$0.275
Second quarter	$0.22	$0.22	$0.22
First quarter	$0.28	$0.12	$0.22

The source of this information is Canada Stockwatch. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

As at August 31, 2005, we had 24,572,700 shares of our common stock issued and outstanding.

Dividend policy

We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board of Directors considers relevant.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Exchange Act that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Securities authorized for issuance under equity compensation plans

We currently have one equity compensation plan, namely our Incentive Stock Option Plan (“Option Plan”), which provides for the issuance of stock options for services rendered to us. The Board of Directors is vested with the power to determine the terms and conditions of the options. The Option Plan included 2,854,556 shares. As at December 31, 2004, options to purchase 1,860,000 shares have been granted leaving 994,556 shares available for issuance under our Option Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c))
Equity compensation plan approved by security holders	1,860,000	$0.28	994,556

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and executive officers

The following table and text sets forth the names and ages of all of our directors and executive officers as at August 31, 2005. All of the directors serve until the next annual general meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Subject to any applicable employment agreement, executive officers serve at the discretion of the Board of Directors, and are appointed to serve until the first Board of Directors’ meeting following the annual general meeting of shareholders. Also provided is a brief description of the business experience of each director, executive officer and significant employee during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

Our present directors and executive officers are as follows:

Name	Position held with the Company	Age	Date first elected or appointed
Tim Searcy	President, Chief Executive Officer and Director	35	June 28, 2004 (director, Chief Executive Officer and President)
Carl Hering	Director	55	January 20, 2003 (director)
Gregg J. Sedun	Director	47	June 23, 1997 (director)

Name	Position held with the Company	Age	Date first elected or appointed
Marcel de Groot	Director and Chief Financial Officer	32	July 31, 2001 (director)
Paul A. Visosky	Secretary	50	June 28, 2004 (Secretary)

The backgrounds and experience of our directors, executive officers and other significant employees are as follows:

Tim Searcy - President, Chief Executive Officer and a member of the Board of Directors

Mr. Searcy is a Professional Geologist registered in Alberta. He holds a Master of Science (Geology) degree and a Master of Business Administration degree, both from the University of Toronto. Mr. Searcy has over five years experience as an exploration geologist, having worked for companies such as Falconbridge and BHP, as well as a number of juniors. After acquiring his MBA in 2001, Mr. Searcy joined Placer Dome in November 2001 and worked in their corporate offices where he held positions in treasury and corporate development (M&A).

Carl Hering - member of the Board of Directors

Dr. Hering is a geologist with over 25 years of diversified technical and managerial experience in mineral exploration and corporate development. He has experience in all aspects of exploration from generative to advanced projects, negotiations, acquisition evaluation, mine and corporate valuation, management, strategic planning and new program design and implementation. From 1997 to 1999 Dr. Hering served as vice president corporate development for Bema Gold Corp., a Vancouver based mid-tier gold producer. His focus was on international acquisitions and business development, directed at the enhancement of shareholder value. Prior to this role, Dr. Hering worked in senior exploration positions for both Placer Dome Inc. and Noranda Exploration. He worked for Noranda Exploration from 1978 to 1988, primarily in the United States. From 1989 to 1996, he worked for Placer Dome in the United States, Latin America, Asia, Australia and later coordinated technical evaluations for major acquisition opportunities worldwide for Placer Dome Inc., corporate development. Most recently, Dr. Hering has worked for numerous clients as an independent consultant evaluating advanced exploration opportunities, operating mines, including technical evaluations for a major corporate finance group.

Gregg J. Sedun - member of the Board of Directors

Mr. Sedun graduated from the University of Manitoba in 1982 with a Bachelor of Law degree, and practiced securities law in Vancouver, British Columbia from 1983 until 1997. He was a partner in the law firm Rand Edgar Sedun, and later became a founding partner of De Witt Sedun, a firm focusing exclusively on securities law, where he practiced until his retirement from law in 1997. Mr. Sedun is a co-founder and director of several public companies and a director and co-founder of Pacific Source Capital Ltd., a private venture capital company. Mr. Sedun is also the President and Chief Executive Officer of Diamond Fields International Ltd., a public company listed on the TSX.

Marcel de Groot - member of the Board of Directors and Chief Financial Officer

Mr. de Groot graduated from the University of British Columbia in 1996 with a Bachelor of Commerce degree. From May 1996 until October 1999, he worked for the Vancouver office of Grant Thornton where he obtained the Chartered Accountant designation. From November 1999 to April 2003, Mr. de Groot has worked as a consultant for us and several other companies both private and public. From April of 2003 to February 2004, Mr. de Groot held the position of chief financial officer of Diamond Fields International Ltd. From November 19, 2004 to March 1, 2005, Mr. de Groot served as Acting Chief Financial Officer of Ascalade Communications Inc. Since October 2004, Mr. de Groot has been a director and officer of Pathway Capital Ltd., a private venture capital company.

Paul A. Visosky - Secretary and a member the Board of Directors

Mr. Visosky was educated at the University of Western Ontario in London, Ontario, where he received his M.B.A. and LL.B. in 1982. Mr. Visosky was called to the bar in British Columbia in 1983. Since April 2004, Mr. Visosky has been a partner of DuMoulin Black, a Vancouver securities law firm, where he practices corporate and securities law. Mr. Visosky acts for public and private companies in a variety of industry sectors with a focus on financings, TSX listings, and mergers and acquisitions. Mr. Visosky spent two years at the British Columbia Securities Commission in the late 1980’s as a policy advisor responsible for drafting legislation and policy statements, and advising the securities commission on securities law matters. From July 2003 to March 2004, Mr. Visosky was an associate counsel with DuMoulin Black. Previous to his work at DuMoulin Black, Paul was owner of NEXUS Venture Capital Lawyers. Mr. Visosky is a former director of the Canadian Listed Company Association and has served as a director and officer of a number of companies listed on the TSX. He is a current member of the TSX’s local advisory committee.

There are no arrangements or understandings between any two or more directors or executive officers, pursuant to which he/she was selected to be a director or executive officer. None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Involvement in certain legal proceedings

To our knowledge, during the past five years, no present or former director or executive officer of our company: (a) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two yeas before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (b) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (d) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (e) was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; or (f) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Compliance with Section 16 (a) of the Exchange Act

We are not subject to Section 16(a) of the Exchange Act.

Audit committee and charter

We have an audit committee and an audit committee charter. Our audit committee is comprised of Messrs. Sedun, de Groot and Hering. None of our directors are deemed independent. Our audit committee is responsible for: (a) selection and oversight of our independent accountant; (b) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (c) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (d) engaging outside advisors; and (e) funding for the outside auditory and any outside advisors engagement by the audit committee.

Audit committee financial expert

We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our limited operations, we believe the services of a financial expert are not warranted.

Code of ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

EXECUTIVE COMPENSATION

Summary compensation

The following table sets forth information with respect to compensation we paid for the years ended December 31, 2004, 2003 and 2002, for services rendered by each of our directors and executive officers during those periods.

Summary Compensation Table

		Long Term Compensation
		Annual Compensation			Awards		Payouts
(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compen sation ($)	(f) Restricted Stock Awards(s) ($)	(g) Securities Underlying Options/ SARs (#)	(h) LTIP Payouts ($)	(i) All Other Compens ation ($)
Tim Searcy President, CEO and a director
	2004	$39,518	Nil	Nil	Nil	300,000	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2002	Nil	Nil	Nil	Nil	Nil	Nil	Nil
David De Witt Former director
	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2003	Nil	Nil	Nil	Nil	150,000	Nil	Nil
	2002	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Gregg Sedun Director
	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2003	Nil	Nil	Nil	Nil	150,000	Nil	Nil
	2002	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Marcel de Groot CFO and a director
	2004	$12,478	Nil	Nil	Nil	Nil	Nil	Nil
	2003	$13,535	Nil	Nil	Nil	150,000	Nil	Nil
	2002	$21,665	Nil	Nil	Nil	Nil	Nil	Nil
Carl Hering Director
	2004	$22,200	Nil	Nil	Nil	75,000	Nil	Nil
	2003	$57,800	Nil	Nil	Nil	150,000	Nil	Nil
	2002	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compen sation ($)	(f) Restricted Stock Awards(s) ($)	(g) Securities Underlying Options/ SARs (#)	(h) LTIP Payouts ($)	(i) All Other Compens ation ($)
Paul A. Visosky Secretary
	2004	Nil	Nil	Nil	Nil	75,000	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2002	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Lee Mun Kit Director
	2004	$120,000	Nil	Nil	Nil	450,000	Nil	Nil
	2003	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2002	Nil	Nil	Nil	Nil	Nil	Nil	Nil

None of our executive officers have received annual salary and bonus in excess of $100,000. During 2004, 810,000 stock options were granted during the fiscal year ended December 31, 2004.

During June 2004 Mr. Searcy was granted 300,000 stock options exercisable at a price of $0.30. Also in 2004 Mr. Lee was granted a total of 450,000 stock options exercisable at a price of $0.30 (150,000 directly and 300,000 indirectly). Mr. Lee also, indirectly, has a private option with Pacific Source Capital Ltd. to acquire 150,000 shares at a price of CDN$0.16 exercisable until December 31, 2004. In June 2004 Dr. Hering was granted 75,000 stock options exercisable at a price of $0.30.

We have no formal plan for compensating our directors for their service in their capacity as directors although such directors have received, from time to time and are expected to receive in the future, options to purchase common shares as awarded by the Board of Directors or (as to future options) a Compensation Committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. The Board of Directors may award special remuneration to any director undertaking any special services on our behalf, other than services ordinarily required of a director. Other than as indicated below, no director received and/or accrued any compensation for his services as a director, including committee participation and/or special assignments.

There are no management agreements with any of our directors or executive officers, other than those referred to herein.

Other than as discussed above, we have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Other than the management agreements and advisory agreements discussed herein, we have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Option/SAR grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of the company’s officers and directors, other than the incentive stock Option Plan. Under the Option Plan the Board of Directors is vested with discretionary authority to grant options to persons furnishing services to the Company.

The Option Plan provides for the grant of options to purchase up to 2,854,556 shares. As at December 31, 2004, 1,860,000 options have been granted and 994,556 shares remain eligible for grant under the Option Plan.

Information concerning individual grants of stock options granted during fiscal 2004 to each of the named executive officers, is reflected in the table below.

Option/SAR Grants in Fiscal 2004

Name	Number of Securities Underlying Options SARs Granted	Percentage of total options/SARs granted to employees in fiscal year	Exercise or Base Price ($/share)	Expiration Date
Tim Searcy	300,000	28.6%	0.30	06-07-2009
Lee Mun-Kit	450,000	42.9%	0.30	06-07-2009
Carl Hering	75,000	7.1%	0.30	06-30-2009
Paul A. Visosky	75,000	7.1%	0.30	06-30-2009

Aggregated Option/SAR exercises and fiscal 2004 year-end option/SAR value table

The following table sets forth certain information with respect to each exercise of stock options and SARs during fiscal 2004 by each of the named executive officers, and the fiscal 2004 year-end value of unexercised options and SARs. The dollar values are calculated by determining the difference between the exercise or base price of the options and the fair market value of the underlying stock at the time of exercise and at fiscal year-end if unexercised, respectively. The unexercised options, some of which may be exercisable, have not been exercised and it is possible they might never be exercised. Actual gains realized, if any, on stock option exercises and common stock holdings are dependent on the future performance and value of the common stock and overall stock market conditions. There can be no assurance that the projected gains and values shown in this table will be realized.

Aggregated Option/SAR exercises in fiscal 2004 and Option/SAR values at December 31, 2004

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the- Money Options/SARs at FY- End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Tim Searcy	Nil	Nil	87,500	212,500	Nil	Nil
Lee Mun-Kit	Nil	Nil	125,000	325,000	Nil	Nil
Paul Visosky	Nil	Nil	25,000	50,000	Nil	Nil
David De Witt	Nil	Nil	120,000	30,000	4,800	1,200
Gregg Sedun	Nil	Nil	120,000	30,000	4,800	1,200
Marcel de Groot	Nil	Nil	120,000	30,000	4,800	1,200
Carl Hering	Nil	Nil	145,000	80,000	4,800	1,200

Long-term incentive plans

We have no long-term incentive plans in place and therefore there were no awards made under any long-term incentive plan to any Executive Officers during our most recently completed fiscal year. A “Long-Term Incentive Plan” is a plan under which awards are made based on performance over a period longer than one fiscal year, other than a plan for options, SARs (Stock Appreciation Rights) or restricted share compensation.

Compensation of directors

As previously noted, we have no standard arrangement to compensate directors for their services in their capacity as directors except for the granting from time to time of incentive stock options in accordance with the policies of the TSX. During the last fiscal year, we granted stock options to acquire 900,000 shares of common stock to our directors, a total of 600,000 options during the year ended December 31, 2003 and in 2002 we did not grant any director options.

Compensation committee interlocks and insider participation

We have no committee that performs the function of a compensation committee. None of our officers or directors serve on a committee making compensation decisions of any other entity. Directors generally participate in compensation-related matters.

Indemnification

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the state of Wyoming.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is, therefore unenforceable.

RELATED PARTY TRANSACTIONS

Other than as disclosed under “Executive Compensation” above, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest, except as follows:

On August 1, 2002, we entered into a corporate advisory agreement with Pacific Source Capital Ltd. (“Pacific Source”), a company owned and controlled by Alison Sedun and Marianne De Witt (each as to 50%). Alison Sedun and Marianne De Witt are married to, respectively, Gregg Sedun (a current director of the Company) and David De Witt (a previous director of the Company), both of whom are directors of Pacific Source.

Pacific Source was paid CDN$2,500 per month in consideration for which Pacific Source provided us with advisory services relating to general corporate development, financial matters, raising additional capital, strategic planning and other matters relating to the financial affairs of our company. In October 2004, this agreement was taken over by Pathway Capital Ltd., a company with two common directors, for CAD $2,500 per month. In addition, Pathway Capital Ltd. charges us CAD $1,100 per month for rent, net of other leasing costs paid by us and other administrative services on a cost recovery basis.

Payments made and balances accrued to Pacific Source and Pathway Capital Ltd. pursuant to its Management Advisory Agreement are as follows:

Period	Amount
Fiscal year ending December 31, 2004	$ 23,016
Fiscal year ending December 31, 2003	21,486
Three-months ending June 30, 2005	5,944
Three-months ending June 30, 2004	5,456
Six-months ending June, 30, 2005	12,059
Six-months ending June, 30, 2004	11,145

In addition, Pathway Capital Ltd. charges the Company CDN$1,100 per month for rent and other administrative services on a cost recovery basis which was as follows:

Period	Amount
Fiscal year ending December 31, 2004	$ 7,414
Fiscal year ending December 31, 2003	Nil
Three-months ending June 30, 2005	15,664
Three-months ending June 30, 2004	Nil
Six-months ending June, 30, 2005	30,001
Six-months ending June, 30, 2004	Nil

The balance owing to Pacific Source as at December 31, 2004 was $537,724 which was fully repaid by March 31, 2005.

We did not approach any disinterested third parties with the view to soliciting competing bids for their services. As a result, the transactions may, or may not, be subject to terms no less favourable to us than those that we could have obtained from disinterested third parties.

During the year ended December 31, 2004, we issued stock options to acquire up to 1,050,000 shares of common stock to our directors, officers, employees and consultants at an exercise price of $0.30 which was equal to the fair market value of the stock on the date of grant.

SECURITY OWNERSHIP

As at August 31, 2005, we had 24,572,700 common shares issued and outstanding. We have no other classes of voting securities.

The following table lists, as of August 31, 2005, the number of shares of common stock of our company beneficially owned by: (a) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common stock; (b) each of our officers and directors; and (iii) all of our officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities to which he or she may not have any pecuniary interest.

To the knowledge of our management, and other than as set forth herein below as at August 31, 2005, no person beneficially owns more than 5% of any class of our voting securities other than as set forth below. The following table shows the total amount of any class of our voting securities owned by each of our executive officers and directors and by our executive officers and directors, as a group, as at July 8, 2005, and, as to a specific person, shares issuable pursuant to the conversion or exercise, as the case may be, of currently exercisable or convertible debentures, share purchase warrants and stock options.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Tim Searcy	15,000	0.06%
Gregg J. Sedun	434,242(*)	1.76%
Marcel de Groot	260,840	1.11%
Carl Hering	40,000	0.16%
Paul Visosky	25,000	0.10%
All officers and directors as a group (six persons)	775,082	3.15%
Grant Sutherland	1,770,263	7.22%
Alison Sedun	2,407,221	0.98%
Marianne De Witt	2,406,221	0.98%

(*)
The shares indicated as being beneficially owned by Gregg J. Sedun include 213,839 shares held by 513815 B.C. Ltd., a private company controlled by Mr. Sedun. Alison Sedun is the wife of our director, Gregg Sedun. Shares indicated as being beneficially owned by Alison Sedun include 1,336,666 held by Alcaron Capital Corp., a company owned by Mrs. Sedun, and 1,005,705 shares held by Pacific Source. Mrs. Sedun, through Alcaron Capital Corp., owns 50% of Pacific Source. The shares indicated as being beneficially owned by Marianne De Witt include 1,005,705 shares owned by Pacific Source. Mrs. De Witt, wife of our former director David De Witt, through a private company, owns 50% of Pacific Source.

We currently have issued 1,895,000 stock options to officers, directors, employees and consultants. A total of 795,000 of these options are exercisable at $0.25 per option, 1,050,000 options are exercisable at $0.30 per option and 50,000 are exercisable at $0.23 per option. Each option is exercisable into one common share.

DESCRIPTION OF CAPITAL STOCK

Common stock

We are currently authorized to issue an unlimited number of shares of common stock with no par value per share. As at August 31, 2005, we had 24,572,700 common shares issued and outstanding. We have no other classes of voting securities.

Our authorized capital stock consists of an unlimited number of shares of common stock with no par value per share. The holders of our common stock:

-	have equal rateable rights to dividends from funds legally available if and when declared by our board of directors;

-	are entitled to share rateably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

-	do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

-	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this proxy statement/prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration activities.

Warrants and options

In January 2005, subsequent to year end, we completed a Form SB-2 registration statement in which we are offered up to a total of 9,000,000 shares of common stock on a self-underwritten basis, 3,000,000 shares minimum, 9,000,000 shares maximum. The offering price was $0.30 per share. On January 19, 2005, we closed a private placement of 7,567,835 units at a price of $0.30 per unit for a total of $2,270,350. Each unit consists of one common share and one warrant. We also registered for sale by warrant holders, 1,028,750 Class B Warrants and 1,028,750 shares of common stock underlying the Class B Warrants all of which expired on August 8, 2005.

We currently have issued 1,895,000 stock options to officers, directors and consultants. A total of 795,000 of these options are exercisable at $0.25 per option, 1,050,000 options are exercisable at $0.30 per option and 50,000 are exercisable at $0.23 per option. Each option is exercisable into one common share.

Anti-takeover provisions

Subject to the provisions of Article 3 under the Wyoming Management Stability Act, there are no other applicable Wyoming anti-takeover provisions that may have the effect of delaying or preventing a change in control of a non-qualified corporation in Wyoming.

Stock transfer agent

Our stock transfer agent for our securities is Computershare Trust Company of Canada, located at 4th Floor, 510 Burrard Street, Vancouver, B.C., Canada, V6C 3B9. Its telephone number is (604) 661-9400.

STOCKHOLDER PROPOSALS

Stockholders of Luna Gold may submit proposals to be considered for stockholder action at the special meeting of stockholders if they do so in accordance with applicable regulations of the SEC and the laws of the State of Wyoming. In order to be considered for inclusion in the proxy statement for the meeting, the Secretary must receive proposals no later than October 18, 2005. Stockholder proposals should be addressed to the Secretary, at Suite 920, 475 West Georgia Street, Vancouver, British Columbia, Canada, V6B 4M9.

EXPERTS

The financial statements for Luna Gold as at and for the years ended December 31, 2004 and 2003, included in this proxy statement/prospectus have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report, also incorporated herein by reference, and are included herein in reliance upon such report and upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of common stock offered hereby will be passed upon for Luna Gold by Lang Michener LLP, of Vancouver, British Columbia, Canada. Material income tax consequences of the Continuance will be passed upon for Luna Gold in Canada by Lang Michener LLP, and in the United States by Moran & Ozbirn, P.C., of Dallas, Texas, U.S.A.

AVAILABLE INFORMATION

Luna Gold has been and is currently subject to the informational requirements of the Exchange Act. In accordance with those requirements, we file, and after the conversion will file reports and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549. Copies of such material may also be obtained at prescribed rates by writing to the SEC’s Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for more information on the operation of its public reference rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web Site can be accessed at http://www.sec.gov. Our reports, registration statements, proxy and information statements and other information that we file electronically with the SEC are available on this site. This proxy statement/prospectus does not contain all the information set forth in that registration statement and the related exhibits. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the SEC or included as an exhibit, or otherwise, each such contract or document being qualified by and subject to such reference in all respects. The Registration Statement and any subsequent amendments, including exhibits filed as a part of the Registration Statement, are available for inspection and copying as set forth above.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this proxy statement/prospectus may include “forward-looking statements”. This information may involve known and unknown risks, uncertainties and other factors which could cause actual results, financial performance, operating performance or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement and based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” or “should” or the negative thereof or other variations thereon or comparable terminology. This proxy statement/prospectus contains forward-looking statements, including statements regarding, among other things, our projected sales and profitability, our growth strategies, anticipated trends in our industry and our future plans. These statements may be found under “Business”, as well as in this proxy statement/prospectus generally. Our actual results or events may differ materially from the results discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and elsewhere in this proxy statement/ prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy or completeness of the forward-looking statements after the date of this prospectus.

FINANCIAL STATEMENTS

The following consolidated financial statements of Luna Gold listed below are included with this prospectus/ proxy statement. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

Audited Financial Statements for the Year Ended December 31, 2004	PAGE

Auditors’ Report	F-2

Consolidated Balance Sheets as at December 31, 2004 and 2003	F-3

Consolidated Statements of Operations for the years ended December 31, 2004 and 2003 and the period from January 20, 2003 (inception of new business) to December 31, 2004	F-4

Consolidated Statements of Stockholders’ Equity (Deficiency) for the period from December 31, 2002 to December 31, 2004	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003 and the period from January 20, 2003 (inception of new business) to December 31, 2004	F-6

Notes to Consolidated Financial Statements	F-7

Unaudited Financial Statements for the Six Months ended June 30, 2005	PAGE

Consolidated Balance Sheets as at June 30, 2005 and December 31, 2005	F-19

Consolidated Statements of Operations for the three months and six months ended June 30, 2005 and 2004 and the period from January 20, 2003 (inception of new business) to June 30, 2005	F-20

Consolidated Statements of Stockholders’ Equity (Deficiency) for the period from December 31, 2003 to June 30, 2005	F-21

Consolidated Statements of Cash Flows for the three months and six months ended June 30, 2005 and 2004 and the period from January 20, 2003 (inception of new business) to June 30, 2005	F-22

Notes to Consolidated Financial Statements	F-23

Consolidated Financial Statements

LUNA GOLD CORP.
(Expressed in United States dollars)

Years ended December 31, 2004 and 2003
Period from January 20, 2003 (inception of new business)
to December 31, 2004

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Luna Gold Corp.

We have audited the accompanying consolidated balance sheets of Luna Gold Corp. (a Development Stage Enterprise) as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years ended December 31, 2004 and 2003 and for the period from January 20, 2003 (inception of new business) to December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Luna Gold Corp. inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 and for the period from January 20, 2003 (inception of new business) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ "KPMG LLP"
March 22, 2005
Chartered Accountants
Vancouver, Canada

LUNA GOLD CORP.
(Expressed in United States dollars)

Consolidated Balance Sheets

	December 31, 2004	December 31, 2003

Assets

Current assets:
Cash and cash equivalents	$1,497,859	$11,483
Amounts receivable	11,435	1,919
Prepaid expenses	6,023	11,507
Total current assets	1,515,317	24,909

Equipment (note 4)	4,788	3,008

Investments in resource property joint ventures (note 2(j))	251,197	--

Total assets	$1,771,302	$27,917
Liabilities and Stockholders' Deficiency
Current liabilities:
Accounts payable and accrued liabilities	$62,192	$18,715
Note Payable	49,997	--
Payables to related parties (note 7)	576,523	46,218
Total current liabilities	688,712	64,933

Subscriptions received in advance of share offering (note 10)	1,639,065	--

Total liabilities	2,327,777	64,933

Stockholders' equity (deficiency):
Common stock, no par value, unlimited authorized shares; issued 17,004,863 at December 31, 2004 and 12,441,946 at December 31, 2003 (note 6)	5,628,926	5,068,305
Additional paid-in capital	182,746	182,746
Deficit before inception of new business (note 1)	(4,796,115)	(4,796,115)
Deficit accumulated since inception of new business (note 1)	(1,542,432)	(466,688)
Accumulated other comprehensive income:
Cumulative translation adjustment	(29,600)	(25,264)
Total stockholders' deficiency	(556,475)	(37,016)
Total liabilities and stockholders' deficiency	$1,771,302	$27,917

The accompanying notes are an integral part of these financial statements

Approved on behalf of the Board:

/s/ "Timothy Searcy" Timothy Searcy, Director	/s/ "Marcel de Groot" Marcel de Groot, Director

LUNA GOLD CORP.
(Expressed in United States dollars)

Consolidated Statements of Operations

	Year ended December 31,		Period from January 20, 2003 (inception of new business) to December 31, 2004
	2004	2003

Operating Expenses:
Business development	23,440	--	23,440
Consulting fees	182,823	70,425	253,248
Depreciation and Amortization	1,125	1,295	2,310
Marketing and promotion	2,309	8,353	10,662
Equity in loss from operation of resource properties joint ventures	198,948	--	198,948
Exploration expense	159,821	204,917	362,738
Filing fees	13,221	21,137	34,358
General and administrative	53,595	32,516	84,790
Investor relations	21,448	627	22,075
Management fees to related parties (note 7)	23,049	21,486	43,520
Organization expense	1,096	--	1,096
Professional fees	138,680	82,022	219,374
Rent	29,596	25,783	54,162
Travel and conference	154,207	--	154,207
Wages and benefits	42,895	--	42,895
Total Expenses	1,046,253	468,561	1,507,823

Loss from operations	(1,046,253)	(468,561)	(1,507,823)
Foreign exchange loss	(29,491)	(5,115)	(34,609)
Net loss for the period	$(1,075,744)	(473,676)	$(1,542,432)

Loss per common share, basic and diluted	$(0.07)	(0.04)	$(0.12)

Weighted average number of common shares outstanding: Basic and diluted	14,846,993	11,055,644	13,029,628

The accompanying notes are an integral part of these financial statements.

LUNA GOLD CORP.
(Expressed in United States dollars)

Consolidated Statements of Stockholders' Equity (Deficiency)

	Common Shares		Additional Paid-In	Deficit accumulated Prior to Inception of New Business
	Shares	Amount	Capital
Balance, December 31, 2002	10,141,946	$4,608,305	$182,746	$(4,789,127)

Loss for the period	--	--	--	(6,988)
Issuance of common stock on private placement (August 8, 2003)	2,250,000	450,000	--	--
Issuance of common stock for exploration (August 8, 2003)	50,000	10,000	--	--
Adjustment to cumulative translation account	--	--	--	--

Balance, December 31, 2003	12,441,946	$5,068,305	$182,746	$(4,796,115)

Loss for the period	--	--	--	--
Issuance of common stock on exercise of warrants issued on August 8, 2003 private placement (Note 5)	96,250	24,063	--	--
Issuance of common stock on exercise of warrants on June 30, 2004	4,416,667	523,558	--	--
Issuance of common stock for exploration (August 8, 2004)	50,000	13,000	--	--
Adjustment to cumulative translation account	--	--	--	--
Balance, December 31, 2004	17,004,863	$5,628,926	$182,746	$(4,796,115)

	Deficit Accumulated Since Inception of New Business	Cumulative Translation Adjustment	Total Stockholders' Equity (Deficiency)	Comprehensive Income (loss)

Balance, December 31, 2002	$--	$(21,563)	$(19,639)	$(149,369)

Loss for the period	(466,688)	--	(473,676)	(473,676)
Issuance of common stock on private placement (August 8, 2003)	--	--	450,000	--
Issuance of common stock for exploration (August 8, 2003)	--	--	10,000	--
Adjustment to cumulative translation account	--	(3,701)	(3,701)	(3,701)
Balance, December 31, 2003	$(466,688)	$(25,264)	$(37,016)	$(477,377)

Loss for the period	(1,075,744)	--	(1,075,744)	(1,075,744)
Issuance of common stock on exercise of warrants issued on August 8, 2003 private placement (Note 5)	--	--	24,063	--
Issuance of common stock on exercise of warrants on June 30, 2004	--	--	523,558	--
Issuance of common stock for exploration (August 8, 2004	--	--	3,000	--
Adjustment to cumulative translation account	--	(4,336)	(4,336)	(4,336)
Balance, December 31, 2004	$(1,542,432)	$(29,600)	$(556,475)	$(1,080,080)

The accompanying notes are an integral part of these financial statements.

LUNA GOLD CORP.
(Expressed in United States dollars)
Consolidated Statements of Cash Flows

	Year ended December 31,	Period from January 20, 2003 (inception of new business) to Dec. 31,
	2004	2003	2004
Cash flow from operating activities:
Net loss	$(1,075,744)	$(473,676)	$(1,542,432)

Items not affecting cash:
Depreciation and amortization	1,125	1,295	2,310
Issuance of shares for exploration	13,000	10,000	23,000
Equity in loss from operations	198,948	--	198,948

Changes in operating assets and liabilities:
Amounts receivable	(9,516)	(1,831)	(11,347)
Prepaid expenses	5,484	(11,507)	(6,022)
Accounts payable and accrued liabilities	43,477	(1,285)	39,406
Note payable	49,997		49,997
Net cash used in operating activities	(773,229)	(477,004)	(1,246,140)

Cash flow from investing activities:
Purchase/disposal of equipment	(2,905)	(3,332)	(6,237)
Investment in resource properties joint ventures	(450,145)		(450,145)
Net cash used in investing activities	(453,050)	(3,332)	(456,382)

Cash flow from financing activities:
Notes payable to related parties	--	--	--
Payable to Related Parties	530,305	11,958	538,129
Proceeds from issuance of shares for cash		450,000	450,000
Proceeds from exercise of warrants issued on August 8, 2003 private placement	24,063	--	24,063
Proceeds from exercise of warrants on June 30, 2004	523,558	--	523,558
Proceeds from subscriptions received in advance of share offering	1,639,065	--	1,639,065
Net cash provided by financing activities	2,716,991	461,958	3,174,815

Increase (decrease) in cash and cash equivalents	1,490,712	(18,378)	1,472,293
Effect of exchange rate changes on foreign currency denominated cash balances	(4,336)	(4,009)	(8,304)
Cash and cash equivalents, beginning of period	11,483	33,870	33,870
Cash and cash equivalents, end of period	1,497,859	$11,483	$1,497,859
Supplemental disclosure:
Interest paid (received) net	--	$--	$--
Income taxes	--	--	--
Issuance for common stock for exploration	13,000	10,000	23,000

The accompanying notes are an integral part of these financial statements.

LUNA GOLD CORP.
Consolidated Notes to Financial Statements
(Expressed in United States dollars)

Year ended December 31, 2004 and 2003
Period from January 20, 2003 (inception of new business) to December 31, 2004

1. Nature of Operations:

The Company was incorporated on June 24, 1986 in British Columbia, Canada. In July 1999, the Company redomiciled to Wyoming State, USA. >From July 1999 until January 2003, as described in the Company's consolidated financial statements filed with the 2003 annual report on Form 10-KSB, the Company's focus was on the streaming-media business. These efforts ceased in January 2003 as the Company refocused its efforts from the streaming-media business and entered the mining exploration business (note 3). As the Company has no producing properties, the Company is considered to be in the exploration stage and financial information from January 20, 2003, the inception of the mining business, has been presented in these financial statements. Additional debt or equity financing will be required from existing shareholders or third parties in order to provide working capital for operations in the future. This debt or equity may not be available on reasonable terms or on any terms at all.

These financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue to operate for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, described below, currently exists which raise substantial doubt upon the validity of this assumption. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Significant Accounting Policies:

(a) Basis of presentation:

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States. There is no material measurement differences to these financial statements to Canadian generally accepted accounting principles (see note 10).

In the opinion of management, these financial statements reflect all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the financial position as at December 31, 2004 and 2003 and results of operations and cash flows for the years ended December 31, 2004 and 2003, and the period from January 20, 2003 (inception of new business) to December 31, 2004.

2. Significant Accounting Policies (Cont'd):

(b) Principles of consolidation:

These consolidated financial statements include the accounts of the Company's wholly-owned subsidiaries Compania Minera Antero gold S.A. de C.V., Eureka Gold Inc., Luna Gold (China) Corp. and Luna Gold (Liaoning) Corp. All significant inter-company transactions and balances have been eliminated.

(c) Use of estimates:

The preparation of financial statements in accordance with generally accepted accounting principles requires that management make estimates and reasonable assumptions which impact the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheets, and the reported amounts of revenues and expenses during the reporting periods. Actual amounts may differ from these estimates.

(d) Foreign currency:

The Company uses the United States dollar as its reporting currency.

Canadian operations, which have the Canadian dollar as the functional currency, are translated to United States dollars as follows: assets and liabilities are translated at the exchange rate at the balance sheet date. Revenues and expenses are translated at the average rate for the period. Exchange gains and losses resulting from the translation are excluded from the determination of income and reported as the cumulative translation adjustment in stockholder's equity.

Other exchange gains and losses arising on the settlement of foreign currency denominated monetary items are included in the statement of operations.

(e) Equipment:

Equipment is recorded at cost. Depreciation is provided for at the following annual rates:

Asset	Basis	Estimated Useful life
Computer hardware and software straight-line method	straight-line method	3 years

2. Significant Accounting Policies (Cont'd):

(f) Stock options and stock-based compensation:

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25 "Accounting for Stock Issued to Employees", and related interpretations, in accounting for its fixed stock option plan. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Compensation expense for stock options is recognized over the vesting period. Options granted to other than employees and directors are measured at their fair value as the services are performed and the options earned. For the years ended December 31, 2004 and 2003, no stock-based compensation has been recognized in expenses.

If the fair-value method had been used, an additional expense of $182,472 would have been recognized for stock-based compensation for the year ended December 31, 2004, and $208,408 the period from inception of new business on January 20, 2003 to December 31, 2004. Pro forma basic and diluted loss per share would have been $0.08, and $0.13 respectively.

The fair value has been calculated using the Black-Scholes option pricing model and the following factors: volatility - 90%; risk-free interest rate - 5%; dividend yield - nil; term - five years. The fair value of each option granted in 2004 is $0.22 (2003 - $0.18).

(g) Loss per share:

Basic loss per share is calculated based on the weighted average number of common shares outstanding during the periods. Excluded from the weighted average number of common shares are 213,839 common shares (December 31, 2003 - 213,839) held in escrow that are to be released based on financial performance criteria (note 6 (a)).

Diluted loss per share is computed using the weighted average number of common and potentially dilutive common shares outstanding during the period. Excluded from the calculation of diluted loss per share are 1,860,000 stock options (2003 - 810,000).

(h) Income taxes:

Income taxes are accounted for under the asset and liability method. Current taxes are recognized for the estimated income taxes for the current period. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and the benefit of operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets when it is not more likely than not that such deferred tax assets will be realized.

2. Significant Accounting Policies (Cont'd):

(i) Mineral Property Interests

The Company accounts for its mineral property interests whereby all acquisition and exploration costs are charged to expense as incurred and all property sales and option proceeds received are credited to income. When the existence of a proven or probable mineral reserve on a property has been established, future acquisition, exploration and development costs will be capitalized for that property. After commercial production on the property commences, the net capitalized costs will be charged to future operations using the unit of production method based on estimated recoverable reserves on the property.

(j) Joint Venture Agreements

The Company holds a significant portion of its interests in resource properties through joint venture agreements. The Company accounts for its joint venture operations using the equity method whereby the investment is initially recorded at cost and is adjusted to recognize the Company's share of losses and reduced by dividends and distributions received. The joint venture accounting for its interests or activities related to mine property interests is consistent to that of the Company as described in note 2 (i). The assets underlying the Company's investment in joint ventures are primarily cash and are located in China.

3. Mining Property Interests

(a) Blue Mountain Project

The Company entered into an agreement dated March 18, 2003 with Nassau Ltd. ("Nassau") an unrelated private U.S. company, to acquire 100% of the interest held by Nassau in a mining property located in Nevada, U.S.A.

In order to acquire the interest, the Company has entered into an option agreement with Nassau, pursuant to which agreement Nassau granted the Company the option to acquire a 100% interest in certain mining claims known as the Blue Mountain project which is made up of 31 mining claims and is located in Humboldt County, Nevada approximately 20 miles west of Winnemucca, Nevada (the "Blue Mountain Project").

3. Mining Property Interests (Cont'd):

In accordance with the terms of its agreement with Nassau, the Company has agreed that in order to acquire a 100% interest in the Blue Mountain Project, the Company will make the following payments and issue the following shares to Nassau:
(i)

50,000 shares were issued on August 8, 2003 when the TSX Venture Exchange (the "TSX") approved (the "Approval Date") the Blue Mountain Project as a "qualifying property" (as defined within the rules and policies of the TSX);

(ii)	An additional 50,000 shares were issued on Aug 8, 2004;
(iii)	Two years following the Approval Date a payment in the amount of $20,000;
(iv)	three years following the Approval Date a payment in the amount of $30,000
(v)	four years following the Approval Date a payment in the amount of $40,000;
(vi)	five years following the Approval Date a payment in the amount of $100,000; and
(vii)	six years following the Approval Date a payment in the amount of $1,300,000 (the "Final Payment").

Upon the Company making the Final Payment to Nassau then the Company will own 100% of the Blue Mountain Project subject only to a 2% net smelter royalty on gold (the "Royalty") and the Company will have the right to buy down the Royalty to a 1% NSR by paying Nassau the sum of $1,500,000 at any time prior to completion of the first year of production. All payments are in U.S. dollars.

(b) Red Rock (formerly LS Property)

On March 4, 2004, the Company acquired an option on the Red Rock Property, and have the right to acquire a 100% interest, in these 80 mineral claims located in Lander County, Nevada, subject to a retained 3% net smelter royalty. The Company made an initial $5,000 payment upon execution of the agreement dated February 27, 2004, and would, at the Company's option, make further cash payments totaling $1,400,000 over a 15 year period.

3. Mining Property Interests (Cont'd):
Due Date	Cash Payment	Work Commitment
On execution of Agreement	$5,000 (PAID)	--
By Yr. 1 Anniversary	$15,000 (PAID)	$10,000 Completed
By Yr. 2 Anniversary	$25,000	$50,000
By Yr. 3 Anniversary	$50,000	$100,000
By Yr. 4 Anniversary	$155,000	$100,000
By Yr. 5 Anniversary	$250,000	$250,000
By Yr. 6 Anniversary	$250,000	$250,000
By Yr. 7 Anniversary	$250,000	$240,000
Each of Yrs. 8 to 15	$50,000	$50,000
TOTAL	$1,400,000	$1,400,000

(c) NBM Property Option:

On March 4, 2004, the Company acquired an option on the NBM Property, and has the right to acquire a 100% interest in these 36 mineral claims located in Lander County, Nevada, subject to a retained 3% net smelter royalty. The Company made an initial $5,000 payment upon execution of the agreement dated February 27, 2004, and could, at its option, make further cash payments totaling $1,400,000 over a 15 year period. Additionally, the Company is required to carry out a minimum year-one work program of $10,000 and must complete a total work program of $1,400,000 over the 15 year option period.

The schedule of payments and work commitments is as follows:
Due Date	Cash Payment	Work Commitment
On execution of Agreement	$5,000 (PAID)	--
By Yr. 1 Anniversary	$15,000	$10,000
By Yr. 2 Anniversary	$20,000	$25,000
By Yr. 3 Anniversary	$50,000	$50,000
By Yr. 4 Anniversary	$160,000	$100,000
By Yr. 5 Anniversary	$250,000	$250,000
By Yr. 6 Anniversary	$250,000	$250,000
By Yr. 7 Anniversary	$250,000	$315,000
Each of Yrs. 8 to 15	$50,000	$50,000
TOTAL	$1,400,000	$1,400,000

Subsequent to December 31, 2004, the Company has substantially completed the minimum one year work program of $10,000 and has opted to abandon this property option.

3. Mining Property Interests (Cont'd):

(d) Dongchuan Project

On June 2, 2004, the Company entered into a formal co-operative agreement with Yunnan Nonferrous Mining and Geology Ltd. ("YNMG") pursuant to which it established a Sino-Foreign co-operative joint venture company in the Yunnan Province, PRC.

The joint venture company is called the Xinan Mineral Resources Co. Ltd. It is established for the purpose of jointly exploring and, if successful, mining any viable deposits discovered in the Dongchuan area of the Yunnan, Province, PRC.

The Company agreed to invest, at its option, a total of US$3.1 million over three years to earn a 70% interest in the co-operative company. After the company has earned a 70% interest, the company may earn a further 20 % interest in the co-operative company by investing an additional US$6 million.

If the Company elects to terminate the co-operative agreement at any time, all unexpended amounts paid to the co-operative company will be returned to the Company and all rights to the property will be returned to YNMG.

The schedule of payments is as follows; beginning from October 12, 2004, the date the joint venture company is successfully incorporated:
Due Date	Investment
By Yr. 1 Anniversary	$600,000
By Yr. 2 Anniversary	1,000,000
By Yr. 3 Anniversary	1,500,000
Total:	$3,100,000

At December 31, 2004, the company has invested $269,391 into the project.

(e) Gongguo Project

On May 18, 2004 the Company entered into a formal co-operative agreement with Yunnan Nonferrous Mining and Geology Ltd. ("YNMG") to establish a Sino-Foreign co-operative joint venture company in Yunnan Province, PRC.

The joint venture company is called the Xinlong Mineral Resources Co. Ltd. It is established for the purpose of jointly exploring and, if successful, mining any viable deposits discovered in the Gongguo area of the Yunnan, Province, PRC.

The Company has agreed to invest, at its option, a total of US$3.05 million over three years to earn an 80% interest in the co-operative company. After the Company has earned its 80% interest, contributions to the co-operative company will be made pro rata, provided that YNMG's interest can be diluted to not less than 10% if it elects not to make cash contributions.

3. Mining Property Interests (Cont'd):

If the Company elects to terminate the co-operative agreement at any time, all unexpended amounts paid to the co-operative company will be returned to the Company and all rights to the property will be returned to YNMG.

The schedule of payments, beginning from October 12, 2004, the date the joint venture company is successfully established, is as follows:
Due Date	Investment
By Yr. 1 Anniversary	$540,000
By Yr. 2 Anniversary	1,000,000
By Yr. 3 Anniversary	1,510,000
Total	$3,050,000

At December 31, 2004, the company has invested $162,441 into the project.

4. Equipment:

			2004	2003
	Cost	Accumulated depreciation	Net book value	Net book value
Computer hardware and Software	$ 41,216	$ 36,428	$ 4,788	$ 3,008

5. Commitments

During the year, the Company entered into leasing agreements with respect to office and equipment leases expiring in January 2007. Arrangement has been made for Pathway Capital Ltd., a related party (see note 7) to manage and assume payment of these leases. The Company will reimburse Pathway based on estimated usage of office space and other equipment on a cost recovery basis. The 2005 lease obligation for the office space is estimated to be $17,166.

6. Stockholders' Equity:

(a) Escrowed stock:

At December 31, 2004, 213,839 (2003 - 213,839) common shares outstanding were held in escrow.

6. Stockholders' Equity (Cont'd):

These shares are releasable from escrow on satisfaction of certain predetermined tests set out by the TSX Venture Exchange related to the generation of positive cash flow from operations. Stock not released from escrow within 10 years of the date of their issuance will be cancelled. Pursuant to the escrow agreements, holders of the stock may exercise all voting rights attached thereto except on a resolution to cancel any of the stock, and have waived their rights to receive dividends or to participate in the assets and property of the Company on a winding-up or dissolution of the Company. For accounting purposes these shares will be recorded at their fair value when the performance measures are satisfied with a charge in an equivalent amount to compensation expense.

(b)Stock options and stock-based compensation:

A summary of the status of the Company's stock options at December 31, 2004 and December 31, 2003 and changes during the periods ended on those dates is presented below:

	2004		2003
	Options	Weighted average exercise price	Options	Weighted average exercise price
Outstanding, beginning of year	810,000	$0.25	--	--
Granted	1,050,000	0.30	810,000	$0.25
Exercised	--	--	--	--
Expired/cancelled	--	--	--	--
Outstanding, end of period	1,860,000	$0.28	810,000	$0.25
Options exercisable	1,590,000	$0.28	--	--

A total of 1,050,000 options were granted in the year ended December 31, 2004. The 2004 options are subject to four month hold periods which expired October 7 and October 28, 2004.

(c) Private Placement

At December 31, 2004, 1,028,750 warrants were outstanding. Each warrant is convertible into one common share, exercisable at $0.30, and expires August 8, 2005.

7. Related Party Transactions:

In addition to related party transactions disclosed elsewhere in these financial statements:

(a) During the year ended December 31, 2004, the Company paid or accrued management fees, geological consulting, other consulting fees and salaries of $311,234 (2003 - $92,822) to directors and companies controlled by two directors. These activities are in the normal course of operations and are conducted at fair market value.

(b) The Company was charged by Pacific Source Capital Ltd., a company with two common directors (PSC), CAD $2,500 per month in consideration for which PSC provide the Company with advisory services relating to general corporate development, financial matters, raising additional capital, strategic planning and other matters relating to the financial affairs of the Company.

During the year, these services provided by PSC were assumed by Pathway Capital Ltd. (Pathway), a company with two common directors, for CAD $2,500 per month. In addition, Pathway charges the Company CAD $1,100 per month for rent, net of other leasing costs paid by the Company (see note 5), and other administrative services on a cost recovery basis.

(c) Total fees paid to PSC and Pathway, during the year ended December 31, was as follows:

2004 2003	$ 23,016 $ 21,486

(d) During the year ended December 31, 2004 Pacific Source Capital Ltd has advanced $593,071 to the company.

8.Income Taxes:

During 1999, the Company redomiciled from Canada to the United States. All loss carry forwards previously accumulated in Canada expired when the Company redomiciled. As at December 31, 2004, the Company had loss carry forwards of approximately $ 2,800,000 that are available for offset against taxable income otherwise calculated through 2020. At the U.S. federal tax rate of 34%, the Company has a deferred tax asset of $ 952,000, which has been fully offset by a valuation allowance due to uncertainty of the losses utilization.

9. Financial Instruments and Risk Management:

(a) Fair values:

The carrying amounts of cash and cash equivalents, amounts receivable and accounts payable and accrued liabilities approximate their fair values due to their ability for prompt liquidation or short-term to maturity. The fair value of payables, including note payables, to related parties is not readily determinable due to the lack of a ready market for such indebtedness.

(b) Foreign currency risk:

Foreign currency risk is the risk to the Company's earnings that arises from fluctuations in foreign currency exchange rates, and the degree of volatility of these rates. The Company does not yet have any sales, and accordingly, foreign exchange risk is not yet considered by management to be a material risk at December 31, 2004.

10. Subsequent Events

On January 19, 2005, the Company closed a private placement of 7,567,835 units at a price of $0.30 per unit for a total of $2,270,350. Each unit consisting of one (1) common share and one (1) share purchase warrant, each warrant entitling the holder to purchase one (1) additional common share at a price of US$0.50 per share on or before January 18, 2007. At December 31, 2004, the Company had received $1,639,065 in subscriptions in anticipation of this offering.

The shares, the warrants and any shares issued on exercise of the warrants will be subject to a hold period expiring on May 19, 2005.

Consolidated Financial Statements

LUNA GOLD CORP.
(Expressed in United States dollars)

Three-month and six-month period ended June 30, 2005 and 2004
Period from January 20, 2003 (inception of new business)
to June 30, 2005

LUNA GOLD CORP.
Consolidated Balance Sheets
(Expressed in United States dollars)

Unaudited – Prepared by Management

	June 30, 2005	December 31,
	(unaudited)	2004
Assets

Current assets:
Cash and cash equivalents	$224,925	1,497,859
Short-term investments	301,413	--
Accounts receivable	9,401	11,435
Related party receivables	83,054	--
Prepaid expenses	10,000	6,023

Total current assets	628,793	1,515,317

Equipment	3,132	4,788

Investment in resource properties joint ventures (note 2(h))	579,708	251,197

Total assets	$1,211,633	1,771,302

Liabilities and stockholders’ deficiency
Current liabilities:
Accounts payable and accrued liabilities	$55,982	62,192
Note payable	--	49,997
Payables to related parties (note 5)	58,704	576,523

Total current liabilities	114,686	688,712

Subscriptions received in advance of share offering	--	1,639,065

Total liabilities	114,686	2,327,777

Stockholders’ equity (deficiency):
Common stock, no par value, unlimited authorized shares; issued 24,572,700
At June 30, 2005 and 17,004,865 at December 31, 2004 (note 4)	7,899,276	5,628,926
Additional paid-in capital	182,746	182,746
Deficit before inception of new business	(4,796,115)	(4,796,115)
Deficit accumulated since inception of new business	(2,140,576)	(1,542,432)
Accumulated other comprehensive income:
Cumulative translation adjustment	(48,384)	(29,600)

Total stockholder’s deficiency	1,096,947	(556,475)

Total liabilities and stockholders’ equity	$1,211,633	1,771,302

The accompanying notes are an integral part of these financial statements

Approved on behalf of the Board:

/s/ Tim Searcy	/s/ Marcel de Groot
Tim Searcy, Director	Marcel de Groot, Director

LUNA GOLD CORP.
Consolidated Statements of Operations
(Expressed in United States dollars)

Unaudited – Prepared by Management

					Period from
					January 20/03
	Three month period ended		Six month period		(inception of
	June 30,		ended June 30,		new business)
					to June 30,
					2005
	2005	2004	2005	2004

Operating expenses:
Business development	$10,971	--	22,135	--	45,575
Consulting fees	34,784	92,851	70,287	106,973	323,535
Depreciation and amortization	760	282	1,542	576	3,852
Equity loss from operation of
resource properties joint
ventures	35,938	--	216,961	--	415,909
Exploration expense	51,824	15,542	83,409	90,757	446,147
Filing fees	5,838	4,994	24,399	7,648	58,757
General and administrative	10,831	17,435	21,750	19,946	106,540
Investor relations	1,079	8,220	2,106	8,220	24,181
Management fees to related
parties (note 5)	5,944	5,456	12,059	11,145	55,579
Marketing and promotion	265	1,814	2,571	1,814	13,233
Organization expense	--	1,074	--	1,074	1,096
Professional fees	60,891	45,498	86,106	61,363	305,480
Rent	2,603	7,651	6,190	14,478	60,352
Travel and conference	19,832	88,295	36,351	88,295	190,558
Wages and benefits	29,437	--	49,028	--	91,923
Total expenses	270,997	289,112	634,894	412,289	2,142,717

Loss from operations	(270,997)	(289,112)	(634,894)	(412,289)	(2,142,717)
Foreign exchange gain (loss)	20,473	(2,893)	36,942	(5,582)	2,333
Interest income	1,513	--	1,513	--	1,513
Interest expense	--	--	(1,705)	--	(1,705)
Net loss for the period	$(249,011)	(292,005)	(598,144)	(417,871)	(2,140,576)

Loss per common share, basic
and diluted	$(0.01)	(0.02)	(0.03)	(0.03)	(0.14)

Weighted average number of
common shares outstanding:
basic and diluted	24,572,700	12,555,829	23,820,096	12,555,829	15,219,174

The accompanying notes are an integral part of these financial statements

LUNA GOLD CORP.
Consolidated Statements of Stockholders’ Equity (Deficiency)
(Expressed in United States dollars)

Unaudited - Prepared by Management

				Deficit accumulated
			Additional	Prior to
	Common Shares		Paid-In	Inception of New
	Shares	Amount	Capital	Business

Balance, December 31, 2003	12,441,948	$5,068,305	$182,746	$(4,796,115)

Issuance of common stock on exercise of warrants
issued on August 8, 2003 private placement	96,250	24,063	--	--
Issuance of common stock on exercise of warrants
on June 30, 2004	4,416,667	523,558	--	--
Issuance of common stock for exploration on	50,000	13,000	--	--
August 8, 2004
Adjustment to cumulative translation account	--	--	--	--

Balance, December 31, 2004	17,004,865	$5,628,926	$182,746	$(4,796,115)

Issuance of common stock on January 19, 2005
private placement (Note 4(d))	7,567,835	2,270,350	--	--

Balance, June 30, 2005	24,572,700	$7,899,276	$182,746	$(4,796,115)

	Deficit
	Accumulated	Cumulative	Total	Comprehensive
	Since	Translation	Stockholders’	Income
	Inception of	Adjustment	Equity	(Loss)
	New Business		(Deficiency)

Balance, December 31, 2003	$(466,688)	$(25,264)	$(37,016)	$(477,377)

Loss for the period	(1,075,744)	--	(1,075,744)	(1,075,744)
Issuance of common stock on exercise of warrants
issued on August 8, 2003 private placement	--	--	24,063	--
Issuance of common stock on exercise of warrants
on June 30, 2004	--	--	523,558	--
Issuance of common stock for exploration on
August 8, 2004	--	--	13,000	--
Adjustment to cumulative translation account	--	(4,336)	(4,336)	(4,336)

Balance, December 31, 2004	$(1,542,432)	$(29,600)	$(556,475)	$(1,080,080)

Loss for the period	(598,144)	--	(598,144)	(598,144)
Issuance of common stock on January 19, 2005
private placement (Note 4(d))	--	--	2,270,350	--
Adjustment to cumulative translation account	--	(18,784)	(18,784)	(18,784)

Balance, June 30, 2005	$(2,140,576)	$(48,384)	$1,096,947	$(616,928)

The accompanying notes are an integral part of these financial statements.

LUNA GOLD CORP.
Consolidated Statements of Cash Flows
(Expressed in United States dollars)

Unaudited – Prepared by Management

					Period from Jan. 20, 2003 (inception of new business) to June 30,

	Three Month period ended June 30,		Six Month period ended June 30,
	2005	2004	2005	2004	2005
Cash flow from operating activities:
Net loss	$(249,011)	(292,005)	(598,144)	(417,871)	(2,140,576)
Items not affecting cash:
Depreciation and amortization	760	282	1,542	576	3,852
Issuance of shares for exploration	--	--	--	--	23,000
Equity in loss from operations	35,938	--	216,961	--	415,909

Changes in operating assets and liabilities:
Accounts receivable	(1,116)	35	2,034	(1,654)	(9,313)
Related party receivable	66,946	--	(83,054)	--	(83,054)
Prepaid expenses	(5,000)	(4,448)	(3,977)	3,940	(9.999)
Accounts payable and accrued liabilities	209	17,067	14,290	58,768	53,696
Note payable	--	--	(49,997)	--	--

Net cash used in operating activities	(151,274)	(279,069)	(500,345)	(356,241)	(1,746,485)

Cash flow from investing activities:
Purchase of short-term investments	(301,413)	--	(301,413)	--	(301,413)
Purchase/ disposal of equipment	--	(1,630)	--	(1,630)	(6,237)
Investment in resource properties
joint ventures	(19,149)	(152,305)	(571,215)	(152,305)	(1,021,360)

Net cash used in investing activities	(320,562)	(153,935)	(872,628)	(153,935)	(1,329,010)

Cash flow from financing activities:
Payable to related parties	13,380	(50,082)	(538,319)	19,202	(190)
Proceeds from issuance of shares for cash	--	--	631,285	--	2,720,350
Proceeds from exercise of warrants	--	537,890	--	537,890	547,621

Net cash provided by financing activities	$13,380	487,808	92,966	557,092	3,267,781

Increase (decrease) in cash and cash
equivalents	(458,456)	54,804	(1,280,007)	46,916	192,286
Effect of exchange rate changes on foreign
currency denominated cash balances	(4,310)	2,524	7,073	2,436	(1,231)

Cash and cash equivalents, beg. of period	687,691	3,507	1,497,859	11,483	33,870

Cash and cash equivalents, end of period	$224,925	60,835	224,925	60,835	224,925

Supplemental disclosure:

Interest income (expense) net	$1,513	--	(192)	--	(192)
Income taxes	--	--	--	--	--
Issuance for common stock for debt	--	--	--	--	23,000
Subscriptions converted to common stock	--	--	1,639,065	--	1,639,065

The accompanying notes are an integral part of these financial statements

LUNA GOLD CORP.
Consolidated Notes to Financial Statements
(Expressed in United States dollars)

Unaudited – Prepared by Management

Three-month and six-month period ended June 30, 2005 and 2004
Period from January 20, 2003 (inception of new business) to June 30, 2005

1.	Nature of Operations:

The Company was incorporated on June 24, 1986 in British Columbia, Canada. In July 1999, the Company redomiciled to Wyoming State, USA. From July 1999 until January 2003, as described in the Company’s consolidated financial statements filed with the 2004 annual report on Form 10-KSB, the Company’s focus was on the streaming-media business. These efforts ceased in January 2003 as the Company refocused its efforts from the streaming-media business and entered the mining exploration business (note 3). As the Company has no producing properties, the Company is considered to be in the exploration stage and financial information from January 20, 2003, the inception of the mining business, has been presented in these financial statements. Additional debt or equity financing will be required from existing shareholders or third parties in order to provide working capital for operations in the future. This debt or equity may not be available on reasonable terms or on any terms at all.

These financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue to operate for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, described below, currently exists which raise substantial doubt upon the validity of this assumption. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies:

(a)	Basis of presentation:

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States. There are no material measurement differences to these financial statements to Canadian generally accepted accounting principles. The interim financial statements do not include all information and footnote disclosures required under generally accepted accounting principles in the United States or Canada for a complete set of annual financial statements. Results of operations for the periods ended June 30, 2005 are not necessarily indicative of what the results will be for the 2005 fiscal year.

In the opinion of management, these unaudited financial statements reflect all adjustments, consisting solely of normal recurring accruals, considered necessary for a fair presentation of the financial position as at June 30, 2005 and results of operations and cash flows for the six- months ended June 30, 2005 and 2004, and the period from January 20, 2003 (inception of new business) to June 30, 2005.

These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s annual report on Form 10-KSB which includes the Company’s financial statements for the year ended December 31, 2004.

2.	Significant Accounting Policies (Cont’d):

(b)	Principles of consolidation:

These consolidated financial statements include the accounts of the Company’s wholly-owned subsidiaries Compania Minera Antero gold S.A. de C.V., Eureka Gold Inc., Luna Gold (China) Corp. and Luna Gold (Liaoning) Corp. All significant inter-company transactions and balances have been eliminated.

(c)	Use of estimates:

The preparation of financial statements in accordance with generally accepted accounting principles requires that management make estimates and reasonable assumptions which impact the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheets, and the reported amounts of revenues and expenses during the reporting periods. Actual amounts may differ from these estimates.

(d)	Foreign currency:

The Company uses the United States dollar as its reporting currency.

Canadian operations, which have the Canadian dollar as the functional currency, are translated to United States dollars as follows: assets and liabilities are translated at the exchange rate at the balance sheet date. Revenues and expenses are translated at the average rate for the period. Exchange gains and losses resulting from the translation are excluded from the determination of income and reported as the cumulative translation adjustment in stockholder’s equity.

Other exchange gains and losses arising on the settlement of foreign currency denominated monetary items are included in the statement of operations.

(e)	Loss per share:

Basic loss per share is calculated based on the weighted average number of common shares outstanding during the periods. Excluded from the weighted average number of common shares are 213,839 common shares (June 30, 2004 – 213,839) held in escrow that are to be released based on financial performance criteria (note 4 (a)).

Diluted loss per share is computed using the weighted average number of common and potentially dilutive common shares outstanding during the period. Excluded from the calculation of diluted loss per share are 1,895,000 stock options (2004 – 1,860,000).

(f)	Income taxes:

Income taxes are accounted for under the asset and liability method. Current taxes are recognized for the estimated income taxes for the current period. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and the benefit of operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets when it is not more likely than not that such deferred tax assets will be realized.

2.	Significant Accounting Policies (Cont’d):

(g)	Mineral Property Interests:

The Company accounts for its mineral property interests whereby all acquisition and exploration costs are charged to expense as incurred and all property sales and option proceeds received are credited to income. When the existence of a proven or probable mineral reserve on a property has been established, future acquisition, exploration and development costs will be capitalized for that property. After commercial production on the property commences, the net capitalized costs will be charged to future operations using the unit of production method based on estimated recoverable reserves on the property.

(h)	Joint Venture Agreements:

The Company holds a significant portion of its interests in resource properties through joint venture agreements. The Company accounts for its joint venture operations using the equity method whereby the investment is initially recorded at cost and is adjusted to recognize the Company’s share of losses and reduced by dividends and distributions received. The joint venture accounting for its interests or activities related to mine property interests is consistent to that of the Company. The assets underlying the Company’s investment in joint ventures are primarily cash and are located in China.

(i)	Stock-based compensation:

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25 “Accounting for Stock Issued to Employees”, and related interpretations, in accounting for its fixed stock option plan. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Compensation expense for stock options is recognized over the vesting period. Options granted to other than employees and directors are measured at their fair value as the services are performed and the options earned. For the periods ended June 30, 2005 and 2004, no stock–based compensation has been recognized in expenses.

If the fair-value method had been used, an additional expense of nil (2004 - $148,723) would have been recognized for stock-based compensation for the six months ended June 30, 2005, and $208,408 the period from inception of new business on January 20, 2003 to June 30, 2005. Pro forma basic and diluted loss per share would have been nil (2004 - $0.12) and $0.13 respectively.

3.	Mining Property Interests

(a)	Blue Mountain Project

The Company entered into an agreement dated March 18, 2003 with Nassau Ltd. (“Nassau”) an unrelated private U.S. company, to acquire 100% of the interest held by Nassau in a mining property located in Nevada, U.S.A.

In order to acquire the interest, the Company has entered into an option agreement with Nassau, pursuant to which agreement Nassau granted the Company the option to acquire a 100% interest in certain mining claims known as the Blue Mountain project which is made up of 31 mining claims and is located in Humboldt County, Nevada approximately 20 miles west of Winnemucca, Nevada (the “Blue Mountain Project”).

3.	Mining Property Interests (Cont’d):

In accordance with the terms of its agreement with Nassau, the Company has agreed that in order to acquire a 100% interest in the Blue Mountain Project, the Company will make the following payments and issue the following shares to Nassau:

(i)

50,000 shares were issued on August 8, 2003 when the TSX Venture Exchange (the “TSX”) approved (the “Approval Date”) the Blue Mountain Project as a “qualifying property” (as defined within the rules and policies of the TSX);

	(ii)	An additional 50,000 shares were issued on Aug 8, 2004;

	(iii)	Two years following the Approval Date a payment in the amount of $20,000;

	(iv)	Three years following the Approval Date a payment in the amount of $30,000

	(v)	Four years following the Approval Date a payment in the amount of $40,000;

	(vi)	Five years following the Approval Date a payment in the amount of $100,000; and

	(vii)	Six years following the Approval Date a payment in the amount of $1,300,000 (the “Final Payment”).

Upon the Company making the Final Payment to Nassau then the Company will own 100% of the Blue Mountain Project subject only to a 2% net smelter royalty on gold (the “Royalty”) and the Company will have the right to buy down the Royalty to a 1% NSR by paying Nassau the sum of $1,500,000 at any time prior to completion of the first year of production. All payments are in U.S. dollars.

(b)	Red Rock (formerly LS Property)

On March 4, 2004, the Company acquired an option on the Red Rock Property, and has the right to acquire a 100% interest, in these 80 mineral claims located in Lander County, Nevada, subject to a retained 3% net smelter royalty. The Company made an initial $5,000 payment upon execution of the agreement dated February 27, 2004, and will, at the Company’s option, make further cash payments totaling $1,400,000 over a 15 year period.

The schedule of payments and work commitments is as follows:

Due Date	Cash Payment	Work Commitment
On execution of Agreement	$ 5,000 (PAID)	$ --
By Yr. 1 Anniversary	$ 15,000 (PAID)	$ 10,000 Completed
By Yr. 2 Anniversary	$ 25,000	$ 50,000
By Yr. 3 Anniversary	$ 50,000	$ 100,000
By Yr. 4 Anniversary	$ 155,000	$ 100,000
By Yr. 5 Anniversary	$ 250,000	$ 250,000
By Yr. 6 Anniversary	$ 250,000	$ 250,000
By Yr. 7 Anniversary	$ 250,000	$ 240,000
Each of Yrs. 8 to 15	$ 50,000	$ 50,000
TOTAL	$ 1,400,000	$ 1,400,000

3.	Mining Property Interests (Cont’d):

(c)	Dongchuan Project

On June 2, 2004, the Company entered into a formal co-operative agreement with Yunnan Nonferrous Mining and Geology Ltd. (“YNMG”) pursuant to which it established a Sino-Foreign co-operative joint venture company in the Yunnan Province, PRC.

The joint venture company is called the Xinan Mineral Resources Co. Ltd. It is established for the purpose of jointly exploring and, if successful, mining any viable deposits discovered in the Dongchuan area of the Yunnan, Province, PRC.

The Company agreed to invest, at its option, a total of US$3.1 million over three years to earn a 70% interest in the co-operative company. After the company has earned a 70% interest, the company may earn a further 20 % interest in the co-operative company by investing an additional US$6 million.

If the Company elects to terminate the co-operative agreement at any time, all unexpended amounts paid to the co-operative company will be returned to the Company and all rights to the property will be returned to YNMG.

The schedule of payments is as follows; beginning from October 12, 2004, the date the joint venture company was successfully incorporated:

Due Date	Investment
By Yr. 1 Anniversary	$600,000
By Yr. 2 Anniversary	1,000,000
By Yr. 3 Anniversary	1,500,000
Total:	$3,100,000

As at June 30, 2005, the Company has invested $562,708 into the project.

(d)	Gongguo Project

On May 18, 2004 the Company entered into a formal co-operative agreement with Yunnan Nonferrous Mining and Geology Ltd. (“YNMG”) to establish a Sino-Foreign co-operative joint venture company in Yunnan Province, PRC.

The joint venture company is called the Xinlong Mineral Resources Co. Ltd. It is established for the purpose of jointly exploring and, if successful, mining any viable deposits discovered in the Gongguo area of the Yunnan, Province, PRC.

The Company has agreed to invest, at its option, a total of US$3.05 million over three years to earn an 80% interest in the co-operative company. After the Company has earned its 80% interest, contributions to the co-operative company will be made pro rata, provided that YNMG's interest can be diluted to not less than 10% if it elects not to make cash contributions.

If the Company elects to terminate the co-operative agreement at any time, all unexpended amounts paid to the co-operative company will be returned to the Company and all rights to the property will be returned to YNMG.

3.	Mining Property Interests (Cont’d):

The schedule of payments, beginning from October 12, 2004, the date the joint venture company was successfully established, is as follows:

Due Date	Investment
By Yr. 1 Anniversary	$540,000
By Yr. 2 Anniversary	1,000,000
By Yr. 3 Anniversary	1,510,000
Total	$3,050,000

As at June 30, 2005, the Company has invested $435,080 into the project.

4.	Stockholders’ Equity:

(a)	Escrowed stock:

At December 31, 2004, 213,839 (2003 – 213,839) common shares outstanding were held in escrow.

These shares are releasable from escrow on satisfaction of certain predetermined tests set out by the TSX Venture Exchange related to the generation of positive cash flow from operations. Stock not released from escrow within 10 years of the date of their issuance will be cancelled. Pursuant to the escrow agreements, holders of the stock may exercise all voting rights attached thereto except on a resolution to cancel any of the stock, and have waived their rights to receive dividends or to participate in the assets and property of the Company on a winding-up or dissolution of the Company. For accounting purposes these shares will be recorded at their fair value when the performance measures are satisfied with a charge in an equivalent amount to compensation expense.

(b)	Stock options and stock-based compensation:

A summary of the status of the Company’s stock options at June 30, 2005 and 2004 and changes during the periods ended on those dates is presented below:

	2005		2004
		Weighted average		Weighted average
	Options	exercise price	Options	exercise price
Outstanding, beginning	1,860,000	$0.28	810,000	$0.25
of period
Granted	50,000	0.23	1,050,000	0.30
Exercised	--	--	--	--
Expired/cancelled	(15,000)	0.25	--	--
Outstanding, end of	1,895,000	$0.28	1,860,000	$0.28
period
Options exercisable	1,586,668	$0.27	810,000	$0.25

4.	Stockholders’ Equity (Cont’d):

The fair value of the options granted during the period ended June 30, 2005 is estimated to be $8,318 ($0.17 per option). The fair value has been calculated using the Black-Scholes option pricing model and the following factors: volatility – 90%; risk-free interest rate - 5%; dividend yield – nil; term - five years. As these options vest commencing July 8, 2005, no stock-based compensation expense attributable to them is required to be disclosed.

(c)	Warrants:

As at June 30, 2005, 8,596,585 warrants were outstanding, of which, 1,028,750 expire on August 8, 2005 and the balance of 7,567,835 expire on January 18, 2007. Each warrant is convertible into one common share and exercisable at $0.30 and $0.50 respectively.

(d)	Private Placement:

On January 19, 2005, the Company closed a private placement of 7,567,835 units at a price of $0.30 per unit for a total of $2,270,350. Each unit consisting of one (1) common share and one (1) share purchase warrant, each warrant entitling the holder to purchase one (1) additional common share at a price of US$0.50 per share on or before January 18, 2007.

5.	Related Party Transactions:

In addition to related party transactions disclosed elsewhere in these financial statements:

(a) During the three and six month periods ended June 30, 2005, the Company paid or accrued, geological consulting fees to two directors as follows:

	3 Months Ended June	6 Months Ended June
	30,	30,

2005	$33,464	$63,464
2004	66,050	96,050

The consulting fees are in the normal course of operations and are recorded at their exchange amount which is the price agreed to between the Company and the directors.

(b)

The Company is charged by Pathway Capital Ltd. (Pathway), a company with two common directors, CAD $2,500 per month in consideration for which Pathway provides the Company with advisory services relating to general corporate development, financial matters, raising additional capital, strategic planning and other matters relating to the financial affairs of the Company.

Total fees paid or accrued to Pathway during the three-months ended June 30, 2005 were as follows:

	3 Months Ended June	6 Months Ended June
	30,	30,

2005	$5,944	$12,059
2004	5,456	11,145

5.	Related Party Transactions (Cont’d):

In addition, Pathway charges the Company CAD $1,100 per month for rent and other administrative services on a cost recovery basis as follows:

	3 Months Ended June	6 Months Ended June
	30,	30,

2005	$15,664	$30,001
2004	NIL	NIL

6.	Financial Instruments and Risk Management:

(a)	Fair values:

The carrying amounts of cash and cash equivalents, amounts receivable and accounts payable and accrued liabilities approximate their fair values due to their ability for prompt liquidation or short-term to maturity. The fair value of payables, including note payables, to related parties is not readily determinable due to the lack of a ready market for such indebtedness.

(b)	Foreign currency risk:

Foreign currency risk is the risk to the Company’s earnings that arises from fluctuations in foreign currency exchange rates, and the degree of volatility of these rates. The Company does not yet have any sales, and accordingly, foreign exchange risk arises solely from the cash balances held in and costs incurred in China.

7.	Subsequent Event

On July 19, 2005 the Company elected to terminate the co-operative agreements on its Dongchuan and Gongguo projects. All unexpended amounts paid to the co-operative companies will be returned to the Company and all rights to the property will be returned to Yunnan Nonferrous Mining and Geology Ltd. Before the unexpended amounts are returned, the Company has agreed to pay a termination fee of approximately $48,000. After giving effect to the termination, the Company will own 100% of the property interests.

8.	Comparative Figures

The comparative figures for the three and six month periods ended June 30, 2004 have been reclassified from that previously presented to reflect adjustments, made in the third quarter of 2004, to recognize certain expenses regarding its joint venture interests.

APPENDIX I

Text of Continuation Special Resolutions

The following special resolutions, if approved by two-thirds (2/3s) or more of the holders of the issued shares entitled to vote on the issue at the meeting of the company (the “Continuation Special Resolutions”), authorizes Luna Gold to complete the Continuation of Luna Gold out of Wyoming and the Continuation of Luna Gold into Canada (the “Continuation”).

“WHEREAS the Company proposes to transfer out of the State of Wyoming under the jurisdiction of the Wyoming Business Corporation Act (“WBCA”) and continue into Canada (the “Continuation”) under the jurisdiction of the Canada Business Corporations Act (the “CBCA”); AND WHEREAS the management proposes to present Continuation Special Resolutions to the shareholders at the special meeting with respect to the Continuation and may subsequently decide that it is not in the best interests of the Company to proceed with such matters; RESOLVED, as Continuation Special Resolutions, that:

1.
the Company be hereby authorized to make application to the Wyoming Secretary of State (the “Wyoming Secretary”) for approval of the proposed transfer of the Company out of Wyoming and to the Director under the CBCA (the “Canadian Director”) for approval of the proposed continuation of the Company into Canada continuing the Company as if it had been incorporated under the CBCA;

2.
the Company approve and, upon the Continuation, adopt the Articles of Continuance (the “Articles of Continuance”) in the form approved by the directors of the Company, a copy of which is attached hereto as Schedule A, the Articles of Continuance to come into effect when the Canadian Director issues a Certificate of Continuation continuing the Company as if it had been incorporated under the CBCA and the Wyoming Secretary issues a Certificate of Transfer to transfer the Company out of the State of Wyoming;

3.
the Company approve and, upon the Continuation, adopt the Bylaws (the “Canadian Bylaws”) in the form approved by the directors of the Company, a copy of which is attached hereto as Schedule B, the Canadian Bylaws to come into effect when the Canadian Director issues a Certificate of Continuation continuing the Company as if it had been incorporated under CBCA and the Wyoming Secretary issues a Certificate of Transfer to transfer the Company out of the State of Wyoming;

4.
the directors of the Company be hereby authorized, in their discretion, to abandon or amend the application for Continuation of the Company under the CBCA without further approval of the shareholders; and

5.
the directors and officers of the Company, or any one of them, be hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company or otherwise, all such documents, agreements and other writings as may be required to give effect to the true intent of these special resolutions.”

Schedule A to Appendix I

Industry Canada	Industrie Canada	FORM 11	FORMULE 11
		ARTICLES OF CONTINUANCE	CLAUSES DE PROROGATION
Canada Business	Loi canadienne sur les	(SECTION 187)	(ARTICLE 187)
Corporations Act	sociétés par actions

1 Name of Corporation	2 Taxation Year End
	M	D
Luna Gold Corp.	12	31

3 The province or territory in Canada where the registered office is to be situated

Province of British Columbia

4 The classes and the maximum number of shares that the corporation is authorized to issue

Unlimited common shares

5 Restrictions, if any, on share transfers

None

6 Number (or minimum and maximum number) of directors

Minimum of three (3) and maximum of ten (10)

7 Restrictions, if any, on business the corporation may carry on

None

8 (1) If change of name effected, previous name
N/A

(2) Details of incorporation

Incorporated under the laws of British Columbia on June 24, 1986 under the name Belcarra Resources Ltd. On October 12, 1994 the Corporation changed its name to Belcarra Motors Corp. under the Company Act (British Columbia). On September 10, 1997 the Corporation changed its name to Predator Ventures Ltd. under the Company Act (British Columbia). The Corporation was subsequently continued under the Wyoming Business Corporation Act on July 14, 1999. On November 15, 1999 the Corporation changed its name to WW.BROADCAST.NET Inc. under the Wyoming Business Corporation Act. On August 7, 2003 the Corporation changed its name to Luna Gold Corp. under the Wyoming Business Corporation Act.

9 Other provisions, if any
See Schedule "A" attached hereto.

Signature	Printed Name	10 Capacity of	11 Tel No.

FOR DEPARTMENTAL USE ONLY

IC 3247 (2004/12)

Schedule "A"

The directors of the Corporation may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting of the Corporation, but the number of additional directors cannot at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

Schedule B to Appendix I

Bylaws of Luna Gold Canada

BY-LAW NUMBER 1

◆, 2005

A by-law relating generally to the conduct of the business and affairs of:

LUNA GOLD CORP.

(hereinafter called the "Corporation")

IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

1.                        INTERPRETATION

1.01                    In the by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)
"Act" means the Canada Business Corporations Act, as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b)	"appoint" includes "elect" and vice versa;

(c)
"Articles" means the original or restated articles of incorporation, articles of amendments, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution or articles of revival of the Corporation and includes any amendments thereto;

(d)	"board" means the board of directors of the Corporation;

(e)	"by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(f)	"meeting of shareholders" includes an annual or other general meeting of shareholders and a special meeting of shareholders;

(g)
"Regulations" means the regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

(h)
"signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by virtue of section 3.01 of this by-law or by a resolution passed pursuant thereto;

(i)	"special meeting of shareholders" includes a meeting of any class or classes of shareholders.

Save as aforesaid, all terms which are contained in the by-laws of the Corporation and which are defined in the Act or the Regulations shall, unless the context otherwise specifies or requires, have the meanings given to such terms in the Act or the Regulations. Words importing the singular number include the plural and vice versa; the masculine shall include the feminine; and the word "person" shall include an individual, partnership, association, body corporate, trustee, executor, administrator and legal representative. Headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

2.                         BANKING AND SECURITIES

2.01                     Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of power as the board may from time to time prescribe or authorize.

2.02                      Voting Rights in Other Bodies Corporate

The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the person signing or arranging for them. In addition, the board may direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

3.                          EXECUTION OF INSTRUMENTS

3.01                      Authorized Signing Officers

Unless otherwise authorized by the directors, all material deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two of the president, chairman of the board, any vice-president, any director, secretary, treasurer, any assistant secretary or any assistant treasurer or any other person holding an office created by by-law or by the board. In addition, the board may from time to time direct the manner in which the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same, but no instrument is invalid merely because the corporate seal is not affixed thereto.

3.02                      Cheques, Drafts and Notes

All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the board may from time to time designate by resolution.

4.                         DIRECTORS

4.01                     Number

The board shall consist of such number of directors as is not less than the minimum nor more than the maximum number of directors provided in the articles and as shall be fixed from time to time by resolution of the shareholders, or if not so fixed, shall be the number of directors elected as directors at the immediately preceding annual meeting of the shareholders of the Corporation.

4.02                      Election and Term

Subject to the articles or a unanimous shareholder agreement the election of directors shall take place at each annual meeting of shareholders and all of the directors then in office, unless elected for a longer period of time (not to exceed the close of the third (3rd) annual meeting of shareholders following election), shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, subject to the articles or a unanimous shareholder agreement, be the number of directors then in office, or the number of directors whose terms of office expire at the meeting, as the case may be, except that if cumulative voting is not required by the articles and the articles otherwise permit, the shareholders may resolve to elect some other number of directors. Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. If the articles provide for cumulative voting, each director elected by shareholders (but not directors elected or appointed by creditors or employees) ceases to hold office at the annual meeting and each shareholder entitled to vote at an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by him multiplied by the number of directors he is entitled to vote for, and he may cast all such votes in favour of one candidate or distribute them among the candidates in any manner.

If he has voted for more than one candidate without specifying the distribution among such candidates, he shall be deemed to have divided his votes equally among the candidates for whom he voted.

4.03                         Removal of Directors

Subject to the Act and the articles, the shareholders may by ordinary resolution passed at a special meeting remove any director from office, except a director elected by employees or creditors pursuant to the articles or a unanimous shareholder agreement, and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board. Provided, however, that if the articles provide for cumulative voting, no director shall be removed pursuant to this section where the votes cast against the resolution for his removal would, if cumulatively voted at an election of the full board, be sufficient to elect one or more directors.

4.04                          Consent

A person who is elected or appointed a director is not a director unless:

(a)	he was present at the meeting when he was elected or appointed and did not refuse to act as a director, or

(b)	if he was not present at the meeting when he was elected or appointed:

(i)	he consented in writing to act as a director before his election or appointment or within ten (10) days after it, or

(ii)	he has acted as a director pursuant to the election or appointment.

4.05                    Vacation of Office

A director of a corporation ceases to hold office when:

(a)	he dies or resigns;

(b)	he is removed in accordance with the Act; or

(c)	he becomes disqualified under the Act.

4.06                     Committees of Directors

The directors may appoint from among their number one or more committees of the board , howsoever designated, and subject to the Act may delegate to such committee any of the powers of the directors except those which pertain to the items which, under the Act, a committee of the board has no authority to exercise. A committee may be comprised of one director.

4,07                      Advisory Bodies

The directors may from time to time appoint advisory bodies as they may deem advisable.

4.08                      Transaction of Business of Committee

Subject to the provisions of this by-law with respect to participation by telephone or other electronic means of conference, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all of the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada and may be called by any one member of the committee giving notice in accordance with the by-laws governing the calling of directors' meetings.

4.09                        Procedure

Unless otherwise determined herein or by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

4.10                         Remuneration and Expenses

The directors shall be paid such remuneration for their services as the board may from time to time determine and shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.11                  Vacancies

Subject to the provisions of the Act, if a quorum of the board remains in office, the board may fill a vacancy in the board, except:

(a)	a vacancy resulting from an increase in the number or a minimum number of directors; or

(b)	a failure to elect the number or minimum number of directors required by the articles.

In the absence of a quorum of the board, or if the board is not permitted to fill such vacancy, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

4.12                    Alternate Directors

Any director may by instrument in writing delivered to the Corporation appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present unless the directors shall have reasonably disapproved the appointment of such person as an alternate director and shall have given notice to that effect to the director appointing the alternate director within a reasonable time after delivery of such instrument to the Corporation. Every such alternate shall be entitled to notice of meetings of the directors and to attend and vote as a director at a meeting at which the person appointing him is not personally present, and, if he is a director, to have a separate vote on behalf of the director he is representing in addition to his own vote. A person may be appointed as an alternate for more than one director and shall have a separate vote for each director so represented. A director may at any time in writing by instrument, telegram, telex, facsimile or any method of transmitting legibly recorded messages delivered to the Corporation revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate shall be payable out of the remuneration of the director appointing him.

4.13                     Attorney

The directors may from time to time by power of attorney or other instrument under seal appoint any person to be the attorney of the Corporation for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these by-laws and excepting the powers of the directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the directors may think fit, and any such appointment may be made in favour of any of the directors or any of the shareholders of the Corporation or in favour of any corporation, or of any of the shareholders, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

5.                         MEETINGS OF DIRECTORS

5.01                      Place of Meetings

Unless the by-laws otherwise provide, the directors may meet at any place.

5.02                    Notice of Meetings

A notice of a meeting of directors shall specify any matter referred to in paragraphs (a) through (j) herein that is to be dealt with at the meeting, but, unless the by-laws otherwise provide, need not specify the purpose of the business to be transacted at the meeting. No committee of directors has authority to:

(a)	submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor;

(c)	issue securities except in the manner and on the terms authorized by the directors;

(d)	declare dividends;

(e)	purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the directors;

(f)	pay a commission for the sale of shares;

(g)	approve a management proxy circular;

(h)	approve a take-over bid circular or directors' circular;

(i)	approve any financial statements to be placed before the shareholders at an annual meeting except the audit committee; or

(j)	adopt, amend or repeal by-laws.

Provided, however, that a director may in any manner waive notice of a meeting and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

For the first meeting of the board of directors to be held immediately following an election of directors or for a meeting of the board of directors at which a director is to be appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

5.03                      Adjourned Meeting

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

5.04                      Calling of the Meetings

Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the president or any two directors may determine. Should more than one of the above-named call a meeting at or for substantially the same time, there shall be held only one meeting and such meeting shall occur at the time and place determined by, in order of priority, the board, the chairman, or the president. Reasonable notice shall be given for any meeting specifying the place, day and hour of such meeting and shall be given by mail, postage prepaid, addressed to each of the directors and alternate directors at his address as it appears on the books of the Corporation or by leaving it at his usual business or residential address or by telephone, telex, facsimile, email or any method of transmitting legibly recorded messages. Accidental omission to give notice of a meeting of directors to, or by the non-receipt of notice by, any director shall not invalidate the proceedings at that meeting.

5.05                    Regular Meetings

The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, and forthwith to each director subsequently elected or appointed, but no other notice shall be required for any such regular meeting except where the Act or this by-law requires the purpose thereof or the business to be transacted thereat to be specified.

5.06                    Chairman

The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board or president. If no such officer is present, the directors present shall choose one of their number or the solicitor of the Corporation to be chairman.

5.07                    Quorum

Subject to the Act, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors holding office or such greater number of directors as the board may from time to time determine.

5.08                    Voting

Questions arising at any meeting of the board of directors shall be decided by a majority of votes, the chairman of the meeting shall be entitled to vote and the chairman shall not have a second or casting vote in the event of an equality of votes.

5.09                    Meeting by Telephone

A director may participate in a meeting of directors or a committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director participating in such a meeting by such means is deemed to be present at the meeting.

5.10                   Resolution in Lieu of Meeting

Notwithstanding any of the foregoing provisions of this by-law, a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or a committee of directors or their alternates is as valid as if it had been passed at a meeting of the directors or a committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing.

5.11                   Seconds

No resolution proposed at a meeting of directors need be seconded, and the chairman of any meeting may move or propose a resolution.

6.                        PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.01                    Conflict of Interest

A director or officer shall not be disqualified by his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or a subsidiary thereof.

Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, if necessary, and if it was fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction.

6.02                    Limitation of Liability

Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer for the time being of the Corporation shall be liable for the acts, neglects or defaults of any other director or officer or employee or for joining in any act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors.

No act or proceeding of any director or officer or the board shall be deemed invalid or ineffective by reason of the subsequent ascertainment of any irregularity in regard to such act or proceeding or the election, appointment or qualification of such director or officer or board.

6.03                    Indemnity

Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or proceeding in which the individual is involved because of that association with the Corporation or other entity, if:

(a)
he acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing herein contained shall limit the discretion of the Corporation to indemnify, or limit the right of any person entitled to indemnity to claim indemnity, apart from the provisions of this section 6.03.

6.04                    Insurance

The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.03 against any liability incurred by him:

(a)
in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; and

(b)
in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

7.                        OFFICERS

7.01                    Election or Appointment

Subject to any unanimous shareholder agreement, the board may, from time to time, appoint a chairman of the board, a president, one or more vice-presidents, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Except for a chairman of the board of directors who must be a director, an officer may, but need not be, a director and one person may hold more than one office.

7.02                    Chairman of the Board

The chairman of the board shall, when present, be entitled to preside at all meetings of the board, committees of directors and at all meetings of shareholders.

The chairman of the board shall, subject to the provisions of the Act, have such powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the president.

7.03                    President

The president shall, subject to the authority of the board, have full power to manage and direct the business and affairs of the Corporation and shall be the Chief Executive Officer of the Corporation. Unless he is a director, he shall not preside as chairman at any meeting of directors or of a committee of directors.

7.04                    Vice-President

During the absence or disability of the president, his duties shall be performed and his powers exercised by the vice-president, if there is one, or, if there is more than one, by the vice-president designated from time to time by the board or the president; provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of directors or of a committee of directors. A vice-president shall have such other powers and duties as the board or the president may prescribe.

7.05                    Secretary

The secretary may attend and may be the secretary for meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer may specify.

7.06                    Treasurer

If a treasurer is appointed, the treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions and he shall have such other powers and duties as the board or chief executive officer, if any, or the president may specify.

7.07                    General Manager or Manager

If elected or appointed, the general manager shall have, subject to the authority of the board, the chief executive officer, if any, and the president, full power to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board and/or by the shareholders) and to employ and discharge agents and employees of the Corporation and may delegate to him or them any lesser authority. A general manager or manager shall conform to all lawful orders given to him by the board and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a general manager or manager shall be subject to discharge by the board.

7.08                    Powers and Duties of Other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board, or the chief executive officer, if any, or the president may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer, if any, or the president otherwise directs.

7.09                    Variation of Powers and Duties

The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

7.10                    Vacancies

If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of the president or the secretary, and may, in the case of any other office, appoint a person to fill such vacancy.

7.11                    Remuneration and Removal

The remuneration of all officers appointed by the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

7.12                    Agents and Attorneys

The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.

7.13                    Conflict of Interest

An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 6.01.

7.14                    Fidelity Bonds

The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such forms and with such surety as the board may from time to time determine.

8.                         SHAREHOLDERS' MEETINGS

8.01                    Annual Meetings

Subject to the Act, the annual meeting of shareholders shall be held at such time and on such day in each year and, subject to section 8.03, at such place or places as the board, the chairman of the board or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors if required by the Act or the articles, and for the transaction of such other business as may properly be brought before the meeting.

8.02                    Special Meetings

The board shall have the power to call a special meeting of shareholders at any time.

8.03                    Place of Meetings

Meetings of shareholders shall be held at any place within Canada as the directors may by resolution determine or, if all the shareholders entitled to vote at the meeting so agree or if the articles so provide, outside Canada.

8.04                    Record Date for Notice

The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than fifty (50) days and not less than twenty-one (21) days, as a record date for the determination of shareholders entitled to notice of the meeting. If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the date immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

8.05                    Notice of Meeting

Notice of the time and place of each meeting of shareholders shall be sent not less than twenty-one (21) days and not more than sixty (60) days before the meeting to each shareholder entitled to vote at the meeting, each director and the auditor of the Corporation. Such notice may be sent by mail addressed to, or may be delivered personally to, the shareholder, at his latest address as shown in the records of the Corporation or its transfer agent, to the director, at his latest address as shown in the records of the Corporation or in the last notice filed pursuant to the Act, or to the auditor, at his most recent address as shown in the records of the Corporation or in any other way permitted under the Act. A notice of meeting of shareholders sent by mail to a shareholder, director or auditor in accordance with the above is deemed to be sent on the day on which it was deposited in the mail. A notice of a meeting is not required to be sent to shareholders who are not registered on the records of the Corporation or its transfer agent on the record date as determined according to section 8.04 hereof. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

8.06                    Meeting Held by Electronic Means

If the directors or the shareholders of a corporation call a meeting of shareholders, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the regulations under the Act, if any, entirely or in part by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

8.07                    Right to Vote

Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in section 8.08 hereof, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except to the extent that such person has transferred any of his shares after the record date set pursuant to section 8.04 hereof or, if no record date is fixed, after the date on which the list referred to in section 8.08 is prepared, and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than ten (10) days before the meeting that his name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the close of business on the record date, or if no record date is set, at the close of business on the date preceding the date notice is sent, or where no such notice is given on the day on which the meeting is held, is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

8.08                    List of Shareholders Entitled to Notice

For every meeting of shareholders the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order, and showing the number of shares held by each shareholder. If a record date for the meeting is fixed pursuant to section 8.04 hereof by the board, the shareholders listed shall be those registered at the close of business on the record date. If no record date is fixed by the board, the shareholders listed shall be those listed at the close of business on the day immediately preceding the day on which notice of a meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the place where the meeting is held.

8.09                    Meetings Without Notice

A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(a)
if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

(b)	if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

At such meetings any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to a meeting being held at such place.

8.10                    Waiver of Notice

A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

8.11                    Chairman, Secretary and Scrutineers

The chairman of the board or, in his absence, the president, if such an officer has been elected or appointed and is present, or otherwise a vice-president shall be chairman of any meeting of shareholders. If no such person is present within fifteen (15) minutes from the time fixed for holding the meeting, or if those entitled to be chairman decline to take the chair, the persons present and entitled to vote shall choose one of their number or any other person to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

8.12                    Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

8.13                    Participation in Meeting by Electronic Means

Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the regulations under the Act, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, but only if the Corporation decides to make available such a communication facility. When a vote is to be taken at a meeting of shareholders, the voting may be carried out by means of a telephonic, electronic or other communication facility, if the facility:

(a)	enables the votes to be gathered in a manner that permits their subsequent verification; and

(b)	permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

A person participating in a meeting by such means is deemed to be present at the meeting.

8.14                    Quorum

A quorum at any meeting of shareholders (unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or by any other by-law) shall be not less than one (1) shareholder present in person or represented by proxy or duly authorized representative, representing not less than 10% of the issued and outstanding shares in the capital of the Corporation. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present through the meeting. If within half an hour from the time appointed for a meeting of shareholders a quorum is not present, the meeting, if convened upon requisition by the shareholders shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place but may not transact any other business. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a shareholder or shareholders entitled to attend and vote at the meeting shall be a quorum.

8.15                    Proxyholders and Representatives

Votes at meetings of the shareholders may be given either personally or by proxy; or, in the case of a shareholder who is a body corporate or association, by an individual authorized by a resolution of the board of directors or governing body of the body corporate or association to represent it at a meeting of shareholders of the Corporation, upon producing a certified copy of such resolution or otherwise establishing his authority to vote to the satisfaction of the secretary or the chairman. In addition, any person participating in a meeting of shareholders under section 8.13 hereof and entitled to vote at that meeting may vote, in accordance with the regulations under the Act, if any, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

A proxy shall be executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment of that meeting. A person appointed by proxy need not be a shareholder.

8.16                    Time for Deposit of Proxies

The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

8.17                    Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one the shares jointly held by them.

8.18                    Votes to Govern

Except as otherwise required by the Act, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by a majority of the votes cast and in the event of an equality of votes at any meeting of shareholders either upon a show of hands or upon a ballot together with, if applicable, votes recorded in accordance with the procedures being used for any participants by telephonic, electronic or other means, the chairman shall not have a second or casting vote.

8.19                    Show of Hands

Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands together with the method being used for communicating the votes of those persons participating by telephonic, electronic or other means, unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands together with votes validly recorded by the telephonic, electronic or other means being used, if any, every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of shareholders upon the said question.

8.20                    Ballots

On any question proposed for consideration at a meeting of shareholders, a shareholder, proxyholder or other person entitled to vote may demand and the chairman may require that a ballot be taken either before or upon the declaration of the result of any vote by show of hands. If a ballot is demanded on the election of a chairman or on the question of an adjournment it shall be taken forthwith without an adjournment. A ballot demanded or required on any other question shall be taken in such manner as the chairman shall direct, including the manner in which participants by telephonic, electronic or other means may vote. A demand or requirement for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares that he is entitled to vote at the meeting upon the question, to the number of votes as provided for by the articles or, in the absence of such provision in the articles, to one vote for each share he is entitled to vote. The result of the ballot so taken shall be the decision of the shareholders upon the question.

8.21                    Electronic Voting

Any vote referred to in sections 8.19 or 8.20 hereof may be held, in accordance with the regulations under the Act, if any, entirely or in part by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility.

8.22                    Seconds

No motion proposed at a general meeting need be seconded and the chairman may propose a motion.

8.23                    Adjournment

The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in the same manner as notice for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) days, subsection 149(1) of the Act does not apply.

8.24                    Resolution in Lieu of a Meeting

Except where not permitted in the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and a resolution in writing dealing with all matters required to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at such meeting, satisfies all the requirements of the Act relating to meetings of shareholders. A copy of every such resolution in writing shall be kept with minutes of the meetings of shareholders. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing.

8.25                    Only One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

8.26                    Class Meetings

Unless the Act, the articles or by-laws otherwise provide, the provisions of this by-law relating to meetings shall apply with the necessary changes, and so far as they are applicable, to a class meeting of shareholders holding a particular class of shares.

9.                        SHARES

9.01                    Non-Recognition of Trusts

Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

9.02                    Certificates

The shareholder is entitled at his option to a share certificate that complies with the Act or a non-transferable written acknowledgment of his right to obtain a share certificate from the Corporation in respect of the securities of the Corporation held by him. Share certificates and acknowledgments of a shareholder's right to a share certificate, respectively, shall be in such form as prescribed by the Act and as the Board shall from time to time approve. A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on be half of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced on it.

9.03                    Replacement of Share Certificates

The board or any officer or agent designated by the board may in its or his discretion direct the issuance of a new share certificate or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04                    Joint Holders

The Corporation is not required to issue more than one share certificate in respect of shares held jointly by several persons, and delivery of a certificate to one of several joint holders is sufficient delivery to all. Any one of such holders may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such certificate.

10.                       TRANSFER OF SECURITIES

10.01                    Registration of Transfer

If a share in registered form is presented for registration of transfer, the Corporation shall register the transfer if:

(a)	the share is endorsed by an appropriate person, as defined of the Act;

(b)	reasonable assurance is given that the endorsement is genuine and effective;

(c)	the Corporation has no duty to enquire into adverse claims or has discharged any such duty;

(d)	any applicable law relating to the collection of taxes has been complied with;

(e)	the transfer is rightful or is to a bona fide purchaser; and

(f)	the transfer fee, if any, has been paid.

10.02                    Transfer of Shares

Subject to the restrictions, if any, set forth in the articles and the by-laws, any shareholder may transfer any of his shares by instrument in writing executed by or on behalf of such shareholder and delivered to the Corporation or its transfer agent. The instrument of transfer of any share of the Corporation shall be in the form, if any, on the back of the Corporation's share certificates or in such other form as the directors may from time to time approve or accept. If the directors so determine, each instrument of transfer shall be in respect of only one class of share. Except to the extent that the Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of shareholders or a branch register of shareholders in respect thereof.

10.03                    Signature

The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Corporation, its directors, officers and agents to register, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Corporation for the purpose of having the transfer registered, the number of shares if specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

10.04                    Transferee

Neither the Corporation nor any director, officer or agent thereof shall be bound to enquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Corporation for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

10.05                    Instrument of Transfer

Every instrument of transfer shall be executed by the transferor and left at the registered office of the Corporation or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors or the transfer agent or registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer, where the transfer is registered, shall be retained by the Corporation or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

10.06                    Fees

There shall be paid to the Corporation in respect of the registration of any transfer such sum, if any, as the directors may from time to time determine.

10.07                    Shareholder Indebted to the Corporation

If so provided in the articles or by-laws of the Corporation, the Corporation has a lien on a share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation. By way of enforcement of such lien the directors may refuse to permit the registration of a transfer of such share.

10.08                    Transfer Agents and Registrar

The board may from time to time by resolution appoint or remove one or more agents to maintain a central securities' register or registers and a branch securities' register or registers. Agents so appointed may be designated as transfer agent or registrar according to their functions, and a person may be appointed and designated with functions as both registrar and transfer or branch transfer agent. Registration of the issuance or transfer of a security in the central securities' register or in a branch securities' register is complete and valid registration for all purposes.

10.09                    Securities' Registers

A central securities' register of the Corporation shall be kept at its registered office or at any other place in Canada designated by the directors to record the shares and other securities issued by the Corporation in registered form, showing with respect to each class or series of shares and other securities:

(a)	the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

(b)	the number of shares or other securities held by each holder; and

(c)	the date and particulars of the issuance and transfer of each share or other security.

A branch securities' register or registers may be kept either in or outside Canada at such place or places as the directors may determine. A branch securities register shall only contain particulars of securities issued or transferred at that branch. Particulars of each issue or transfer of a security registered in a branch securities' register shall also be kept in the corresponding central securities register.

10.10                   event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities' register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

11.                       DIVIDENDS AND RIGHTS

11.01                    Dividends

Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

11.02                    Dividend Cheques

A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and shall be mailed by prepaid ordinary mail to such registered holder at his address recorded in the Corporation's securities' register or registers unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

11.03                    Non-Receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

11.04                    No Interest

No dividend shall bear interest against the Corporation.

11.05                    Unclaimed Dividends

Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

11.06                    Record Date for Dividends and Rights

The board may fix in advance a date, preceding by not more than fifty (50) days the date for the payment of any dividend, as a record date for the determination of the persons entitled to receive payment of such dividend, provided that, unless waived as provided for in the Act, notice of any such record date is given, not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange in Canada, if any, on which the Corporation's shares are listed for trading. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend shall be at the close of business on the day on which the resolution relating to such dividend is passed by the board.

11.07                    Fractions

Notwithstanding any other provisions of the by-laws, should any dividend result in any shareholders being entitled to a fractional part of a share of the Corporation, the directors shall have the right to pay such shareholders in place of that fractional share, the cash equivalent thereof calculated on the price or consideration for which such shares were or were deemed to be issued, and shall have the further right and complete discretion to carry out such distribution and to adjust the rights of the shareholders with respect thereon on as practical and equitable a basis as possible including the right to arrange through a fiscal agent or otherwise for the sale, consolidation or other disposition of those fractional shares on behalf of those shareholders of the Corporation.

12.                        INFORMATION AVAILABLE TO SHAREHOLDERS

12.01                    Confidential Information

Except as provided by the Act, no shareholder shall be entitled to obtain information respecting any details or conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

12.02                    Conditions of Access to Information

The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or account record of the Corporation except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

12.03                    Registered Office and Separate Records Office

The registered office of the Corporation shall be at a place with in Canada and at such location therein as the board may from time to time determine. The records office will be at the registered office or at such location, if any, within Canada, as the Board may from time to time determine.

13.                        NOTICES

13.01                    Method of Giving Notices

A notice or document required by the Act, the Regulations, the articles or the by-laws to be sent to a shareholder or director of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally to:

(a)	the shareholder at his latest address as shown in the records of the Corporation or its transfer agent; and

(b)	the director at his latest address as shown in the records of the Corporation or in the last notice filed under section 106 or 113.

A notice or document sent by mail in accordance with the foregoing to a shareholder or director of the Corporation is deemed to be received by him at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at the time or at all.

13.02                    Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

13.03                    Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities' register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

13.04                    Non-Receipt of Notices

If a notice or document is sent to a shareholder in accordance with section 13.01 and the notice or document is returned on three (3) consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notice or documents to the shareholder until he informs the Corporation in writing of his new address; provided always, that in the event of the return of a notice of a shareholders' meeting mailed to a shareholder in accordance with section 13.01 of this by-law the notice shall be deemed to be received by the shareholder on the date deposited in the mail notwithstanding its return.

13.05                    Omissions and Errors

Subject to the Act, the accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

13.06                    Signature on Notices

Unless otherwise specifically provided, the signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

13.07                    Waiver of Notice

If a notice or document is required by the Act or the Regulations, the articles, the by-laws or otherwise to be sent, the sending of the notice or document may be waived or the time for the notice or document may be waived or abridged at any time with the consent in writing of the person entitled to receive it.

14.                        MISCELLANEOUS

14.01                    Directors to Require Surrender of Share Certificates

The directors in office when a Certificate of Continuance is issued under the Act are hereby authorized to require the shareholders of the Corporation to surrender their share certificates, or such of their share certificates as the directors may determine, for the purpose of cancelling the share certificates and replacing them with new share certificates that comply with the Act, in particular, replacing existing share certificates with share certificates that are not negotiable securities under the Act. The directors in office shall by resolution under this section 14.01 shall in their discretion decide the manner in which they shall require the surrender of existing share certificates and the time within which the shareholders must comply with the requirement and the form or forms of the share certificates to be issued in place of the existing share certificates. The directors may take such proceedings as they deem necessary to compel any shareholder to comply with a requirement to surrender his share certificate or certificates pursuant to this section. Notwithstanding any other provision of this by-law, but subject to the Act, the directors may refuse to register the transfer of shares represented by a share certificate that has not been surrendered pursuant to a requirement under this section.

14.02                    Financial Assistance to Shareholders, Employees and Others

The Corporation may give financial assistance by means of a loan, guarantee or otherwise:

(a)	to any person in the ordinary course of business if the lending of money is part of the ordinary business of the Corporation;

(b)	to any person on account of expenditures incurred or to be incurred on behalf of the Corporation;

(c)	to a holding body corporate if the Corporation is a wholly-owned subsidiary of the holding body corporate;

(d)	to a subsidiary body corporate of the Corporation; or

(e)	to employees of the Corporation or any of its affiliates:

(i) to enable or assist them to purchase or erect living accommodation for their own occupation; or

(ii) in accordance with a plan for the purchase of shares of the Corporation or any of its affiliates to be held by a trustee;

and, subject to the Act:

(f)	to any shareholder, director, officer or employee of the Corporation or of an affiliated corporation or to an associate of any such person for any purpose; or

(g)	to any person for the purpose of or in connection with a purchase of a share issued or to be issued by the Corporation or an affiliated corporation.

14.03                    Severability

The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

DATED the ____ day of ____________, 2005.

SIGNED ON BEHALF OF AND BY ORDER OF THE BOARD OF DIRECTORS BY:

President	Secretary

Bylaws of Luna Gold Canada

BY-LAW NUMBER 2

, 2005

A by-law respecting the borrowing of money by the Corporation.

1.         In addition to, and without limiting such powers which the Corporation may by law possess, the directors of the Corporation may from time to time without authorization of the shareholders,

(a)	borrow money upon the credit of the Corporation;

(b)	limit or increase the amount to be borrowed;

(c)	issue, reissue, sell or pledge bonds, debentures, notes or other securities of the Corporation;

(d)	issue, sell or pledge such bonds, notes, debentures or other securities or debt obligations for such sums and at such prices as may be deemed expedient, and

(e)
secure such debentures, or other securities, or any other present or future borrowing or liability of the Corporation, by mortgage, hyothec, charge or pledge of all or any currently owned or subsequently acquired real and personal, movable and immovable property of the Corporation, and the undertaking and rights of the Corporation.

2.
The directors may from time to time by resolution delegate all or any of the powers conferred on them by paragraph 1 of this by-law to any director or directors, or officer or officers of the Corporation to the full extent thereof or such lessor extent as the directors may in any such resolution provide.

3.
The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the Corporation possessed by its directors or officers independently of a borrowing by-law.

ENACTED as of the ________day of _____________, 2005.

SIGNED ON BEHALF OF AND BY ORDER OF THE BOARD OF DIRECTORS BY:

President	Secretary